Exhibit 4.3

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

THE OTHER GUARANTORS PARTY HERETO

AND

GLAS TRUST COMPANY LLC

AS TRUSTEE AND NOTES COLLATERAL AGENT

SENIOR SECURED EXCHANGEABLE NOTES DUE 2030

INDENTURE

DATED AS OF JULY 24, 2025

i

v

Exhibit A	Provisions Relating to Notes

Appendix I	Form of Notes

Exhibit B	Form of Certificate to Be Delivered in connection with Transfers Pursuant to Regulation S

Exhibit C	Form of Supplemental Indenture to Add Guarantors

Exhibit D	Form of Notice of Exchange

Schedule 4.17(a)	Mortgage Matters

Schedule 4.17(b)	Control Agreements

INDENTURE, dated as of July 24, 2025, among MUVICO, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), the Guarantors party hereto from time to time and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”).

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party hereto agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of (i) the Company’s Senior Secured Exchangeable Notes due 2030 issued on the date hereof in an initial aggregate principal amount of $194,380,980 (the “Initial Notes”) and the guarantees thereof by the Guarantors and (ii) if and when issued, additional notes (“Additional Notes”) that may be offered from time to time subsequent to the Issue Date, including as provided for in Section 2.01(b) of this Indenture, and the guarantees thereof by the Guarantors:

Article I.
Definitions and Incorporation by Reference

Section 1.01      Definitions.

“1.25 Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is junior in priority to the Liens on Collateral of the Muvico Group Entities securing the Term Loan Obligations, (y) secured by a Lien that is pari passu in priority with the Liens on Collateral of the Muvico Group Entities securing the Exchangeable Notes Obligations (but without regard to control of remedies) and (z) secured by a Lien that is senior in priority to the Liens on Collateral of the Muvico Group Entities securing any other Indebtedness (or guarantee thereof) in respect of borrowed money, bonds, debentures, notes or similar instruments.

“1.5 Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is junior in priority to the Liens on Collateral of the Muvico Group Entities securing the Term Loan Obligations and the Exchangeable Notes Obligations, (y) secured by a Lien that is pari passu in priority with the Liens on Collateral of the Muvico Group Entities securing the 2029 AHG Secured Notes Obligations (but without regard to control of remedies) and (z) secured by a Lien that is senior in priority to the Liens on Collateral of the Muvico Group Entities securing any other Indebtedness (or guarantee thereof) in respect of borrowed money, bonds, debentures, notes or similar instruments.

“2029 AHG Secured Notes” means the Senior Secured Notes due 2029 issued pursuant to the 2029 AHG Secured Notes Indenture.

“2029 AHG Secured Notes Collateral Agent” has the meaning assigned to such term in the definition of “2029 AHG Secured Notes Indenture”.

“2029 AHG Secured Notes Indenture” means the Indenture dated as of July 24, 2025, pursuant to which the 2029 AHG Secured Notes were issued, between Muvico, AMC, the other guarantors party thereto and CSC Delaware Trust Company, as trustee and as notes collateral agent (the “2029 AHG Secured Notes Collateral Agent”).

“2029 AHG Secured Notes Obligations” means the “Secured Obligations” (solely for this purpose, as defined in the 2029 AHG Secured Notes Indenture (as in effect on the date hereof)).

“2029 Secured Notes” means AMC’s 7.500% First Lien Secured Notes due 2029 issued pursuant to the 2029 Secured Notes Indenture in an aggregate principal amount of $360,000,000 as of the Issue Date (after giving effect to the Permitted Transactions) issued pursuant to the 2029 Secured Notes Indenture.

“2029 Secured Notes Indenture” means the Indenture dated as of February 14, 2022, governing the 2029 Secured Notes, by and among AMC, the guarantors party thereto and U.S. Bank National Association, as the initial trustee and collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“2029 Secured Notes Obligations” means the “Secured Obligations” (solely for this purpose, as defined in the 2029 Secured Notes Indenture (as in effect on the date hereof)).

“Adjusted Treasury Rate” means, as of any redemption date, (i) the weekly average for each Business Day during the most recent week that has ended at least two (2) Business Days prior to such redemption date (or in the case of satisfaction and discharge, two (2) Business Days prior to the deposit with the Trustee or Paying Agent) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or the applicable information is not applicable thereon, any publicly available source of similar market data as selected by the Company in good faith)) most nearly equal to the period from the redemption date to July 31, 2027 (if no maturity is within three months before or after July 31, 2027, yields for the two (2) published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date as determined by the Company, in each case calculated on the third Business Day immediately preceding the redemption date, plus, in the case of each of clauses (i) and (ii), 0.50%.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Alcohol Management Agreements” means:

(a)            that certain Alcohol Management Agreement, dated as of July 22, 2024, by and among the Company and Multi-Cinema with respect to the management of certain alcoholic beverage operations in the State of New York at the theatres named therein;

(b)            that certain Alcohol Management Agreement, dated as of July 22, 2024, by and among the Company and Multi-Cinema with respect to the management of certain alcoholic beverage operations in the State of California at the theatres named therein;

(c)            those certain Amended and Restated Sublease Agreements, dated as of July 22, 2024, by and among the Company and an affiliate of Multi-Cinema with respect to the facilities utilized for certain food and beverage operations in the State of Florida at the theatres identified on Schedule II-C to the Management Services Agreement;

(d)            those certain Amended and Restated Alcohol Sublease Agreements, dated as of July 22, 2024, by and among the Company and an affiliate of Multi-Cinema with respect to the facilities utilized for certain alcoholic beverage operations in the State of Texas at the theatres identified on Schedule II-B to the Management Services Agreement; and

(e)            future agreements substantially similar in form and substance to those specified in clauses (iii) and (iv) above with respect to new theatres located in Florida and Texas, respectively, in each case, as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22.

“AMC” means AMC Entertainment Holdings, Inc.

“AMC Group” means AMC and its subsidiaries (other than the Muvico Group).

“AMC Group First Lien Pari Passu Intercreditor Agreement” means the intercreditor agreement, dated as of April 24, 2020, among, as of the date hereof, the 2029 Secured Notes Collateral Agent, the Existing Exchangeable Notes Collateral Agent, the 2029 AHG Secured Notes Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent, AMC, the other grantors party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented (including by joinder agreements) or otherwise modified from time to time.

“AMC Group First Lien Priority Intercreditor Agreement” means an intercreditor agreement providing for the subordination of the Liens on the Collateral of the AMC Group securing any applicable Indebtedness to the Liens on the Collateral of the AMC Group securing the Exchangeable Notes Obligations on terms substantially similar to the Muvico Group First Lien Priority Intercreditor Agreement and/or otherwise on market terms reasonably acceptable to the Notes Collateral Agent.

“AMC Group Guarantee” means the guarantee of payment of the Notes and this Indenture provided by the AMC Group Obligors pursuant to Article XI.

“AMC Group Obligors” means AMC, Multi-Cinema, AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other member of the AMC Group that guarantees the Obligations under the Term Loan Credit Agreement, the 2029 AHG Secured Notes, the 2029 Secured Notes and/or the Existing Exchangeable Notes (in each case, including as may be refinanced, restructured, refunded, replaced or exchanged from time to time) from time to time.

“AMC Group Security Agreement” has the meaning assigned to such term in the definition of “Security Agreement”.

“Applicable Intercreditor Agreement” means, in each case, to the extent in effect at the relevant time of determination and applicable, as the context may require:

(a)            for any Obligations having First Lien Priority with respect to any assets of the AMC Group constituting Collateral, the AMC Group First Lien Pari Passu Intercreditor Agreement and, if then in effect, the AMC Group First Lien Priority Intercreditor Agreement;

(b)            for any Obligations having Junior Lien Priority with respect to any assets of the AMC Group constituting Collateral, the AMC Group First Lien Priority Intercreditor Agreement;

(c)            for any Obligations having First Lien Priority with respect to any assets of the Muvico Group constituting Collateral, the Muvico Group First Lien Priority Intercreditor Agreement and, if then in effect, the Muvico Group 1.5 Lien Priority Intercreditor Agreement;

(d)            for any Obligations having 1.25 Lien Priority with respect to any assets of the Muvico Group constituting Collateral, the Muvico Group 1.25 Lien Pari Passu Intercreditor Agreement (with respect to the Exchangeable Notes Obligations only, if then in effect), and, if then in effect, the Muvico Group First Lien Priority Intercreditor Agreement, the Muvico Group 1.25 Lien Priority Intercreditor Agreement, the Muvico Group 1.5 Lien Priority Intercreditor Agreement and any other applicable Junior Lien Intercreditor Agreement;

(e)            for any Obligations having 1.5 Lien Priority with respect to any assets of the Muvico Group constituting Collateral, the Muvico Group 1.25 Lien Priority Intercreditor Agreement and, if then in effect, the Muvico Group First Lien Priority Intercreditor Agreement, the Muvico Group 1.5 Lien Priority Intercreditor Agreement, and any other applicable Junior Lien Intercreditor Agreement;

(f)            for any Obligations not described in the foregoing clause (e) having Junior Lien Priority with respect to Collateral of the Muvico Group Entities, an applicable Junior Lien Intercreditor Agreement and, if then in effect, the Muvico Group 1.5 Lien Priority Intercreditor Agreement.

“Applicable Premium” means, at any redemption date, the excess of (i) the present value at such redemption date of (a) the redemption price of the Notes on July 31, 2027 (as set forth in Section 6 of the Notes) plus (b) all required remaining scheduled interest payments due on the Notes through and including June 15, 2027 (excluding accrued and unpaid interest to the applicable redemption date) plus (c) all interest that would have accrued on the Notes from June 15, 2027 to but not including July 31, 2027 (discounted from July 31, 2027), computed using a discount rate equal to the Adjusted Treasury Rate, over (ii) the principal amount of the Notes on such redemption date.

“Asset Sale” means (i) the sale, transfer, lease, license or other disposition of any asset of any Muvico Group Entity, including of any Equity Interest owned by it, or (ii) the issuance by any Subsidiary of any additional Equity Interest in such Subsidiary (including, in each case, pursuant to a Delaware LLC Division) (each of the foregoing, set forth in clauses (i) and (ii) above, a “Disposition”; “Dispose” shall have the meaning correlative thereto);

in each case, except:

(a)            Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Company and the Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated);

(b)            Dispositions of inventory and other assets in the ordinary course of business;

(c)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under Section 1031 of the Code, or any comparable or successor provision, for like property (excluding any boot thereon) for use in a Similar Business;

(d)            Dispositions of property to Holdings or any Subsidiary (including as a result of a Delaware LLC Division);

(e)            (A) the Disposition of all or substantially all of the assets of Holdings or any Subsidiary in a manner permitted pursuant to Section 5.01, (B) Permitted Investments, (C) Restricted Payments permitted by Section 4.06 or (D) Liens permitted by Section 4.07, in each case, other than by reference to this clause (e);

(f)            [reserved];

(g)            Dispositions of Cash Equivalents in the ordinary course of business;

(h)            [reserved];

(i)            leases, subleases, licenses or sublicenses (including the provision of software under an open source license) (x) expressly permitted hereunder or (y) in the ordinary course of business, in each case that do not materially interfere with the business of Holdings or its Subsidiaries, taken as a whole;

(j)            transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)            [reserved];

(l)            Dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to customary buy/sell arrangements between the applicable joint venture parties set forth in applicable joint venture arrangements or similar binding arrangements;

(m)            Dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Company and the Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority or otherwise required by a Governmental Authority in connection with an acquisition permitted hereunder;

(n)            transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o)            Dispositions of property for Fair Market Value having an aggregate purchase price not to exceed (x) $1,000,000 in any single transaction or series of transactions or (y) when combined with all other Dispositions made pursuant to this clause (o) while this Indenture remains outstanding and in effect, $5,000,000;

(p)            [reserved];

(q)            [reserved];

(r)            the unwinding of any Cash Management Obligations; and

(s)            [reserved].

“Asset Transfer Agreement” means that certain Asset Transfer Agreement, dated as of July 22, 2024, by and among the Company, Multi-Cinema, and Holdings (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Available Cash” means, as of any date of determination, the aggregate amount of cash and Cash Equivalents of Holdings or any Subsidiary to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract binding on Holdings or any of its Subsidiaries.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by an authorized officer of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in New York, New York, or the city in which the Trustee’s office is located are authorized or required to be closed, or, if no Notes are outstanding, the city in which the principal corporate trust office of the Trustee is located.

“Capital Lease Obligations” means an obligation under a lease that would be required to be capitalized in accordance with GAAP as in effect on December 31, 2018; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on December 31, 2018, subject to the proviso in the definition of “GAAP”; for the avoidance of doubt, any obligation relating to a lease that would have been accounted for by such Person as an operating lease as of December 31, 2018 shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of this Indenture.

“Cash Equivalents” means:

(a)            dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by Holdings or any of its Subsidiaries from time to time in the ordinary course of business;

(b)            readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than twenty-four (24) months from the date of acquisition thereof; provided that the full faith and credit of the United States, the United Kingdom or such member nation of the European Union is pledged in support thereof;

(c)            time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (x) or (y) above being an “Approved Bank”), in each case with average maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(d)            commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(e)            repurchase agreements and reverse repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States or any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least one hundred percent (100.0%) of the amount of the repurchase obligations;

(f)            marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)            securities with average maturities of twenty-four (24) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)            investments with average maturities of twenty-four (24) months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)            instruments equivalent to those referred to in clauses (a) through (h) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)            investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)            auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every thirty-five (35) days);

(l)            qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two (2) nationally recognized agencies and provide daily liquidity;

(m)            with respect to any Foreign Subsidiary:

(i)            obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one (1) year after the date of investment therein;

(ii)            certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than twenty-four (24) months from the date of acquisition; and

(iii)            the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(n)            investment funds investing at least ninety percent (90.0%) of their assets in securities of the types described in clauses (a) through (m) above.

“Cash Management Obligations” means obligations of the Company or any of its Subsidiaries in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing.

“Casualty Event” means any event that gives rise to the receipt by the Company or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Exchangeable Notes Obligations.

“Collateral Agent” means (i) with respect to the Term Loan Obligations, the Term Loan Collateral Agent, (ii) with respect to the Exchangeable Notes Obligations, the Notes Collateral Agent, (iii) with respect to the 2029 AHG Secured Notes Obligations, the 2029 AHG Secured Notes Collateral Agent, (iv) with respect to the Existing Exchangeable Notes Obligations, the Existing Exchangeable Notes Collateral Agent, and (v) with respect to the 2029 Secured Notes Obligations, the 2029 Secured Notes Collateral Agent.

“Common Stock” means, subject to the provisions of Article X, the class of Capital Stock of AMC designated as Class A common stock, par value $0.01 per share.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to July 31, 2027, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 31, 2027.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for the redemption date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Collateral Agent” shall have the meaning set forth in the AMC Group First Lien Pari Passu Intercreditor Agreement.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 3 Second Street, Suite 206, Jersey City, NJ 07311, Attention: Account Administrator – Muvico, LLC.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMC US <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may include any of the Holders). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Default” means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Senior Representative” shall have the meaning set forth in the Muvico Group First Lien Priority Intercreditor Agreement.

“Disposition” has the meaning set forth in the definition of “Asset Sale”.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Equity Interests in AMC that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in AMC that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)            is redeemable (other than solely for Equity Interests in AMC that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Notes and Exchangeable Notes Obligations that are accrued and payable and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Company or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Offering” means a public or private sale for cash by AMC (the proceeds of which have been contributed to Holdings or the Company) of AMC’s common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to AMC’s common stock or preferred stock (other than Redeemable Capital Stock), other than public offerings with respect to AMC’s common stock, preferred stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Adjustment Consideration” means a premium in either cash, shares of Common Stock, or a combination of cash and shares of Common Stock, computed as follows:

(i)            if the Company elects to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration pursuant to Section 10.04 in shares of Common Stock, the Company shall deliver (or cause to be delivered) to the exchanging Holder an amount of Common Stock (the “Shares Exchange Adjustment Consideration”) equal to the product of: (i) 1/1000, (ii) the principal amount of Notes subject to such Voluntary Exchange, (iii) the Exchange Adjustment Exchange Rate, and (iv) the then-applicable Exchange Adjustment Percentage;

(ii)            if the Company is required to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration in cash pursuant to Section 6.02 or elects to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration pursuant to Section 10.04 in cash, the Company shall pay (or cause to be paid) to the exchanging Holder in respect of the principal amount of the Notes subject to such Voluntary Exchange (or, as the case may be, each Holder in respect of all Notes held by it), an amount of cash (the “Cash Exchange Adjustment Consideration”) equal to the product of (x) the then-applicable Exchange Adjustment Percentage multiplied by (y) the principal amount of the Notes subject to such Voluntary Exchange or acceleration;

(iii)            if the Company elects to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration pursuant to Section 10.04 through a combination of shares of Common Stock and cash (the “Combination Exchange Adjustment Consideration”), the Company shall deliver and pay (or cause to be delivered or paid) to the exchanging Holder in respect of the (x) portion of the principal amount of the Notes subject to such Voluntary Exchange identified by the Company in the Voluntary Exchange Settlement Notice to receive Shares Exchange Adjustment Consideration, the applicable Shares Exchange Adjustment Consideration and (y) remaining portion of the principal amount of the Notes subject to such Voluntary Exchange, the applicable Cash Exchange Adjustment Consideration (such combination to equal 100% of the total Exchange Adjustment Consideration required to be delivered or paid hereunder to the such exchanging Holder); and

(iv)            if the Company does not timely make an election pursuant to Section 10.04 as to the satisfaction of the Exchange Adjustment Consideration, then the Company shall be deemed to have elected Shares Exchange Adjustment Consideration (and, for the avoidance of doubt, the Company’s failure to timely make such election will not constitute a Default or Event of Default).

“Exchange Adjustment Exchange Rate” means the number of shares of Common Stock that is equal to the quotient of (a) $1,000.00 divided by (b) the product of (i) the Exchange Price multiplied by (ii) 1.10.

“Exchange Adjustment Percentage” means, as applicable:

(i)            prior to July 22, 2027, 21.0%;

(ii)            on or after July 22, 2027 and prior July 22, 2028, 14.0%,

(iii)            on or after July 22, 2028 and prior to July 22, 2029, 7.0%, and

(iv)            on or after July 22, 2029, zero.

“Exchange Adjustment Triggering Event” means (i) the delivery of a Notice of Voluntary Exchange to the Company, which has been properly delivered in accordance with Article X; or (ii) the acceleration of the Notes following an Event of Default, whether automatically or at the election of the Holders; provided that, if such acceleration has been annulled, waived or rescinded in accordance with Section 6.02, such acceleration shall no longer constitute an Exchange Adjustment Triggering Event.

“Exchange Price” means the quotient of (x) $1,000 divided by (y) the Exchange Rate in effect at such time.

“Exchange Rate” means a number shares of Common Stock per $1,000 principal amount of Notes that is equal to the quotient of (x) $1,000 divided by (y) the Unadjusted Exchange Price; provided that, the Exchange Rate is subject to adjustment as set forth in Section 10.06; provided, further, that whenever this Indenture refers to the Exchange Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Exchange Rate immediately after the Close of Business on such date.

“Exchangeability Effective Date” means the date that is one (1) Business Day following the date on which the Exchange Price has been initially determined.

“Exchangeable Notes Documents” means, with respect to the Exchangeable Notes Obligations, this Indenture, the Notes, the Security Documents, the Applicable Intercreditor Agreements and other operative agreements evidencing or governing such Exchangeable Notes Obligations and each other agreement entered into for the purpose of securing such Exchangeable Notes Obligations

“Exchangeable Notes Obligations” means the Obligations in respect of the Notes, this Indenture, the Guarantees and the Security Documents relating to the Notes.

“Exchangeable Notes Secured Parties” means the Trustee (in any capacity hereunder), the Notes Collateral Agent and the Holders.

“Excluded Account” has the meaning assigned to such term in the Muvico Group Security Agreement.

“Excluded Assets” means:

(a)            in respect of the properties and assets of the Muvico Group Entities:

(1)            any fee-owned real property (i) that does not constitute a Material Real Property, (ii) located in a jurisdiction that imposes a mortgage recording tax or similar fee and/or (iii) located in an area determined by FEMA to have special flood hazards;

(2)            all leasehold interests in real property (except to the extent a security interest therein can be perfected by a UCC filing);

(3)            any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the UCC of any applicable jurisdiction), and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction;

(4)            any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Exchangeable Notes Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority, but excluding any prohibition or restriction that is ineffective under the UCC of any applicable jurisdiction, and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction;

(5)            margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than the Company or any Guarantor) under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction, Equity Interests in any Person other than the Company and Wholly Owned Subsidiaries that are Subsidiaries, and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction;

(6)            assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company or one of its Subsidiaries as reasonably determined by the Company in consultation with the Trustee;

(7)            any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(8)            any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Company or any Guarantor) after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition;

(9)            any asset with respect to which the Company has determined in good faith that grant or perfection of a security interest in such asset would reasonably be likely to result in a material and adverse tax consequence to the Company;

(10)            [reserved];

(11)            commercial tort claims with a value of less than $5,000,000 and letter-of-credit rights with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing);

(12)            Vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by a UCC filing);

(13)            any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof (except to the extent a security interest therein can be perfected by a UCC filing);

(14)            any and all assets and personal property owned or held by any Subsidiary that is not a Guarantor;

(15)            [reserved]; and

(16)            any proceeds from any issuance of Indebtedness permitted to be incurred under this Indenture that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose; and

(b)            in respect of the assets and properties of the AMC Group Obligors, “Excluded Assets” as defined in the Term Loan Credit Agreement (as in effect on the date hereof).

Notwithstanding anything to the contrary, any economic value and any proceeds, dividends, distributions and other income, economic interest and economic value, products, substitutions and replacements of Excluded Assets shall be Collateral unless they expressly fall into one of the categories of Excluded Assets set forth above.

“Excluded Subsidiary” means:

(a)            [reserved];

(b)            [reserved];

(c)            any Subsidiary that is prohibited from guaranteeing the Exchangeable Notes Obligations by Requirements of Law or that would require consent, approval, license or authorization of a Governmental Authority (unless such consent, approval, license or authorization has been received);

(d)            any Subsidiary that is prohibited by any of its contractual obligation existing on the Issue Date or on the date such Subsidiary becomes a Subsidiary (other than any contractual obligation incurred in connection with a non-bona fide transaction the primary purpose of which was to cause such Subsidiary to constitute an Excluded Subsidiary and to the extent not incurred in connection with becoming a Subsidiary) (and in each case for so long as such restriction or any replacement or renewal thereof is in effect) from guaranteeing the Exchangeable Notes Obligations;

(e)            [reserved];

(f)            any non-for-profit subsidiaries or any captive insurance companies; and

(g)            any Subsidiary with respect to which the Required Holders and (in good faith) the Company mutually agree that providing a Guarantee would be reasonably likely to result in a material and adverse tax consequence to AMC and its subsidiaries;

provided that it is agreed that as of the Issue Date, there are no Subsidiaries that constituted Excluded Subsidiaries;

provided, further, that in no event will any Person that guarantees or is an obligor under Guarantee Reference Indebtedness constitute an Excluded Subsidiary.

“Existing Exchangeable Notes” means the 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 issued pursuant to the Existing Exchangeable Notes Indenture.

“Existing Exchangeable Notes Collateral Agent” has the meaning assigned to such term in the definition of “Existing Exchangeable Notes Indenture”.

“Existing Exchangeable Notes Indenture” means the Indenture, dated as of July 22, 2024, pursuant to which the Existing Exchangeable Notes were issued, by and among the Company, Holdings, AMC, the other guarantors party thereto and GLAS Trust Company LLC, as trustee and collateral agent (in such capacity, the “Existing Exchangeable Notes Collateral Agent”).

“Existing Exchangeable Notes Obligations” means the “Exchangeable Notes Obligations” (solely for this purpose, as defined in the Existing Exchangeable Notes Indenture (as in effect on the date hereof)).

“Existing Second Lien Notes” means the Company’s 10%/12% Cash/PIK Toggle Second Lien Secured Notes due 2026 issued on July 31, 2020 pursuant to the Second Lien Notes Indenture in the original principal amount of up to $1.46 billion and any additional notes denominated in U.S. Dollars issued pursuant to the Second Lien Notes Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the Existing Second Lien Notes.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s-length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is equal in priority to the Liens on all or any portion of the Collateral (but without regard to control of remedies) securing the Term Loan Obligations and (y) as applicable, subject to each Applicable Intercreditor Agreement.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fundamental Change” means any of the following events:

(i)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than any employee benefit plans of AMC or its wholly owned subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50.0%) of the voting power or economic entitlements of all of the Common Stock;

(ii)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of AMC and its subsidiaries, taken as a whole, to any Person, other than solely to one or more of AMC’s wholly owned subsidiaries; or (ii) any share exchange, exchange offer, tender offer, consolidation or merger of AMC or other similar transaction or series of related transactions, in each case pursuant to which all of the Common Stock is exchanged for, converted into, acquired for, or constitutes the right to receive, other securities, cash or other property; provided, however, that any share exchange, exchange offer, tender offer, consolidation or merger of AMC pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of AMC’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50.0%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (ii);

(iii)            AMC’s stockholders approve any plan or proposal for the liquidation or dissolution of AMC or the Company; or

(iv)            the Common Stock ceases to be listed on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clauses (i) or (ii) above will not constitute a Fundamental Change if at least ninety percent (90.0%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock, ordinary shares or other common equity interests listed (or depositary receipts representing shares of common stock, ordinary shares or other common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Merger Event whose Reference Property consists of such consideration.

“Fundamental Change Repurchase Date” means a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20) Business Days after the Company sends the related Fundamental Change Notice; provided that notwithstanding the foregoing or anything to the contrary provided in this Indenture, the Fundamental Change Repurchase Date will be subject to postponement to the extent necessary to comply with the applicable rules under the Exchange Act.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Appendix I to Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 3.10(g).

“Fundamental Change Repurchase Price” means an amount in cash equal to (a) one hundred percent (100.0%) of the principal amount of the Notes subject to such Repurchase Upon Fundamental Change plus (b) accrued and unpaid interest on such Notes to (but excluding) the applicable Fundamental Change Repurchase Date, subject to Section 3.10(d).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that the Company may elect, as evidenced by a written notice of the Company to the Trustee to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision hereof, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Company or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness or other balance sheet items or income statement items under GAAP with respect to Capital Lease Obligations and any other leases shall be determined in accordance with the definition of “Capital Lease Obligations” and otherwise in accordance with GAAP as in effect on December 31, 2018 (and, in any event, shall exclude the impact on rent expense resulting from the adoption of ASC 842).

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning assigned to such term in the Muvico Group Security Agreement and/or the AMC Group Security Agreement, as context may require.

“guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)            entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means, collectively, (i) the Holdings Guarantee, (ii) each Subsidiary Guarantee, (iii) the AMC Group Guarantee, and (iv) any other guarantee of the Notes and this Indenture in accordance with Section 4.10, in each case, as set forth in Section 11.01.

“Guarantor” means (i) Holdings, (ii) each Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with this Indenture, (iii) each AMC Group Obligor, and (iv) each subsidiary of AMC that provides a Guarantee in accordance with this Indenture; provided that upon the release or discharge of Holdings, a Subsidiary, an AMC Group Obligor or a subsidiary of AMC from its Guarantee, as applicable, in accordance with this Indenture, Holdings, such Subsidiary, such AMC Group Obligor or such subsidiary of AMC, as applicable, shall cease to be a Guarantor.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Holdings Guarantee” means the guarantee of payment of the Notes and this Indenture provided by Holdings pursuant to Article XI.

“Indebtedness” of any Person means, without duplication:

(a)            all obligations of such Person for borrowed money;

(b)            all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)            all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d)            all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within sixty (60) days after being due and payable);

(e)            all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(f)            all guarantees by such Person of Indebtedness of others;

(g)            all Capital Lease Obligations of such Person; and

(h)            all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

provided that the term “Indebtedness” shall not include

(i)            deferred or prepaid revenue,

(ii)           purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller,

(iii)          any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto,

(iv)          Indebtedness of any Parent Entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP,

(v)           accrued expenses and royalties,

(vi)          asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than sixty (60) days and

(vii)         any obligations under any operating leases (as determined under GAAP as in effect on December 31, 2018).

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of the Company and the Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indenture” means this Senior Secured Exchangeable Notes due 2030 Indenture as supplemented from time to time.

“Initial Exchange Price” has the meaning assigned to such term in the Transaction Support Agreement, determined in accordance with Section 2 of the Side Letter.

“Initial Holders” means the parties to the Transaction Support Agreement that receive Initial Notes on the Issue Date.

“Instrument of Contribution” means that certain Instrument of Contribution dated as of July 22, 2024, by and between the Company and Multi-Cinema (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property Assignment Agreement” means that certain Intellectual Property Assignment Agreement dated as of July 22, 2024, by and between Multi-Cinema, as assignor, and the Company, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Intellectual Property License Agreement” means that certain Intercompany License Agreement dated as of July 22, 2024, by and between the Company, as licensor, and Multi-Cinema, as licensee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Intercompany Agreements” means the Management Services Agreement, the Intellectual Property License Agreement, the Asset Transfer Agreement, the Lease Assignment Agreements, the Intellectual Property Assignment Agreement, the Instrument of Contribution, the Alcohol Management Agreements and the Owned Property Deeds.

“Intercreditor Agreements” means (a) the AMC Group First Lien Pari Passu Intercreditor Agreement, (b) upon the effectiveness thereof, the AMC Group First Lien Priority Intercreditor Agreement, (c) the Muvico Group First Lien Priority Agreement Intercreditor Agreement, (c) the Muvico Group 1.25 Lien Priority Intercreditor Agreement, (d) upon the effectiveness thereof, the Muvico Group 1.25 Lien Pari Passu Intercreditor Agreement, (e) the Muvico Group 1.5 Lien Priority Intercreditor Agreement, and (f) upon the effectiveness thereof, any other applicable Junior Lien Intercreditor Agreement.

“Interest Adjustment Date” means December 10, 2025.

“Interest Payment Date” means each June 15 and December 15 occurring prior to the Maturity Date, commencing December 15, 2025, and the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of

(a)            the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person,

(b)            a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and the Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any rollover or extensions of terms) and, in each case, made in the ordinary course of business) or

(c)            the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person.

The amount, as of any date of determination, of

(i)            any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof,

(ii)            any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer,

(iii)            any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any cash payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and

(iv)            any Investment (other than any Investment referred to in clauses (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person, in each case, shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Person retained.

For purposes of the definition of “Permitted Investments”, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that, pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Issue Date” means July 24, 2025.

“Joint Venture” means any bona fide joint ventures in which (x) the Company or any of its Subsidiaries is invested and (y) at least one third party that is not an Affiliate of Holdings or any of its Subsidiaries holds Equity Interests.

“Junior Indebtedness” means any Indebtedness (other than in respect of any intercompany Indebtedness owing to the Company or any of its Subsidiaries permitted hereunder) of the Company or any of its Subsidiaries that has Junior Lien Priority relative to, and/or is subordinated in right of payment to, the Notes, including without limitation any Indebtedness having Junior Lien Priority with respect to the Collateral of the Muvico Group Entities but not the AMC Group Obligors.

“Junior Lien Intercreditor Agreement” means the Muvico Group 1.25 Lien Priority Intercreditor Agreement, the Muvico Group 1.5 Lien Priority Intercreditor Agreement, the AMC Group First Lien Priority Intercreditor Agreement and/or any other intercreditor agreement governing the lien priority of secured obligations in respect of secured Indebtedness having Junior Lien Priority vis-à-vis the Exchangeable Notes Obligations.

“Junior Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is junior in priority to the Liens on the Collateral securing the Exchangeable Notes Obligations and (y) subject to each Applicable Intercreditor Agreement.

“JV Preferred Equity Interests” means preferred Equity Interests (other than Disqualified Equity Interests) issued to and held by any Joint Venture partner after the Issue Date.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the shares of Common Stock on such Trading Day as reported in composite transactions for the New York Stock Exchange (or other principal U.S. national or regional securities exchange on which the Common Stock is then listed).

“Lease Assignment Agreements” means those certain (a) Master Lease Assignment Agreement dated as of July 22, 2024, by and between Multi-Cinema, as assignor, and the Company, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22) and (b) each other Lease Assignment and Assumption Agreement dated as of July 22, 2024, by and between Multi-Cinema, as assignor, and the Company, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidity” means Available Cash of Holdings and its Subsidiaries.

“Management Services Agreement” means that certain Management Services Agreement, dated as of July 22, 2024, by and among the Company, Holdings and Multi-Cinema (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of Holdings and any of its Subsidiaries, taken as a whole, (b) the ability of the Company and the Guarantors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

“Material Property” means assets, including intellectual property, (x) owned by AMC or its subsidiaries (other than Holdings or any of its Subsidiaries) that is material to the business, operations, assets, or financial condition of AMC and its subsidiaries (other than Holdings or any of its Subsidiaries), taken as a whole, or (y) owned by Holdings or any of its Subsidiaries that is material to the business, operations, assets, or financial condition of Holdings and its Subsidiaries, taken as a whole.

“Material Real Property” means, as of any date of determination, (x) each fee owned parcel of real property owned by (or committed to be transferred to) Holdings or the Subsidiaries as of the Issue Date and (y) each fee owned parcel of real property owned by AMC, Holdings, the Company or any Guarantor having a fair market value equal to or in excess of $5,000,000. For the purpose of determining the relevant value under this Indenture with respect to the preceding sentence, such value shall be determined as of (a) the Measurement Date for real property owned as of the Measurement Date, (b) the date of acquisition for real property acquired after the Measurement Date or (c) the date on which the entity owning such real property becomes a Guarantor after the Measurement Date, in each case as reasonably determined by the Company. Notwithstanding anything to the contrary contained herein, to the extent any real property owned by any member of the Muvico Group is subject to a Mortgage on the Issue Date in favor of the Designated Senior Representative, such real property shall be deemed to constitute Collateral and shall not be required to be subject to a Mortgage in favor of the Notes Collateral Agent.

“Maturity Date” means April 30, 2030.

“Measurement Date” means the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Exchangeable Notes Obligations.

“Mortgaged Property” means each parcel of Material Real Property and the improvements thereon with respect to which a Mortgage shall be granted pursuant to Section 4.17.

“Multi-Cinema” means American Multi-Cinema, Inc., a Missouri corporation.

“Muvico Group” means, collectively, (a) Holdings and its Subsidiaries, including the Issuer, and (b) AMC Theatres of UK Limited.

“Muvico Group 1.25 Lien Pari Passu Intercreditor Agreement” means an intercreditor agreement in a reasonable and customary form, to be entered into following the incurrence of any 1.25 Lien Priority Indebtedness permitted hereunder (other than Exchangeable Notes Obligations) and which shall provide that the priority of the Liens on Collateral of the Muvico Group securing the Exchangeable Notes Obligations and the Liens on the Collateral of the Muvico Group securing such other 1.25 Lien Priority Indebtedness shall be of equal ranking, by and among the Notes Collateral Agent, Holdings, the Company, the other grantors from time to time party thereto, the holders (or the agent or trustee therefor) in respect of such other 1.25 Lien Priority Indebtedness and each additional agent from time to time party thereto, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Muvico Group 1.25 Lien Priority Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, among the Notes Collateral Agent, the 2029 AHG Secured Notes Collateral Agent, Holdings, the Company, the other grantors from time to time party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Muvico Group 1.5 Lien Priority Intercreditor Agreement” means that certain Amended and Restated First Lien/Second Lien Intercreditor Agreement, dated as of the Issue Date, among the Term Loan Collateral Agent, the Notes Collateral Agent, the 2029 AHG Secured Notes Collateral Agent, the Existing Exchangeable Notes Collateral Agent, Holdings, the Company, the other grantors from time to time party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Muvico Group Entities” means Holdings, the Company, and each of their respective Subsidiaries.

“Muvico Group First Lien Priority Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, among the Term Loan Collateral Agent, the Notes Collateral Agent, the 2029 AHG Secured Notes Collateral Agent, Holdings, the Company, the other grantors party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Muvico Group Security Agreement” has the meaning assigned to such term in the definition of “Security Agreement”.

“Net Proceeds” means, with respect to any event,

(a)            the proceeds received in respect of such event in cash or Cash Equivalents, including

(i)            any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received,

(ii)            in the case of a casualty, insurance proceeds that are actually received and

(iii)            in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received,

minus

(b)            the sum of

(i)            all fees and out-of-pocket expenses paid by the Company and the Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees),

(ii)            in the case of an Asset Sale,

(A)	any funded escrow established pursuant to the documents evidencing any Asset Sale to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Company and/or any Subsidiaries receives cash in an amount equal to the amount of such reduction,

(B)	the amount of all payments that are permitted hereunder and are made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than the Notes or any other First Lien Priority Indebtedness) secured by such asset or otherwise subject to mandatory prepayment as a result of such event,

(C)	the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Company and the Subsidiaries as a result thereof and

(D)	the amount of any liabilities directly associated with such asset and retained by the Company or the Subsidiaries and

(iii)            the amount of all taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Proceeds in the amount of such reduction.

“Notes” means the Initial Notes, the Additional Notes (if any) and the PIK Notes.

“Notes Collateral Agent” means GLAS Trust Company LLC, as collateral agent for the holders of the Notes under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.

“Obligations” means any principal, interest (including any interest, fees, or expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, or expenses is an allowed claim under applicable state, federal or foreign law and including, for the avoidance of doubt, PIK Interest), any Exchange Adjustment Consideration (with respect to the Notes), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Odeon” means AMC UK Holding Limited.

“Odeon Group” means Odeon and its Subsidiaries.

“Odeon Holdco” means AMC EMEA Holdings, LLC.

“Odeon Holdco Intercompany Loan” means the $200,000,000 promissory note issued by Odeon to the Company, dated as of July 22, 2024, secured by a pledge of one hundred percent (100.0%) of the Capital Stock of Odeon owned by Odeon Holdco from time to time (the “Odeon Share Pledge”).

“Odeon Holdco Intercompany Loan Payoff” means the repayment in full to the Company of the principal amount and accrued interest then owing under the Odeon Holdco Intercompany Loan.

“Odeon Residual Debt Amount” means, as of any date of determination, the aggregate principal amount of Indebtedness for borrowed money of Odeon Holdco, its subsidiaries, and any parent entity of Odeon Holdco that is not a Guarantor (other than (i) the Odeon Holdco Intercompany Loan and (ii) any unsecured Indebtedness solely among AMC and/or members of the AMC Group that are Wholly Owned Subsidiaries of AMC).

“Odeon Share Pledge” has the meaning assigned to such term in the definition of “Odeon Holdco Intercompany Loan”.

“Odeon Notes” means those 12.75% Senior Secured Notes due 2027 issued pursuant to the Odeon Indenture in the original principal amount of $400,000,000.

“Offer to Purchase” means a Fundamental Change Repurchase Right.

“Officer” means the chief executive officer, chief marketing officer, chief financial officer, president, vice president, treasurer or assistant treasurer, secretary or assistant secretary, or other similar officer, manager or a director of the Company or any Guarantor, as applicable, and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof.

“Officer’s Certificate” means a certificate signed by an Officer.

“Open of Business” means 9:00 a.m., New York City Time.

“Opinion of Counsel” means a written opinion of counsel to the Company licensed in any State of the United States of America and applying the laws of such State or any other Person reasonably satisfactory to the Trustee.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Owned Property Deeds” has the meaning ascribed to such term in the Asset Transfer Agreement.

“parent” has the meaning assigned to such term in the definition of “subsidiary”.

“Parent Entity” means any Person that is a direct or indirect parent of the Company (including, for the avoidance of doubt, AMC).

“Permitted Encumbrances” means:

(a)            Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than sixty (60) days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)            Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)            Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)            Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e)            easements, encumbrances, rights-of-way, reservations, restrictions, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f)            Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 6.01(g);

(g)            Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Company or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 4.05;

(h)            rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i)            Liens arising from precautionary UCC financing statements or any similar filings made in respect of operating leases entered into by the Company or any of its subsidiaries.

“Permitted Existing Debt Retirements” means redemptions or purchases of AMC’s Existing Second Lien Notes, 5.875% Senior Subordinated Notes due 2026 and 6.125% Senior Subordinated Notes due 2027 by the Company or AMC.

“Permitted Investments” means the following:

(a)            Investments that were Cash Equivalents at the time made;

(b)            the Odeon Holdco Intercompany Loan;

(c)            Investments (i) by Holdings or any Subsidiary in Holdings, the Company or any Subsidiary Guarantor (including as a result of a Delaware LLC Division), (ii) by any Subsidiary that is not a Guarantor in any other Subsidiary that is also not a Guarantor, (iii) [reserved] and (iv) by Holdings or any Subsidiary in Subsidiaries that are not Subsidiary Guarantors so long as such Investment is part of a series of substantially simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Subsidiary Guarantors.

(d)            Investments consisting of prepayments to suppliers in the ordinary course of business;

(e)            Investments consisting of extensions of trade credit in the ordinary course of business;

(f)            Investments existing on the date hereof by Holdings or any Subsidiary in any Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as otherwise permitted under this Indenture;

(g)            purchases of 2029 AHG Secured Notes and 2029 Secured Notes with Equity Interests (other than Disqualified Equity Interests) or the proceeds of Equity Interests (other than Disqualified Equity Interests);

(h)            promissory notes and other non-cash consideration received in connection with Asset Sales permitted under Section 4.16 or any other disposition not constituting an Asset Sale;

(i)            [reserved]

(j)            Investments in Joint Ventures with a valid operational purpose, as determined in good faith by an officer of the Company and certified to the Trustee in an Officer’s Certificate, so long as after giving pro forma effect to such Investment, the aggregate amount of all consideration paid in connection with all Investments made in reliance on this clause (j) after the Issue Date (including the aggregate principal amount of all Indebtedness assumed in connection with any such other investment or acquisition), shall not exceed $10,000,000 in aggregate;

(k)            Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l)            Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)            cash loans and cash advances to a Parent Entity (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to a Parent Entity (or such parent) in accordance with Section 4.06(b)(viii);

(n)            other Investments (other than Investments in any AMC Group Obligor or any of its subsidiaries (other than any Muvico Group Entity)), so long as after giving pro forma effect to such Investment, the aggregate amount of all consideration paid in connection with all investments and acquisitions made in reliance on this clause (n) after the Issue Date (including the aggregate principal amount of all Indebtedness assumed in connection with any such other investment or acquisition), shall not exceed $25,000,000 in aggregate;

(o)            Investments in a Person if as a result of such Investment, such Person becomes a Subsidiary Guarantor;

(p)            advances of payroll payments to employees in the ordinary course of business;

(q)            Investments and other acquisitions to the extent that payment for such Investments is made with Equity Interests of AMC or in an amount equal to the cash proceeds of an Equity Offering; provided that any amounts used for such an Investment or other acquisition that are not Equity Interests of AMC shall otherwise be permitted pursuant hereunder;

(r)            Investments of a Subsidiary acquired after the Issue Date or of a Person merged or consolidated with any Subsidiary in accordance with the provisions of this Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)            non-cash Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the security interests of the Holders in the Collateral, taken as a whole, would not be materially impaired;

(t)            Investments consisting of Liens, Indebtedness, consolidation, dispositions and Restricted Payments permitted (other than by reference to this clause (s)) under Sections 4.05, 4.06, 4.07, 4.09 and 5.01, respectively, in each case, other than by reference to this clause (s);

(u)            Investments in Odeon Holdco and its subsidiaries (x) solely to fund the business operations thereof, (y) in the ordinary course of business and consistent with past practices and (z) not for the purposes of materially reducing the value of the Collateral or disadvantaging the Holders in respect of their rights as creditors relative to other creditors;

(v)            to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(w)            [reserved];

(x)            [reserved];

(y)            [reserved];

(z)            Investments in accordance with the terms of the Intercompany Agreements;

(aa)      Investments consisting of advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable; and

(bb)      Investments consisting of refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business.

“Permitted Liens” means:

(i)            (A) Liens securing the Notes and (B) Liens (junior in priority to the Liens on the Collateral securing the Exchangeable Notes Obligations) securing Indebtedness permitted to be incurred pursuant to Section 4.05(b)(ix); provided that, the Indebtedness incurred pursuant to Section 4.05(b)(ix) shall have Junior Lien Priority;

(ii)            Permitted Encumbrances;

(iii)            Liens securing Indebtedness permitted to be incurred pursuant to Section 4.05(b)(viii) and any Refinancing Indebtedness in respect thereof, which Liens may have First Lien Priority or lesser priority vis-à-vis the Liens on the Collateral securing the Exchangeable Notes Obligations;

(iv)            Liens securing Capital Lease Obligations permitted to be incurred pursuant to Section 4.05(b)(vii);

(v)            leases, licenses, subleases or sublicenses granted to others that, when taken together, do not (A) interfere in any material respect with the business of the Company and the Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vi)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)            Liens (A) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking industry;

(viii)            Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition), (B) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien or (C) with respect to escrow deposits consisting of the proceeds of Indebtedness (and related interest and fee amounts) otherwise permitted pursuant to Section 4.05 in connection with customary redemption terms relating to escrow arrangements, and contingent on the consummation of any Investment, disposition or Restricted Payment permitted under this Indenture;

(ix)            Liens securing Indebtedness incurred pursuant to Section 4.05(b)(xix), Section 4.05(b)(xxiii), Section 4.05(b)(xxiv) or Section 4.05(b)(xxv), in each case, that are junior in priority to the Liens on the Collateral of the Muvico Group Entities securing the Exchangeable Notes Obligations;

(x)            (A) Liens granted by a Subsidiary that is not a Guarantor in favor of Holdings, the Company or any Subsidiary Guarantor and (B) Liens granted by the Company or any Guarantor in favor of the Company or any Subsidiary Guarantor;

(xi)            [reserved];

(xii)          any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Company or any of the Subsidiaries and rights of landlords thereunder;

(xiii)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Company or any of the Subsidiaries in the ordinary course of business;

(xiv)         Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of “Cash Equivalents”;

(xv)          [reserved];

(xvi)         Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(xvii)        ground leases in respect of real property on which facilities owned or leased by the Company or any of the Subsidiaries are located;

(xviii)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)         [reserved];

(xx)           other Liens securing obligations other than Indebtedness for borrowed money; provided that at the time of incurrence of the obligations secured thereby (after giving pro forma effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed $20,000,000;

(xxi)          Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder (including Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions);

(xxii)        [reserved];

(xxiii)       (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xxiv)       [reserved];

(xxv)        Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company’s or such Subsidiary’s client at which such equipment is located;

(xxvi)        security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business;

(xxvii)      [reserved];

(xxviii)     [reserved];

(xxix)        [reserved];

(xxx)         [reserved];

(xxxi)        [reserved];

(xxxii)       (A) Liens on Equity Interests in Joint Ventures; provided that any such Lien is in favor of a creditor of such Joint Venture and such creditor is not an Affiliate of any partner to such Joint Venture and (B) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Company or any Subsidiary in Joint Ventures;

(xxxiii)      with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the title policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Notes Collateral Agent with respect to such Material Real Property;

(xxxiv)     Liens securing Permitted Refinancing of Indebtedness permitted pursuant to Section 4.05(b)(xxii); provided that (i) no such Lien extends to any property or asset of the Company or any Subsidiary that did not secure the Indebtedness being refinanced other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien and (B) subject to Section 4.10 and Section 4.17, in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in each case, permitted by Section 4.05 the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon and (ii) if such Liens are consensual Liens on the Collateral, then the holders of such Indebtedness or their authorized representative shall enter into or become party to, in the case of Permitted Refinancing of Indebtedness permitted pursuant to Sections 4.05(b)(ii), (viii), (ix), (xix), (xxiii), (xxiv) and (xxv), each Applicable Intercreditor Agreement, and shall, other than in the case of Permitted Refinancing of Indebtedness permitted pursuant to Section 4.05(b)(ii) (which may have First Lien Priority on the Collateral of AMC Group securing the Exchangeable Notes Obligations and 1.25 Lien Priority on the Collateral of Muvico Group securing the Exchangeable Notes Obligations or, in either case, lesser priority) and Section 4.05(b)(viii) (which may have First Lien Priority or lesser priority vis-à-vis the Liens on the Collateral securing the Exchangeable Notes Obligations), have Junior Lien Priority.

“Permitted Transactions” means the “Transactions”, as defined in the Transaction Support Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Qualified Reinvestment” means, as to the application of the proceeds of any Asset Sale or Casualty Event (x) the acquisition, construction, improvement or upgrade of tangible capital assets useful in the business of the Muvico Group Entities as of the Issue Date (including under the applicable Intercompany Agreements as in effect on the date hereof), and excluding, for the avoidance of doubt, maintenance capital expenditures and the funding of operating and corporate expenses, and (y) permitted acquisitions (or similar permitted investments in third parties); provided that, in each case of the foregoing, to the extent such cash proceeds are from a disposition of Collateral, such assets in which such reinvestment is made shall be pledged as Collateral pursuant to the terms of the Exchangeable Notes Documents.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the Maturity Date or is mandatorily redeemable at the option of the holder thereof at any time prior to such Maturity Date (except for any such Capital Stock that would be required to be redeemed or is redeemable at the option of the holder if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock), or is convertible into or exchangeable for debt securities at any time prior to such Maturity Date at the option of the holder thereof.

“Reference Treasury Dealer” means any three nationally recognized investment banking firms selected by the Company that are primary dealers of Government Securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue with respect to the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding the redemption date.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 3.10.

“Required Holders” means, at any time, the Holders of at least a majority in principal amount of the Notes outstanding at such time (exclusive of Notes then owned by the Company or any of its Affiliates).

“Required Shareholder Approval” means the approval of AMC’s shareholders required to increase the authorized number of shares of Common Stock by no less than such number as would permit the Notes issued hereunder (including, for the avoidance of doubt, the Initial Notes and the Consent Fee Notes, and all PIK Notes that may be issued in respect of the Initial Notes and the Consent Fee Notes through the Maturity Date) to be exchangeable on the terms set forth in Article X herein, assuming for such purposes the maximum number of shares of Common Stock that could be issued hereunder following determination of the Unadjusted Exchange Price.

“Required Supermajority Holders” means, at any time, the Holders of at least 80.0% of the principal amount of the Notes outstanding at such time (exclusive of Notes then owned by the Company or any of its Affiliates).

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is junior in priority to the Liens on Collateral of the Muvico Group Entities securing the Term Loan Obligations, the Exchangeable Notes Obligations and the 2029 AHG Secured Notes Obligations, and pari passu in priority with the Liens on Collateral of the Muvico Group Entities securing the Existing Exchangeable Notes Obligations (but without regard to control of remedies) and (y) subject to each Applicable Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means (i) that certain Security Agreement, dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Notes Collateral Agent (the “Muvico Group Security Agreement”) and (ii) that certain Security Agreement, dated as of the Issue Date, among the AMC Group Obligors and the Notes Collateral Agent (the “AMC Group Security Agreement”).

“Security Documents” means, collectively, the Security Agreement, any control agreements required under the Exchangeable Notes Documentation, the other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the UCC of the relevant states) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed, replaced or otherwise modified from time to time.

“Shareholder Funding” means any unsecured loan or funding provided by AMC or its subsidiaries to Holdings or its Subsidiaries required in connection with any “anti-hoarding” obligations under Section 6.13 of the Term Loan Credit Agreement (as in effect on the date hereof), which shall be subordinated to the Notes, and for which any payment thereon must comply with Section 4.06 hereunder.

“Side Letter” means that certain Letter Agreement, dated as of July 1, 2025, by and among the Company, AMC and the Initial Holders.

“Significant Subsidiary” means any subsidiary that, or any group of subsidiaries that, taken together, as of the last day of the fiscal quarter of AMC most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of ten percent (10.0%) of the consolidated revenues or total assets, as applicable, of AMC for such quarter; provided that solely for purposes of the Events of Default under Sections 6.01(f) and (g), each Subsidiary forming part of such group is subject to an Event of Default under one or more of such clauses.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Subsidiaries on the Issue Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“Soft Call Trigger Price” means the product of (a) the Exchange Price, multiplied by (b) 1.10.

“Stated Maturity”, when used with respect to any note, loan or other instrument evidencing Indebtedness, or any installment of interest thereof, means the date specified in such note, loan, or other instrument evidencing Indebtedness, as the fixed date on which the principal of such note, loan or other instrument evidencing Indebtedness, or such installment of interest, is due and payable.

“subsidiary” of any person means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50.0%) of the equity or more than fifty percent (50.0%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50.0%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings (including the Company) or, to the extent so specified, of the Company.

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes and this Indenture by a Subsidiary of Holdings (other than the Company) pursuant to Article XI and any supplemental indenture applicable thereto, and, collectively, all such guarantees. Each such Subsidiary Guarantee will be in the form prescribed in this Indenture.

“Subsidiary Guarantor” means each Subsidiary of Holdings (other than the Company) that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon the release or discharge of a Subsidiary in accordance with this Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Term Loan Collateral Agent” means the “Collateral Agent” (solely for this purpose, as defined in the Term Loan Credit Agreement).

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as a borrower, AMC, as a borrower, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

“Term Loan Documents” means the “Loan Documents” (solely for this purpose, as defined in the Term Loan Credit Agreement (as in effect on the date hereof)).

“Term Loan Obligations” means the “Loan Document Obligations” (solely for this purpose, as defined in the Term Loan Credit Agreement (as in effect on the date hereof)).

“Trading Day” means any day on which trading in Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day. A Trading Day will not include after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Transaction Support Agreement” means the Transaction Support Agreement made and entered into as of July 1, 2025, by and among AMC, the Company and the consenting secured parties party thereto, as amended, supplemented or otherwise modified and in effect from time to time.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Note Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unadjusted Exchange Price” means the average of the Daily VWAPs during the period following receipt of the Required Shareholder Approval separately agreed among the Company and the Initial Holders; provided that (A) in the event that the average of the Daily VWAPs during such period is less than $1.50, the Unadjusted Exchange Price shall be $1.50 and (B) in the event that the average of the Daily VWAPs during such period is greater than $2.75 (or, if less, the Initial Exchange Price), the Unadjusted Exchange Price shall be $2.75 (or, if less, the Initial Exchange Price).

“U.S. Dollars” and the symbol “$” each mean currency of the United States of America.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth (1/12)) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person, all of the Capital Stock (other than directors’ qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02      Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.16(b)
“Action”	12.08(b)
“Additional Notes”	Preamble and Exhibit A
“Applicable Proceeds”	4.16(b)
“Asset Sale Proceeds Application Period”	4.16(b)
“ATM Availability Date”	Article IV-B(c)
“ATM Restricted Period”	Article IV-B(c)
“Cash Exchange Adjustment Consideration”	10.04(a)(ii)
“Cash Interest”	2.14(a)
“CERCLA”	12.08
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C or D Distribution”	10.06(c)
“Combination Exchange Adjustment Consideration”	10.04(a)(iii)
“Commitment Application Period”	4.16(b)
“Confirmed Outstanding Share Number”	10.15
“Consent Fee Notes”	2.01(b)
“covenant defeasance option”	8.01(c)
“Depository”	Exhibit A
“Distributed Property”	10.06(c)
“effective date”	10.06(a)
“Event of Default”	6.01
“Exchange Agent”	2.04
“Exchange Consideration”	10.03(c)
“Exchange Date”	10.03
“exchange record date”	10.13
“Fundamental Change Notice”	3.09(e)
“Fundamental Change Repurchase Right”	3.09(a)
“Global Note”	Exhibit A
“Guarantor Obligations”	11.01
“Guarantee Reference Indebtedness”	4.10
“Initial Lien”	4.07
“Initial Notes”	Preamble and Exhibit A
“legal defeasance option”	8.01(c)
“Legal Holiday”	13.08
“Merger Event”	10.12(a)
“Notice of Voluntary Exchange”	10.02(a)
“obligor”	1.03
“Ownership Limitation”	10.15(a)
“Paying Agent”	2.04
“Permitted Paydown Asset Sales”	4.16(a)
“Permitted Refinancing”	4.05(b)
“PIK Interest”	2.14(c)

Term	Defined in Section
“PIK Notes”	2.14(c)
“PIK Payment”	2.14(c)
“Purchase Date”	3.08
“QIB”	Exhibit A
“Received Dividend”	10.06
“Reference Property”	10.12(a)
“Refinancing Indebtedness”	4.05(b)(xxii)
“Registrar”	2.04
“Related Person”	12.08(b)
“Reported Outstanding Share Number”	10.15(a)
“Restricted Payments”	4.06(a)
“Securities Custodian”	Exhibit A
“Security Document Order”	12.08(r)
“Shares Exchange Adjustment Consideration”	10.04(a)(i)
“Special Interest Payment Date”	2.11
“Special Mandatory Redemption Date”	3.08(c)
“Special Mandatory Redemption Election Notice”	3.08(b)
“Special Mandatory Redemption End Date”	3.08(b)
“Special Mandatory Redemption Price”	3.08(b)
“Special Mandatory Redemption Trigger Date”	3.08(b)
“Special Record Date”	2.11
“Soft Call”	3.04(a)
“Soft Call Date”	3.04(b)(ii)
“Soft Call Notice”	3.04(b)
“Soft Call Notice Date”	3.04(b)
“Soft Call Redemption Price”	3.04(a)
“Soft Call Trigger”	3.04(a)
“Surviving Entity”	5.01(a)
“Spin-Off”	10.06(c)
“TIA”	1.03
“Trigger Event”	10.06(c)
“unit of Reference Property”	10.12(a)
“Valuation Period”	10.06(c)
“Voluntary Exchange”	10.01(a)
“Voluntary Exchange Notice Date”	10.02(a)
“Voluntary Exchange Settlement Notice”	10.03(a)

Section 1.03      Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (“TIA”), the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them. Notwithstanding any other provision in this Indenture, no obligation or requirement under the Trust Indenture Act shall be applicable to the Company or any Guarantor.

Section 1.04      Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(g)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

Article II.
The Notes

Section 2.01      Amount of Notes; Additional Notes.

(a)            All Notes shall be substantially identical in all respects other than issue prices, issuance dates, first interest payment amount, first interest payment date and denominations. Additional Notes may be issued from time to time by the Company, subject to compliance with Section 4.05 and the other provisions of this Indenture, without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes; provided that such Additional Notes will not be issued with the same CUSIP number as the Initial Notes unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes; provided, further, that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.05(b)(ii). All Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

(b)            In the event that the Required Shareholder Approval is not obtained within one hundred eighty (180) days of the Issue Date, the Company shall promptly issue $15,000,000 aggregate principal amount of Additional Notes (the “Consent Fee Notes”) to the Initial Holders, pro rata based on the percentage of outstanding Notes held by each such Initial Holder as of the Issue Date and rounded to the nearest $1.00 increment.

(c)            Subject to Section 2.03, the Trustee shall authenticate the Initial Notes for original issue on the Issue Date in the aggregate principal amount of $194,380,981. With respect to any Additional Notes issued after the Issue Date, there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(i)            [reserved];

(ii)           the aggregate principal amount of such Additional Notes that may be authenticated and delivered under this Indenture (which shall be calculated without reference to any Additional Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Additional Notes pursuant to Section 2.07 or 2.09 or Exhibit A or any Additional Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(iii)          the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(iv)          if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositories for such Global Notes, the form of any legend or legends that shall be borne by any such Global Notes in addition to or in lieu of that set forth in Appendix I to Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Exhibit A in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, and any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Note or a nominee thereof.

(d)            If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the trust indenture supplemental hereto setting forth the terms of the Additional Notes

Section 2.02      Form and Dating.

Provisions relating to the Notes are set forth in Exhibit A, which is hereby incorporated in and expressly made part of this Indenture. The Notes and the Trustee’s certificate of authentication and any PIK Notes shall be substantially in the form of Appendix I to Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Without limiting the generality of the foregoing, Notes offered and sold to QIBs in reliance on Rule 144A and “institutional accredited investors,” as such term is defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, shall include the form of assignment set forth in Appendix I to Exhibit A and Notes offered and sold in offshore transactions in reliance on Regulation S (other than Notes offered on the Issue Date) shall include the form of certificate set forth in Exhibit B. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix I to Exhibit A are part of the terms of this Indenture.

Section 2.03      Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, solely to the extent permitted or required by the terms of this Indenture, the Company may deliver (i) Additional Notes and (ii) PIK Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officer’s Certificate for the authentication and delivery of such Additional Notes or PIK Notes, as applicable, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties, indemnities or immunities under the Notes and this Indenture.

Section 2.04      Registrar, Paying Agent and Exchange Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”) or for exchange for Common Stock (the “Exchange Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more registrars for so long as the Notes are held in registered form, and one or more co-registrars. The initial Paying Agent will be GLAS Trust Company LLC.

The initial Registrar and transfer agent for the Notes will be GLAS Trust Company LLC.

The initial Exchange Agent will be GLAS Trust Company LLC.

The Registrars and the transfer agents will maintain a register reflecting ownership of Notes in the form of Definitive Notes (as defined in Exhibit A) outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Notes on behalf of the Company. Each transfer agent shall perform the functions of a transfer agent.

The Company may change any Paying Agent, Exchange Agent, Registrar or transfer agent for the Notes without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent, Exchange Agent or Registrar in respect of the Notes.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or transfer agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Exchange Agent or transfer agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Exchange Agent, Registrar or transfer agent.

Section 2.05      Paying Agent To Hold Money and PIK Notes in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest on any Note is due, the Company shall deposit with the Paying Agent for such Note a sum sufficient to pay such principal and interest so becoming due and/or, if the Company is entitled to pay PIK Interest with respect to an interest payment period as provided for in Section 2.14, increase the principal amount of the Notes to pay any PIK Interest pursuant to a written direction delivered to the Trustee specifying the increase in the Global Note, or in the limited circumstances where the Notes are no longer held in global form, issue PIK Notes to pay any PIK Interest pursuant to an Authentication Order with respect to the PIK Interest to be issued on the applicable Interest Payment Date, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. If the Company or a domestic Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, the Paying Agent (if other than the Company or a domestic Wholly Owned Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.06      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company on its own behalf and on the behalf of each of the Guarantors shall furnish to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

Section 2.07      Replacement Notes. If a mutilated security is surrendered to a Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent for such Note, the Registrar for such Note and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company.

Section 2.08      Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09      Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.10      Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. Any Registrar and any Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act), in accordance with the Trustee’s customary procedures, all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Notes to the Company upon a written direction of the Company. Except as expressly permitted herein, the Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

If the Company or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange of such Notes.

At such time as all beneficial interests in a Global Note have either been exchanged for definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Securities Custodian with respect to such Global Note to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.11      Defaulted Interest. Upon the occurrence and continuance of an Event of Default, all due and unpaid Exchangeable Notes Obligations shall bear interest at a rate per annum equal to three percent (3.0%) in excess of the interest rate applicable to the Notes (plus interest on such defaulted interest at such rate, to the extent lawful), which interest shall be payable in cash. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date (not less than thirty (30) days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such defaulted interest, which date shall be not more than fifteen (15) days and not less than ten (10) days prior to the Special Interest Payment Date and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.02, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such defaulted interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on such Special Record Date and shall no longer be payable.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.12      CUSIP Numbers or ISINs. The Company in issuing the Notes may use “CUSIP” numbers, “ISINs” or other similar numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, “ISINs” or other similar numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number, “ISIN” or other similar number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number, ISIN or other similar numbers.

Section 2.13      Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date, until the principal hereof is due.

Section 2.14      Payment of Interest; Issuance of PIK Notes; Notice of PIK Interest.

(a)            The Company shall, in accordance with the remainder of this Section 2.14, pay interest on the Notes at an aggregate rate of 8.00% per annum, which rate shall increase to 13.00% per annum from and after the Interest Adjustment Date (with notice to the Trustee), to the extent that the Required Shareholder Approval has not been obtained by AMC on or prior to such date; provided that, notwithstanding the foregoing, from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has been obtained by AMC (i.e., from and after the later to occur of the Interest Adjustment Date and the date that the Required Shareholder Approval has been obtained by AMC), the Company shall pay interest on the Notes at a rate of 1.50% per annum.

(b)            The Company shall pay interest on the Notes in cash (“Cash Interest”) at a rate of 6.00% per annum, which rate shall increase to 9.50% per annum from and after the Interest Adjustment Date (with notice to the Trustee), to the extent that the Required Shareholder Approval has not been obtained by AMC on or prior to such date; provided that, notwithstanding the foregoing, from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has been obtained by AMC (i.e., from and after the later to occur of the Interest Adjustment Date and the date that the Required Shareholder Approval has been obtained by AMC), the Company shall pay interest on the Notes in cash at a rate of 1.50% per annum.

(c)            The Company shall pay interest on the Notes in kind, in accordance with this Section 2.14(c) (“PIK Interest” and each in-kind payment of PIK Interest, a “PIK Payment”), at a rate of 2.00% per annum, which rate shall increase to 3.50% per annum from and after the Interest Adjustment Date (with Notice to the Trustee), to the extent that the Required Shareholder Approval has not been obtained by AMC on or prior to such date; provided that, notwithstanding the foregoing, from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has been obtained by AMC (i.e., from and after the later to occur of the Interest Adjustment Date and the date that the Required Shareholder Approval has been obtained by AMC), no PIK Interest shall be payable. PIK Interest on the Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

(i)            PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (y) with respect to Notes not represented by Global Notes, by issuing Notes (rounded up to the nearest whole dollar) (“PIK Notes”), having the same terms and conditions as the Notes, in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period, and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes for original issuance to applicable Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note, and references to the “principal” or “principal amount” of the PIK Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment.

(ii)           The calculation of PIK Interest will be made by the Company or on behalf of the Company by such Person as the Company shall designate, and such calculation and verifying the correctness thereof shall not be a duty or obligation of the Trustee. Notwithstanding anything in this Indenture or the Notes to the contrary, the payment of accrued and unpaid interest (including interest that would otherwise be PIK Interest when paid) in connection with any redemption of Notes as described in Section 5 of the Notes or Section 3.08 or purchase of the Notes as described in Section 3.10 shall, in each case, be made solely in cash.

(d)            Interest in accordance with the provisions set forth above shall be deemed to accrue on the Notes from and after July 1, 2025, notwithstanding the Issue Date.

Section 2.15      Exchange and Cancellation of Notes to Be Exchanged.

(a)            If only a portion of a Definitive Note of a Holder is to be exchanged pursuant to Article X, then, as soon as reasonably practicable after such Definitive Note is surrendered for such exchange, the Company will cause such Definitive Note to be exchanged for (i) one or more Definitive Notes that are in amounts of $1.00 or whole multiples of $1.00 in excess thereof and have an aggregate principal amount equal to the principal amount of such Definitive Note that is not to be so exchanged and deliver such Definitive Note(s) to such Holder; and (ii) a Definitive Note having a principal amount equal to the principal amount to be so exchanged, which Definitive Note will be exchanged pursuant to the terms of this Indenture; provided, however, that the Definitive Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such exchange is deemed to cease to be outstanding pursuant to Section 2.08.

(b)            If a Definitive Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.15(a)) of a Holder is to be exchanged pursuant to Article X, then, promptly after the later of the time such Definitive Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.08 and the time such Definitive Note is surrendered for such exchange (i) such Definitive Note will be canceled pursuant to Section 2.10; and (ii) in the case of a partial exchange, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Definitive Notes that (x) are in amounts of $1.00 or whole multiples of $1.00 in excess thereof and have an aggregate principal amount equal to the principal amount of such Definitive Note that is not to be so exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required in accordance with Section 2.02.

(c)            If a Global Note (or any portion thereof) is to be exchanged pursuant to Article X, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.08, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so exchanged by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.10).

Article III.
Redemption

Section 3.01      Notices to Trustee. Solely to the extent that the Required Shareholder Approval has not been obtained by AMC, the Notes shall be redeemable beginning on the date that is one hundred eighty (180) days following the Interest Adjustment Date, at the redemption prices set forth in Section 6 of the Notes. If the Company elects to redeem the Notes pursuant to Section 6 of the Notes, it shall notify the Trustee in writing of the applicable redemption date, the relevant CUSIPs, the principal amount of Notes to be redeemed, the redemption price and that such redemption is being made pursuant to Section 6 of the Notes.

The Company shall deliver notice to the Trustee of any redemption of the Notes at least fifteen (15) days but not more than sixty (60) days prior to the applicable redemption date, unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein and be permitted hereunder.

Section 3.02      Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed at any time, not more than sixty (60) days prior to the redemption date, the Trustee or the Registrar, as applicable, subject to the customary procedures of the Depository, shall select the Notes to be redeemed pro rata, and if the Depository prescribes no method of selection, then, by lot or by any other method that complies with applicable legal and securities exchange and Depository requirements, if any, and that the Trustee or the Registrar, as applicable, in its sole discretion deems fair and appropriate. The Trustee or the Registrar, (or the Depository) as applicable, shall make the selection from outstanding Notes not previously called for redemption. The Trustee or the Registrar, as applicable, may select for redemption portions of the principal of Notes that have denominations larger than $1.00. Notes and portions of them the Trustee or the Registrar, as applicable, selects shall be in amounts of $1.00, or an integral multiple of $1.00, (but in any event not less than $1.00). Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee or the Registrar, as applicable, shall notify the Company promptly of the Notes or portions of Notes to be redeemed. The Trustee or Registrar shall not be liable for selection made by them under this Section.

Section 3.03      Notice of Redemption. At least ten (10) days but not more than sixty (60) days before a date for optional redemption of Notes pursuant to Section 6 of the Notes, the Company shall send a notice of redemption electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC. Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

The notice shall identify the Notes (or portion thereof) to be redeemed (including CUSIP numbers if any) and shall state:

(a)            the redemption date;

(b)            the redemption price;

(c)            the name and address of the Paying Agent;

(d)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e)            that, if fewer than all the outstanding Notes are to be redeemed, or if a Note is to be redeemed in part only, the identification and principal amounts of the particular Notes (or portion thereof) to be redeemed;

(f)            that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(h)            any conditions to such redemption.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section at least fifteen (15) days but not more than sixty (60) days prior to the applicable redemption date, unless the Trustee consents to a shorter period.

Section 3.04      Soft Call.

(a)            At any time from and after the Exchangeability Effective Date, until the Close of Business on the second Trading Day immediately preceding the Maturity Date, the Company shall have the right, at its election, to redeem all (but not less than all) of the outstanding Notes (a “Soft Call”) at a price equal to one hundred percent (100.0%) of the principal amount of the Notes (the “Soft Call Redemption Price”), plus accrued and unpaid interest thereon to, but excluding, the Soft Call Date, but only if the Daily VWAP exceeds the Soft Call Trigger Price for fifteen (15) consecutive Trading Days ending on (and including) the Trading Day immediately before the Soft Call Notice Date (“Soft Call Trigger”).

(b)            If the Company elects to redeem the outstanding Notes pursuant to a Soft Call, the Company will send notice of the Soft Call prior to noon, New York City time (a “Soft Call Notice”; the date of such notice, the “Soft Call Notice Date”; provided that, if the Soft Call Notice is sent after noon, New York City time, the Soft Call Notice Date shall be deemed to be the Business Day immediately following the date of such Soft Call Notice), electronically or by first-class mail, with a copy to (x) the Trustee, (y) each Holder of Notes to the address of such Holder appearing in the notes register and (z) each Initial Holder to the last address of such Initial Holder specified by such Initial Holder to the Company in writing (for purposes of this clause (z), e-mail notice to such Initial Holder being sufficient), and otherwise in accordance with the procedures of DTC. Any Soft Call Notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent described in the Soft Call Notice (“Soft Call Conditions”). In addition, if such Soft Call Notice is subject to satisfaction of one or more Soft Call Conditions, such Soft Call Notice shall state that, in the Company’s discretion, the Soft Call Date may be delayed until such time as any or all such Soft Call Conditions shall be satisfied (or waived by the Company in its sole discretion), or such Soft Call may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Soft Call Date, or by the Soft Call Date so delayed. The Company may provide in such Soft Call Notice that payment of the Soft Call Redemption Price and performance of the Company’s obligations with respect to such Soft Call may be performed by another Person; provided that such Person is a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes. In the event a Soft Call is not completed due to a failure to satisfy (or for the Company to waive) one or more Soft Call Conditions (“Soft Call Condition Failure”), the Company (x) shall send notice to the Holders in accordance with this clause (b), with a copy to the Trustee, stating that a Soft Call Condition Failure has occurred, that the Notes shall not be redeemed on the Soft Call Date and that any Holder that failed to submit a Notice of Voluntary Exchange may still do so and (y) may redeem or attempt to redeem the Notes pursuant to a Soft Call in accordance with this Section 3.04 following any subsequent Soft Call Trigger. Notwithstanding the foregoing, any Holder that has submitted a Notice of Voluntary Exchange may not revoke or rescind such Notice of Voluntary Exchange as a result of a Soft Call Condition Failure.

The Soft Call Notice shall identify the Notes to be redeemed and shall state:

(i)             that the Notes have been called for redemption pursuant to this Section 3.04;

(ii)            the date on which such redemption will occur; provided that, such date shall be a Business Day of the Company’s choosing that is no more than ten (10), nor less than five (5), Business Days after the date of the Soft Call Notice (the “Soft Call Date”); provided, further, that the Soft Call Date shall be no later than the second Trading Day prior to the Maturity Date;

(iii)           that such Holder may submit a Notice of Voluntary Exchange in accordance with Article X in respect of its Notes prior to the Close of Business on the third Business Day (or such later date as the Company may agree) following the Soft Call Notice Date (or (x) if the Company fails to pay the Soft Call Redemption Price due on such Soft Call Date in full, at any time until such time as the Company pays such Soft Call Redemption Price in full or (y) if there occurs a Soft Call Condition Failure, at any time thereafter in accordance with this Section 3.04);

(iv)           the Exchange Rate in effect on the Soft Call Notice Date for such Soft Call;

(v)            the Soft Call Redemption Price per $1,000 principal amount of Notes;

(vi)           the name and address of the Paying Agent and the Exchange Agent;

(vii)          that Notes called for redemption pursuant to the Soft Call Notice (unless exchanged by such Holder) must be surrendered to the Paying Agent to collect the Soft Call Redemption Price;

(viii)        that, unless the Company defaults in making such Soft Call payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Soft Call Date;

(ix)           the CUSIP and ISIN numbers, if any, of such Notes (provided that no representation is made as to the correctness or accuracy of such CUSIP or ISIN number, if any, listed in such notice or printed on the Notes); and

(x)            a description of any Soft Call Conditions, and that the Soft Call Notice (but not any Notice of Voluntary Exchange) may be rescinded in the event that any or all of such Soft Call Conditions will not have been satisfied by the Soft Call Date.

At the Company’s written request, the Trustee shall give the Soft Call Notice to the Holders in accordance with this Section 3.04 in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.04 at least five (5) days before the Soft Call Notice Date, unless the Trustee consents to a shorter period.

(c)            Notwithstanding anything herein to the contrary, if a Holder sends a Notice of Voluntary Exchange in respect of its Notes following the Soft Call Notice Date and prior to the Close of Business on the second Business Day following the Soft Call Notice Date, the Company may not redeem such Notes and the provisions of Article X shall instead be applicable for any such Notes held by such Holder (for the avoidance of doubt, a Holder need only deliver a Notice of Voluntary Exchange prior to the Close of Business on the second Business Day following the Soft Call Notice Date and may satisfy the other requirements for exchange set forth in Section 10.02 following such date (including following the Soft Call Date)); provided that any Notice of Voluntary Exchange sent following the Close of Business on the second Business Day (or such later day as the Company may agree) following the Soft Call Notice Date shall be null and void and of no effect, and such Notes shall instead be subject to the redemption provisions in this Section 3.04, unless (x) there occurs a Soft Call Condition Failure, in which case such Notice of Voluntary Exchange shall be effective and subject to Article X or (y) the Company fails to pay the Soft Call Redemption Price due on such Soft Call Date in full, in which case a Holder may send a Notice of Voluntary Exchange at any time until such time as the Company pays such Soft Call Redemption Price in full.

Section 3.05      Effect of Notice of Redemption and of Soft Call Notice.

(a)            Once notice of redemption is sent in accordance with Section 3.01, Notes called for redemption become due and payable on the redemption date, and at the redemption price stated in the notice, unless such redemption is conditioned on the happening of a future event. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the redemption date or repurchase date, as applicable). Subject to Section 3.06, on and after the redemption date, unless the Company defaults in payment of the redemption, interest shall cease to accrue on Notes or portions of Notes called for redemption, unless such redemption remains conditioned on the occurrence of a future event that has not occurred. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

(b)            Once a Soft Call Notice is sent in accordance with Section 3.04, the Notes (subject to such Holder’s right to exchange any such Notes in accordance with Section 3.04 and Article X) shall become due and payable on the Soft Call Date and at the Soft Call Redemption Price stated in the Soft Call Notice, unless there occurs a Soft Call Condition Failure. The Soft Call Notice, if sent in the manner provided in Section 3.04, shall be conclusively presumed to have been given, whether or not the Holder receives such Soft Call Notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Soft Call Redemption Price stated in the Soft Call Notice, plus accrued and unpaid interest to the Soft Call Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the Soft Call Date). Subject to Section 3.06, on and after the Soft Call Date, unless the Company defaults in payment of the Soft Call Redemption Price, interest shall cease to accrue on Notes or portions of Notes called for redemption, unless such redemption remains conditioned on the occurrence of a future event that has not occurred. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06      Deposit of Redemption Price. Prior to noon, New York City time, on the redemption date or Soft Call Date, as applicable, the Company shall deposit with the Paying Agent (or, if the Company or a domestic Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price or Soft Call Redemption Price, as applicable, and accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the redemption date or Soft Call Date, as applicable) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 3.07      Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Company may execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered. It is understood that, notwithstanding anything in this Indenture to the contrary, only a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Notes.

Section 3.08      Special Mandatory Redemption.

(a)            Without limiting the obligations of the Company set forth in Section 3.10 or Section 4.16, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes except as provided in this Section 3.08.

(b)            If, at any time on or after November 17, 2028, the aggregate principal amount of outstanding (i) 2029 AHG Secured Notes, (ii) 2029 Secured Notes and (iii) any Indebtedness in respect of any modification, refunding, replacement, substitution, restructuring or other refinancing thereof (together with, for the avoidance of doubt, all interest paid in kind on any such Indebtedness), in each case, with a Stated Maturity prior to the Maturity Date, collectively exceeds an aggregate principal amount of $190,000,000 (the “Special Mandatory Redemption Trigger Date”), the Required Holders may, by written notice to the Trustee (the “Special Mandatory Redemption Election Notice”), require the Company to redeem all of the Notes then outstanding by a date no later than ten (10) Business Days after receipt of such Special Mandatory Redemption Election Notice (the “Special Mandatory Redemption End Date”) at a redemption price equal to one hundred percent (100%) of the aggregate principal amount of the Notes then outstanding plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(c)            In the event that the Company becomes obligated to redeem the Notes pursuant to Section 3.08(b), the Company will promptly, and in any event not more than five (5) Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the special mandatory redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the Special Mandatory Redemption End Date). The Trustee will then promptly deliver such notice electronically or by first-class mail to each Holder of Notes at the address of such Holder appearing in the note register or otherwise in accordance with the procedures of DTC. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes and the Indenture will be discharged and cease to be of further effect.

Section 3.09      [Reserved].

Section 3.10      Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.

(a)            Subject to the other terms of this Section 3.10, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in amounts of $1.00 or whole multiples of $1.00 in excess thereof) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)            If the principal amount of the Notes has been accelerated in accordance with this Indenture and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Notes), then, notwithstanding anything to the contrary in Section 3.10(a), (i) the Company may not repurchase any Notes pursuant to this Section 3.10; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change (but not yet repurchased) to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the applicable procedures of DTC).

(c)            [reserved].

(d)            If a Fundamental Change Repurchase Date is after a record date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such record date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid on the next Business Day to Holders as of the Close of Business on the immediately preceding record date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(e)            On or before the twentieth calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in such Fundamental Change Notice. Such Fundamental Change Notice must state:

(i)            briefly, the events causing such Fundamental Change;

(ii)           the effective date of such Fundamental Change;

(iii)          the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 3.10, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)          the Fundamental Change Repurchase Date for such Fundamental Change;

(v)           the Fundamental Change Repurchase Price per $1.00 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a record date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the definition thereof and Section 3.10(d));

(vi)          the name and address of the Paying Agent, Trustee and Exchange Agent;

(vii)         the Exchange Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exchange Rate that may result from such Fundamental Change;

(viii)        that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)           that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that have been duly tendered may be exchanged only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)            the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(f)            To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver:

(i)             to the Paying Agent, before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(ii)           such Note, to the Trustee duly endorsed for transfer (if such Note is a Definitive Note) or to the Paying Agent by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(g)            Each Fundamental Change Repurchase Notice with respect to a Note must state:

(i)             if such Note is a Definitive Note, the certificate number of such Note;

(ii)            the principal amount of such Note to be repurchased, which must be in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof; and

(iii)           that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the applicable procedures of DTC (and any such Fundamental Change Repurchase Notice delivered in compliance with the applicable procedures of DTC will be deemed to satisfy the requirements of this Section 3.10(g)).

(h)            A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the second Business Day immediately preceding the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(i)             if such Note is a Definitive Note, the certificate number of such Note;

(ii)            the principal amount of such Note to be withdrawn, which must be in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof; and

(iii)           the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the applicable procedures of DTC (and any such withdrawal notice delivered in compliance with the applicable procedures of DTC will be deemed to satisfy the requirements of this Section 3.10(h)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.15, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the applicable procedures of DTC).

(i)            The Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Trustee or Paying Agent (in the case of a Definitive Note) or (y) the applicable procedures of DTC relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to Section 3.10(d) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such Section regardless of whether such Note is delivered or such applicable procedures of DTC are complied with pursuant to the first sentence of this Section 3.10(i).

(j)            Notwithstanding anything to the contrary in this Section 3.10, the Company will be deemed to satisfy its obligations under this Section 3.10 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 3.10 in a manner that would have satisfied the requirements of this Section 3.10 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Note.

(k)            The Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 3.10 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a default of such obligations.

(l)            Subject to the terms of this Section 3.10, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof. Provisions of this Section 3.10 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Article IV.
Covenants

Section 4.01      Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and Cash Interest, if any, on the Notes, in immediately available funds, on the dates and in the manner provided in the Notes and in this Indenture and shall pay or deliver (or cause to be paid or delivered), as applicable, the Exchange Consideration and Exchange Adjustment Consideration, if any, in each case on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and Cash Interest and PIK Interest, if any, and Exchange Consideration and Exchange Adjustment Consideration, if any, shall be considered paid or delivered, as applicable, on the date due if on such date (i) in respect of any such amount required to be paid or delivered hereunder in cash, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay such amount and (ii) in respect of such amount required to be settled hereunder in Common Stock, AMC’s transfer agent has received instructions for delivery in accordance with this Indenture of the requisite number of shares of Common Stock, and, in each case, the Trustee or the Paying Agent or AMC’s transfer agent, as the case may be, is not prohibited from paying or delivering such money or shares of Common Stock to the Holders on that date pursuant to the terms of this Indenture and (iii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered or written direction as provided in Section 2.14 for any increased principal amount of the applicable Global Notes in amount equal to all PIK Interest then due.

The Company shall pay interest on overdue principal at the rate of 11.0% per annum in cash, and it shall pay interest on overdue installments of interest at the rate of 11.0% per annum to the extent lawful in cash.

Section 4.02      [Reserved].

Section 4.03      Payment of Taxes and Other Claims. Holdings will, and will cause each Subsidiary to, pay its obligations in respect of taxes before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 4.04      Maintenance of Properties. Holdings will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.05      Limitation on Indebtedness and Certain Equity Securities.

(a)            Holdings will not, and will not permit any of the Subsidiaries to, directly or indirectly, incur any Indebtedness or issue any shares of Disqualified Equity Interests and the Company will not permit any of the Subsidiaries to issue any shares of preferred stock.

(b)            The provisions of Section 4.05(a) shall not apply to:

(i)            [reserved];

(ii)            Indebtedness represented by the (A) Initial Notes (and any PIK Notes in respect thereof and interest paid in kind thereon) and (B) any Consent Fee Notes in an aggregate principal amount of up to $15,000,000 (and any PIK Notes in respect thereof and interest paid in kind thereon);

(iii)           to the extent constituting Indebtedness, obligations owed by Holdings or any of its Subsidiaries to AMC or any of its subsidiaries (other than Holdings or any of its Subsidiaries) pursuant to the Intercompany Agreements;

(iv)          guarantees by the Company and the Subsidiaries in respect of Indebtedness of the Company or any Subsidiary not otherwise prohibited by any other provision of this Indenture; provided that (A) such guarantee is otherwise permitted under this Indenture, (B) no guarantee by any Subsidiary of any Indebtedness shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Notes and (C) if the Indebtedness being guaranteed is subordinated to the Notes, such Guarantee shall be subordinated to the Notes;

(v)            Indebtedness of the Company or of any Subsidiary owing to any other Subsidiary or the Company to the extent not otherwise prohibited by any other provision of this Indenture; provided that all such Indebtedness of the Company or any Guarantor owing to any Subsidiary that is not a Guarantor shall be subordinated to the Notes (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences);

(vi)          [reserved];

(vii)         Capital Lease Obligations incurred by Holdings or any Subsidiary in an aggregate principal amount then outstanding and incurred pursuant to this clause (vii) not to exceed $40,000,000 at any one time outstanding;

(viii)        Indebtedness under the Term Loan Credit Agreement not to exceed (x) $2,025,000,000 plus (y) (I) $400,000,000 minus (II) the Odeon Residual Debt Amount;

(ix)           Indebtedness of the Company up to an aggregate principal amount outstanding in reliance on this clause (ix) not to exceed (w) $337,355,981, less (x) the aggregate principal amount of Notes delivered to the Company for cancellation in accordance with the Transaction Support Agreement, less (y) the aggregate principal amount of Indebtedness represented by the Notes outstanding at the time of the incurrence of such Indebtedness incurred in reliance on this clause (ix), plus (z) any interest on Indebtedness incurred in reliance on this clause (ix) that is paid in kind from time to time in accordance with the terms thereof; provided that, such Indebtedness shall be unsecured or have 1.5 Lien Priority or lesser Lien priority; provided, further, that such Indebtedness (A) will not mature prior to the date that is ninety-one (91) days after the Maturity Date, (B) has no scheduled amortization or payments of principal prior to the Maturity Date, (C) provides that interest thereon may be payable in cash only with respect to interest periods during which cash interest is paid on the Notes, (D) does not accrue cash interest in excess 10.0% per annum (exclusive of any interest paid in kind and measured on the initial principal amount), (E) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment or repurchase provisions no more onerous or expansive in scope on the Company and its Subsidiaries, taken as a whole, than those set forth in this Indenture, and (F) is not guaranteed by any entity other than the Company or any of the Guarantors or secured by Liens on any assets other than the Collateral; provided, further, that both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom;

(x)            Indebtedness representing deferred compensation to employees, consultants and independent contractors of Holdings and the Subsidiaries incurred in the ordinary course of business;

(xi)            [reserved];

(xii)          Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in connection with any acquisition, Investment or disposition, in each case not prohibited by any other provision of this Indenture and entered in the ordinary course of business;

(xiii)         Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with any Investment permitted under this Indenture;

(xiv)         Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds (including Indebtedness owed on a short-term basis of no longer than thirty (30) days to banks and other financial institutions incurred in the ordinary course of business of the Company and their Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and their Subsidiaries);

(xv)          [reserved];

(xvi)         Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xvii)        Indebtedness incurred by the Company or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xviii)       obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees and similar obligations provided by the Company or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xix)          unsecured Indebtedness and Indebtedness having Junior Lien Priority, in each case, of Holdings, the Company or any Subsidiary Guarantor, in an aggregate principal amount outstanding in reliance on this clause (xix) not to exceed $60,000,000 (inclusive of any original issue discount); provided that such Indebtedness (A) will not mature prior to the date that is ninety-one (91) days after the Maturity Date, (B) has no scheduled amortization or payments of principal prior to the Maturity Date, (C) provides that interest thereon may be payable in cash only with respect to interest periods during which cash interest is paid on the Notes, (D) does not accrue cash interest in excess of 10.0% per annum (exclusive of any interest paid in kind and measured on the initial principal amount), (E) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment or repurchase provisions no more onerous or expansive in scope on the Company and its Subsidiaries, taken as a whole, than those set forth in this Indenture, and (F) is not guaranteed by any entity other than the Company or any of the Guarantors or (in the case of any Indebtedness having Junior Lien Priority) secured by Liens on any assets other than the Collateral; provided, further, that both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom;

(xx)           any JV Preferred Equity Interests;

(xxi)          any Shareholder Funding;

(xxii)         any modification, refinancing, refunding, replacement, substitution, renewal or extension (a “Permitted Refinancing”) of all or any portion of Indebtedness incurred under any of clause (ii), (viii), (ix), (xix), (xxiii), (xxiv) or (xxv), or this clause (xxii) of this Section 4.05(b) (the Indebtedness incurred in respect of such Permitted Refinancing, “Refinancing Indebtedness”); provided that:

(A)            (i) such Indebtedness complies with the requirements contained in clauses (ii), (viii), (ix), (xix), (xxiii), (xxiv) or (xxv) of this Section 4.05(b), as applicable, (ii) such Indebtedness shall not be incurred or guaranteed by any Person that is not an obligor in respect of the Notes, and (iii) if secured by any Collateral, such Indebtedness shall not be secured by any asset that is not Collateral;

(B)            the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of such Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made,

(C)            Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (other than customary bridge loans), and

(D)            if the Indebtedness being modified, refinanced, refunded, renewed or extended is (x) subordinated in right of payment to the Notes, (y) Indebtedness having Junior Lien Priority with respect to all or any portion of the Collateral or (z) the Notes, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension, (1) in respect of the foregoing clause (x), is subordinated in right of payment to the Notes on terms at least as favorable to Holders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (2) in respect of the foregoing clause (y), has Junior Lien Priority (or lesser priority vis-à-vis the Liens on the Collateral securing the Exchangeable Notes Obligations or is unsecured) with respect to the applicable portion of the Collateral, (3) shall not have any scheduled payments of principal or a final maturity prior to the date that is three hundred sixty-five (365) days after the Maturity Date, and (4) in respect of the foregoing clause (z), shall be subject to each Applicable Intercreditor Agreement.

For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under this Section 4.05. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

(xxiii)            the 2029 AHG Secured Notes in the amount outstanding as of the date hereof after giving effect to the Permitted Transactions, plus additional 2029 AHG Secured Notes issued as paid-in-kind interest in respect thereof;

(xxiv)            the Existing Exchangeable Notes in the amount outstanding as of the date hereof after giving effect to the Permitted Transactions, plus additional Existing Exchangeable Notes issued as paid-in-kind interest in respect thereof;

(xxv)            any Indebtedness constituting a modification, refinancing, refunding, replacement, substitution, renewal or extension of the 2029 Secured Notes, in an aggregate principal amount not to exceed the amount of 2029 Secured Notes outstanding as of the Issue Date after giving effect to the Permitted Transactions, plus any interest thereon that is paid in kind from time to time in accordance with the terms thereof;

(xxvi)            [reserved];

(xxvii)           [reserved];

(xxviii)          [reserved];

(xxix)            [reserved];

(xxx)             Indebtedness incurred by the Company or any of its Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture; and

(xxxi)            all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this Section 4.05.

Section 4.06      Limitation on Restricted Payments and Prepayments of Other Indebtedness.

(a)            Holdings will not, and will not permit any Subsidiary to, pay or make, directly or indirectly:

(i)            any dividend, payment or other distribution (whether in cash, securities or other property) with respect to any Shareholder Funding or any Equity Interests in Holdings or any Subsidiary;

(ii)           any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests; or

(iii)          any Restricted Investment;

(such payments or any other actions described in clauses (i) through (iii) above are collectively referred to as “Restricted Payments”).

(b)            Notwithstanding Section 4.06(a):

(i)             the Company may make Restricted Payments to Holdings and each Subsidiary may make Restricted Payments to the Company or any Wholly Owned Subsidiary;

(ii)            Holdings and the Company may make Restricted Payments in cash in lieu of payments required pursuant to the Intercompany Agreements (it being understood for the avoidance of doubt that payments made pursuant to the Intercompany Agreements in compliance therewith shall not constitute Restricted Payments);

(iii)           Restricted Payments for the purpose of funding Permitted Existing Debt Retirements;

(iv)           [reserved];

(v)            [reserved];

(vi)           [reserved];

(vii)          [reserved];

(viii)         Holdings may make additional Restricted Payments in cash after the Issue Date, so long as Liquidity on a pro forma basis for such transaction is not less than $30,000,000; provided that, in each case immediately before and after giving effect to such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing and (y) the aggregate amount of cash and Cash Equivalents of (A) AMC and its subsidiaries (other than Holdings and its Subsidiaries and Odeon Holdco and its subsidiaries) shall not exceed $240,000,000 and (B) Odeon Holdco and its subsidiaries shall not exceed $150,000,000; provided, further, that for purposes of clause (y) herein, cash and Cash Equivalents shall not include any cash on deposit with AMC and its subsidiaries (other than Holdings and its Subsidiaries and Odeon Holdco and its subsidiaries) in accordance with the terms of the Intercompany Agreements;

(ix)           [reserved];

(x)            [reserved]; and

(xi)           Holdings and the Company may honor any conversion or exchange request by a holder of convertible or exchangeable, as applicable, Indebtedness permitted under Section 4.05 and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible or exchangeable, as applicable, Indebtedness in accordance with its terms.

(c)            Holdings will not, and will not permit any Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any unsecured Indebtedness or Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness, except:

(i)            payments of interest on Indebtedness permitted under Section 4.05(b)(ix), Section 4.05(b)(xix), Section 4.05(b)(xxiii), Section 4.05(b)(xxiv), Section 4.05(b)(xxv)  and, to the extent used to refinance any of the foregoing, Section 4.05(b)(xxii);

(ii)            refinancings of unsecured Indebtedness or Junior Indebtedness with proceeds of other unsecured Indebtedness or Junior Indebtedness, as applicable, permitted to be incurred under Section 4.05;

(iii)           the conversion of any unsecured Indebtedness or Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of AMC or the repurchase or repayment thereof with the net proceeds of any Equity Offering;

(iv)           Permitted Existing Debt Retirements; and

(v)            payments on account of Shareholder Funding, so long as at the time of such payment and after giving effect thereto, Holdings or such Subsidiary would be able to make a Restricted Payment under Section 4.06(b)(viii).

(d)            Holdings will not, and will not permit any of its Subsidiaries to, amend or modify any documentation governing any unsecured Indebtedness or Junior Indebtedness, in each case if the effect of such amendment or modification (when taken as a whole) is material and adverse to Holders; it being understood for the avoidance of doubt that the modification or removal of affirmative or restrictive covenants in any documentation governing any unsecured Indebtedness or Junior Indebtedness is not adverse to the Holders.

Section 4.07      Limitation on Liens.

(a)            Holdings will not and will not permit any Subsidiary to create, incur or assume any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of Holdings or any Subsidiary that is Collateral.

(b)            Holdings will not and will not permit any Subsidiary to create, incur or assume any Lien (other than Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Subsidiary that is not Collateral unless, in the case of each Initial Lien on any asset or property that is not Collateral, the Notes are equally and ratably secured with (or, in the event the Lien relates to Junior Indebtedness, including Indebtedness permitted under Section 4.05(b)(ix), Section 4.05(b)(xix), Section 4.05(b)(xxii), Section 4.05(b)(xxiii), Section 4.05(b)(xxiv), or Section 4.05(b)(xxv)) are secured on a senior basis to) the obligations so secured.

(c)            Any Lien created for the benefit of Holders of the Notes pursuant to Section 4.07(b) shall provide by its terms that such Lien be deemed automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. In addition, in the event that an Initial Lien is or becomes a Permitted Lien, the Company may, at its option and without consent from any Holder, elect to release and discharge any Lien created for the benefit of the Holders pursuant to Section 4.07(b) in respect of such Initial Lien.

Section 4.08      Limitation on Transactions with Affiliates.

(a)            Holdings will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(i)            (A) transactions among Holdings, the Company or any Subsidiary permitted under the terms of this Indenture and (B) transactions or series of related transactions involving aggregate payments or consideration, when taken together, of less than $1,000,000;

(ii)            a transaction (other than any Asset Sale or any Restricted Payment) on terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that, if the such transaction or series of related transactions involves aggregate consideration in excess of (i) $1,000,000 such transaction or series of related transactions shall be approved by a Board Resolution and a resolution certified by an authorized officer of AMC to have been duly adopted by the Board of Directors of AMC and to be in full force and effect on the date of such certification, and (ii) (A) $15,000,000, with respect to any transaction outside the ordinary course of business with AMC or any subsidiary of AMC other than the Muvico Group Entities, or (B) $75,000,000 otherwise, a favorable opinion shall be given as to the fairness to Holdings or such Subsidiary of such transaction or series of related transactions issued by a nationally recognized investment bank;

(iii)          [reserved];

(iv)          the Odeon Holdco Intercompany Loan;

(v)           the Permitted Transactions;

(vi)          payments in the ordinary course of business by Holdings and the Subsidiaries pursuant to tax sharing agreements among Holdings and the Subsidiaries and their applicable respective Parent Entities on customary terms to the extent attributable to the ownership or operation by AMC of Holdings and the Subsidiaries, to the extent payments are permitted by Section 4.06;

(vii)         transactions contemplated by, and permitted under, the Intercompany Agreements;

(viii)         [reserved];

(ix)           Restricted Payments (excluding, for the avoidance of doubt, Permitted Investments) permitted under Section 4.06 or Investments made pursuant to clauses (m) and (q) of the definition of “Permitted Investments”;

(x)            [reserved];

(xi)           [reserved];

(xii)          Affiliate repurchases of Indebtedness under the Term Loan Obligations (to the extent permitted under agreements governing the Term Loan Obligations) or the Notes, and the holding of such Indebtedness and the payments and other related transactions in respect thereof;

(xiii)         Permitted Existing Debt Retirements;

(xiv)        the cancellation of Notes pursuant to the Transaction Support Agreement; and

(xv)          loans, advances and other transactions between or among Holdings or any Subsidiary, on the one hand, and any Joint Venture (regardless of the form of legal entity), on the other, in which Holdings or any Subsidiary has invested (and which Joint Venture would not be an Affiliate of Holdings or any Subsidiary but for Holdings’ or such Subsidiaries’ ownership of Equity Interests in such Joint Venture) to the extent otherwise permitted..

Section 4.09      Negative Pledge. Holdings shall not, and shall not permit any of its Subsidiaries to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of Holdings or any other Guarantor to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Holders with respect to the Exchangeable Notes Obligations.

The provisions of the first paragraph of this Section 4.09 shall not apply to restrictions and conditions imposed by:

(a)      (i)      Requirements of Law;

(ii)            [reserved],

(iii)           this Indenture,

(iv)          the Security Documents,

(v)           [reserved],

(vi)          the Term Loan Documents,

(vii)         any documentation governing any Indebtedness incurred pursuant to Section 4.05(b)(viii)(B), Section 4.05(b)(ix), Section 4.05(b)(xix), Section 4.05(b)(xxiii) or Section 4.05(b)(xxiv); provided that such restrictions shall be no materially more restrictive in any material respect than the restrictions and conditions in this Indenture and are otherwise on market terms at the time of issuance;

(viii)        any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (iii), (vi) and (vii) above;

(b)            customary restrictions and conditions existing on the Issue Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)            restrictions and conditions contained in agreements relating to the sale of any assets pending such sale; provided that such restrictions and conditions apply only to assets that are to be sold and such sale is permitted hereunder;

(d)            customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)            restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent such restriction applies only to the property securing by such Indebtedness;

(f)             [reserved];

(g)            [reserved];

(h)            restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)             [reserved];

(j)             customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted by Section 4.06 and applicable solely to such Joint Venture and entered into in the ordinary course of business; and

(k)            customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations.

Section 4.10      Future Guarantors. After the Issue Date:

(a)            AMC will cause each of its subsidiaries (other than any Muvico Group Entity), which is the primary obligor or that guarantees Obligations from time to time under:

(i)            the Term Loan Credit Agreement,

(ii)            the 2029 Secured Notes,

(iii)           the 2029 AHG Secured Notes,

(iv)          the Existing Exchangeable Notes, or

(v)           any other indebtedness for borrowed money of AMC or any Guarantor in an aggregate principal amount in excess of $150,000,000 (any Indebtedness in the foregoing (i)-(v), “Guarantee Reference Indebtedness”), to, and

(b)            upon (x) the formation or acquisition of any new Subsidiary (in each case, other than an Excluded Subsidiary) by Holdings or any of its Subsidiaries or (y) any Excluded Subsidiary of Holdings ceasing to constitute an Excluded Subsidiary, Holdings will cause such Subsidiary to, in each case of the foregoing clauses (a) and (b), execute and deliver (i) a supplemental indenture to this Indenture, providing for a Guarantee by such Person, (ii) joinders to the Security Agreement, and any other applicable Security Document, as a grantor, pledger or like term thereunder, and (iii) joinders to any Applicable Intercreditor Agreement or new intercreditor agreements and security documents, together with any filings and agreements to the extent necessary under law or otherwise required by the Security Documents to create or perfect the security interests for the benefit of the Holders in the Collateral of such Subsidiary, within thirty (30) days of the date of (x) such subsidiary’s obligation in respect of, or guarantee of, such other Indebtedness, or (y) such formation, acquisition or cessation, as applicable, pursuant to which such Person will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest, if any, on the Notes on a senior secured basis, in each case in accordance with Article XI; provided that notwithstanding anything to the contrary in the foregoing clause (a) above, entry into any such guarantee, joinder or Security Document pursuant to clause (a) shall not be required to the extent (x) such subsidiary does not guarantee Guarantee Reference Indebtedness of the kind referred to in clauses (a)(i)-(v) above and (y) such guarantee is not permitted by the Term Loan Credit Agreement (in each case, as in effect at the time of determination).

Section 4.11      [Reserved].

Section 4.12      Provision of Financial Information.

(a)            AMC shall file with the SEC and provide the Trustee and Holders of Notes, with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that AMC shall be deemed to have provided such information, documents and other reports to the extent publicly filed or furnished with the SEC and shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but AMC shall still be obligated to provide such information, documents and reports to the Trustee and the Holders of the Notes in such event.

(b)            In addition, to the extent not satisfied by the foregoing, the Company shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Securities Act.

(c)            The annual and quarterly information required by Section 4.12(a) above shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in an “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of AMC and its subsidiaries other than the Muvico Group Entities separate from the financial condition and results of operations of the Muvico Group Entities.

Section 4.13      Statement as to Compliance. Holdings or the Company shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, Holdings and the Company are in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 4.13, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officer’s Certificate specifying such Default, notice or other action within five (5) Business Days of its occurrence.

Section 4.14      Waiver of Certain Covenants. Holdings may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.03 through 4.10, Section 4.12(a), or Sections 4.15 through 4.22, if the Required Holders at the time outstanding shall, by written direction of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 4.15      [Reserved].

Section 4.16      Asset Sales; Casualty Event; Payments on Odeon Holdco Intercompany Note.

(a)            Holdings shall not, and shall not permit any of its Subsidiaries to, consummate, directly or indirectly, an Asset Sale (including the sale or issuance of Equity Interests in a Subsidiary) unless:

(1)            such Asset Sale is made for Fair Market Value; provided that such Asset Sale may not be a sale or issuance of Equity Interests in the Company;

(2)            the Fair Market Value of such Asset Sale, taken together with all previous Asset Sales since the Issue Date, shall not exceed $20,000,000; provided that, subject to limitations on use of proceeds set forth in this Section 4.16, additional Asset Sales, the Fair Market Value of which, taken together with the Fair Market Value of all previous Asset Sales since the Issue Date permitted pursuant to this proviso, shall not exceed $30,000,000, shall be permitted under this Section 4.16 (“Permitted Paydown Asset Sales”); and

(3)            at least 90.0% of the consideration for such Asset Sale, together with all other Asset Sales completed or contractually agreed upon since the Issue Date, received by Holdings or such Subsidiary is in the form of cash or Cash Equivalents.

(b)            Within three hundred sixty (360) days after receipt of any Net Proceeds from any Asset Sale or Casualty Event or any payment on the Odeon Holdco Intercompany Loan (as applicable, “Asset Sale Proceeds Application Period”), the Company or such Subsidiary shall apply an amount equal to the Net Proceeds from such Asset Sale or Casualty Event or payment on the Odeon Holdco Intercompany Loan (the “Applicable Proceeds”),

(1)            to repay or repurchase (i) first, (1) the Term Loan Obligations (or any Permitted Refinancing of the Indebtedness thereof) or (2) if required, any other Indebtedness of the Company having First Lien Priority and incurred pursuant to Section 4.05(b)(viii) and (ii) second, to the extent any Applicable Proceeds remain after all Term Loan Obligations have been repaid in full, the Notes;

(2)            other than with respect to Applicable Proceeds of Permitted Paydown Asset Sales, to make any Qualified Reinvestment in the business of the Company and its Subsidiaries permitted under this Indenture; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Asset Sale, or shall result therefrom; or

(3)            any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment or letter of intent shall be treated as a permitted application of the Applicable Proceeds (other than Applicable Proceeds of Permitted Paydown Asset Sales) from the date of such commitment or letter of intent so long as the Company or such Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Applicable Proceeds will be applied to satisfy such commitment or letter of intent within ninety (90) days of the expiration of the applicable Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Applicable Proceeds are actually applied in such manner within ninety (90) days of the expiration of such Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “Commitment Application Period”), and, in the event any Acceptable Commitment is later canceled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before such Applicable Proceeds are applied in connection therewith, then such Applicable Proceeds shall be applied in accordance with clause (1) above unless the Company or such Subsidiary reasonably expects to enter into another Acceptable Commitment prior to the expiration of the Asset Sale Proceeds Application Period and such Applicable Proceeds are actually applied in such manner prior to the expiration of the Commitment Application Period.

(c)            [reserved].

(d)            Pending the final application of an amount equal to the Applicable Proceeds pursuant to this Section 4.16, the holder of such Applicable Proceeds may invest such Applicable Proceeds in any manner not prohibited by this Indenture. For the avoidance of doubt, the Company may apply any Declined Proceeds (as defined in the Term Loan Credit Agreement (as in effect on the date hereof)) in any manner not prohibited by this Indenture.

(e)            Notwithstanding anything in this Indenture to the contrary, (i) to the extent that any of or all the Applicable Proceeds received by a Foreign Subsidiary are prohibited or delayed under any Requirements of Law from being repatriated to the Company, the portion of such Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.16 and may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Company (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Applicable Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this Section 4.16, (ii) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Applicable Proceeds would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.16 and may be retained by the applicable Foreign Subsidiary; provided that when the Company determines in good faith that repatriation of any of or all the Applicable Proceeds received by a Foreign Subsidiary would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such Applicable Proceeds shall be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this Section 4.16.

(f)            For purposes of clause (a)(3) of this Section 4.16 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(1)            the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of AMC provided hereunder or in the footnotes thereto (or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of AMC or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company of the Company or such Subsidiary)), other than liabilities that are by their terms subordinated to the Exchangeable Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Company or such Subsidiary from such liabilities; and

(2)            any securities received by Holdings or such Subsidiary from such transferee that are converted by Holdings or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable Asset Sale;

(g)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes. To the extent that the provisions of any securities laws or regulations conflict with the asset sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the asset sale provisions of this Indenture by virtue of such compliance.

(h)            The provisions of this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Required Holders. An offer to repurchase the Notes as a result of an Asset Sale may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Subsidiary Guarantees so long as the tender of the Notes by a Holder is not conditioned upon the delivery of consents by such Holder.

Section 4.17      After-Acquired Collateral. At all times following the Issue Date, and subject to the applicable limitations and exceptions set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if Holdings, the Company or any other Guarantor creates any additional security interest upon any property or asset, including any Material Real Property, to secure any Term Loan Obligations, any other First Lien Priority Indebtedness, any other 1.25 Lien Priority Indebtedness, the 2029 AHG Secured Notes, any other 1.5 Lien Priority Indebtedness, the Existing Exchangeable Notes or any other Second Lien Priority Indebtedness, Holdings, the Company and each of the other Guarantors shall concurrently grant a perfected security interest (subject to Permitted Liens) upon any such property or asset, as security for the Exchangeable Notes Obligations such that the Notes have (i) with respect to any Collateral constituting assets of any AMC Group Obligor, First Lien Priority on such Collateral and (ii) with respect to any Collateral constituting assets of any Muvico Group Entity, 1.25 Lien Priority on such Collateral. Holdings, the Company and each Guarantor shall, and shall cause each of its subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 4.17(a) and Section 4.17(b) within the respective time periods set forth on such Schedules.

Section 4.18      [Reserved].

Section 4.19      Preservation of Existence. Holdings shall (and shall cause the other Muvico Group Entities to), the other Muvico Group Entities party hereto shall, and AMC shall, prior to any Odeon Holdco Intercompany Loan Payoff, cause Odeon and Odeon Holdco to:

(a)            preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization except, in the case of the Muvico Group Entities, in a transaction permitted by Section 4.16 (other than with respect to Holdings or the Company) or Section 5.01; and

(b)            take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business;

except, in the case of clause (a) (other than with respect to Holdings or the Company) or (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20      Muvico Group Entities Corporate Separateness. Holdings shall (and shall cause the other Muvico Group Entities to) and the other Muvico Group Entities party hereto shall:(a)      enforce their rights under the Intercompany Agreements against the applicable counterparties in a timely and diligent manner;

(b)            maintain one or more concentration or collection accounts with one or more United States-domiciled commercial banks that have combined capital and surplus of at least $5,000,000,000, which account(s) is (are) subject (other than in the case of any Excluded Account) to an effective springing account control agreement sufficient to perfect a Lien on such account(s) in favor of the Notes Collateral Agent (in a form reasonably satisfactory to the Notes Collateral Agent or the Designated Senior Representative) and otherwise in customary form (as determined by the Company in good faith and reasonably acceptable to the Required Holders) into which accounts amounts earned by the Muvico Group Entities, to the extent not otherwise distributed or disposed of in compliance with the terms of this Indenture, shall be deposited and retained as earned;

(c)            observe in all material respects all corporate formalities;

(d)            maintain separate books and accounts for the Muvico Group Entities, including appropriate recording of amounts owing to the Muvico Group Entities under the Intercompany Agreements or from third parties and distributions made (or deemed made) by the Muvico Group Entities to their parent entities; and

(e)            maintain the assets of Holdings and its Subsidiaries separately from the assets of any Person other than the Muvico Group Entities, except as contemplated by and permitted under the Intercompany Agreements and this Indenture.

Section 4.21      Intercompany Agreements; Property Transfers.

(a)            Holdings shall (and shall cause the other Muvico Group Entities to) and the other Muvico Group Entities party hereto shall, as applicable: (i) comply in all material respects with the Intercompany Agreements, (ii) cause each Intercompany Agreement to remain at all times in full force and effect, (iii) not (A) permit any Intercompany Agreement to be amended, modified, supplemented or otherwise changed or (B) waive the rights of the Muvico Group Entities or the obligations of the counterparties under any Intercompany Agreement, in the case of this clause (iii), in any manner material and adverse to the Holders, in their capacity as such (it being understood that any such amendment, modification, supplement or change that would materially and adversely affect any express economic terms under or materially and adversely affect any economic benefit of any member of Holdings or its Subsidiaries provided under any Intercompany Agreement shall be deemed to be material and adverse); provided, however, that the Intercompany Agreement may be amended, modified, supplemented or otherwise changed as may be required by law or applicable regulations, and (iv) enforce all applicable terms and provisions under the Intercompany Agreements in all respects against the applicable counterparties in a timely and diligent manner.

(b)            AMC shall (and shall cause and each of its subsidiaries (other than the Muvico Group Entities) party to the Intercompany Agreements to) (i) comply in all material respects with the Intercompany Agreements, (ii) cause each Intercompany Agreement, and prior to a Odeon Holdco Intercompany Loan Payoff, the Odeon Holdco Intercompany Loan and the Odeon Holdco Share Pledge to remain at all times in full force and effect and (iii) not permit any Intercompany Agreement to be amended, modified, supplemented or otherwise changed in any manner material and adverse to the Holders in their capacity as such.

(c)            (i) Other than as permitted hereunder, AMC shall not, nor permit any of its subsidiaries to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person other than (A) in the case of any Material Property owned by AMC and its subsidiaries (other than Holdings and its Subsidiaries), AMC, the Company or any Guarantor or (B) in the case of any Material Property owned by Holdings and its Subsidiaries, Holdings, the Company or any Subsidiary that is a Guarantor, in each case, other than the grant of a non-exclusive license of intellectual property on arm’s-length (i.e., market) terms and economics to any subsidiary of AMC in the ordinary course of business for a bona fide business purpose and (ii) no Person other than AMC, the Company or any Guarantor shall own or hold an exclusive license to any Material Property.

Section 4.22      Amendments to Certain Documents.

(a)            (i) AMC shall not, and shall not permit any of its subsidiaries to, amend, modify or change in any manner that is material and adverse to the interests of the Holders any term or condition of any of their Organizational Documents, it being understood and agreed that any amendment, modification or change to the Organizational Documents of the Muvico Group Entities permitting the termination of or any amendment (other than amendments permitted under Section 4.21) to any Intercompany Agreement in violation of the Exchangeable Notes Documents shall be deemed material and adverse and (ii) AMC shall not, and shall not permit any of its subsidiaries to, amend, modify or change in any manner that is material and adverse to the interests of the Holders any term or condition of the Odeon Holdco Intercompany Loan or release the security interest on any collateral granted thereunder unless a Odeon Holdco Intercompany Loan Payoff occurs as a result therefrom.

(b)            AMC shall not, and shall not permit any of its subsidiaries to, amend, modify or change, or take any action in respect of (including as part of any refunding, replacement, substitution, restructuring or other refinancing thereof), the 2029 AHG Secured Notes Indenture, 2029 Secured Notes Indenture, the Existing Exchangeable Notes Indenture or any documents governing Junior Indebtedness (other than pursuant to the Permitted Transactions):

(i)            in any manner that impacts the maturity, subordination, ranking or intercreditor provisions contained therein in a manner that is material and adverse to the interests of the Holders; or

(ii)           with respect to the 2029 Secured Notes Indenture, to designate any Muvico Group Entity as a “restricted subsidiary” (or equivalent term) thereunder.

ARTICLE IV-A.
Additional Covenants of Holdings And Odeon Holdco

Holdings shall not and, prior to any Odeon Holdco Intercompany Loan Payoff, or unless a Odeon Holdco Intercompany Loan Payoff occurs as a result thereof, AMC shall cause Odeon Holdco not to:

(a)            incur any liabilities, other than:

(i)            in respect of Holdings, (A) liabilities permitted under this Indenture, the Term Loan Credit Agreement (as in effect on the date hereof) or the 2029 AHG Senior Secured Notes Indenture (as in effect on the date hereof); (B) arising under (1) the Notes (including, with respect to Holdings, its Guarantee of the Notes) (and any Permitted Refinancing thereof), (2) the Term Loan Obligations (and any Permitted Refinancing thereof), (3) the 2029 AHG Senior Secured Notes (and any Permitted Refinancing thereof), and (4) the Intercompany Agreements, in each case to the extent permitted under this Indenture; (C) arising from tax liabilities or from participating in accounting and other administrative activities as a subsidiary of AMC; and (D) arising from executing, delivering and performing rights and obligations under employment agreements, in the case of clauses (C) and (D), in the ordinary course of business; and

(ii)           in respect of Odeon Holdco, (A) arising under the Odeon Holdco Intercompany Loan; (B) from tax liabilities or from participating in accounting and other administrative activities as a subsidiary of AMC; (C) from executing, delivering and performing rights and obligations under employment agreements; and (D) as permitted under the Term Loan Credit Agreement (as in effect on the date hereof), in the case of clauses (B), (C) and (D), in the ordinary course of business;

(b)            create, incur, assume or permit to exist any Lien on its property or assets other than:

(i)            with respect to Holdings, (A) Liens securing its Guarantee of the Notes, (B) Liens securing the Term Loan Obligations, to the extent permitted under this Indenture, (C) Liens securing the 2029 AHG Secured Notes, to the extent permitted under this Indenture, and (D) as may otherwise be permitted by this Indenture;

(ii)           with respect to Odeon Holdco, Liens securing the Obligations under the Odeon Holdco Intercompany Loan; and

(iii)          Liens existing on the Issue Date;

(c)            own any assets, other than (i) the Equity Interests of (A) with respect to Holdings, the Company and (B) with respect to Odeon Holdco, Odeon; (ii) cash and Cash Equivalents held in a deposit account subject to an effective springing account control agreement sufficient to perfect a Lien on such account in favor of the Controlling Collateral Agent and/or the Notes Collateral Agent (in accordance with Section 4.20(b)) and otherwise in customary form as determined by the Company in good faith and reasonably acceptable to the Required Holders; (iii) de minimis assets or pursuant to ordinary course intercompany cash management or financing arrangements; and (iv) with respect to Holdings, as may otherwise be permitted by this Indenture;

(d)            engage in any operations or business, other than

(i)            its ownership of (A) with respect to Holdings, the Company and (B) with respect to Odeon Holdco, Odeon, as applicable;

(ii)            maintaining its corporate existence;

(iii)           making capital contributions to its respective Wholly Owned Subsidiaries;

(iv)          participating in accounting and other administrative activities as a subsidiary of AMC in the ordinary course of business;

(v)           providing customary indemnification to directors and officers;

(vi)          with respect to Holdings, making Restricted Payments in cash and otherwise in accordance with Section 4.06;

(vii)         with respect to Odeon Holdco, making (x) any dividend or other distribution with respect to any Equity Interests in Odeon Holdco, (y) any cash payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Odeon Holdco or any of its subsidiaries or any option, warrant or other right to acquire any such Equity Interests or (z) any Investment in its subsidiaries in the ordinary course of business (provided that under no circumstances may any non-cash dividends, distributions or payments (other than customary stock dividends) be made by Odeon Holdco); and

(viii)        activities incidental to the foregoing clauses (i)-(vii);

(e)            consummate, directly or indirectly, in the case of Holdings any Asset Sale (including the sale or issuance of Equity Interests in a subsidiary thereof) other than as permitted pursuant to Section 4.16; provided that Holdings shall not, notwithstanding any provision of Section 4.16, Dispose of Equity Interests in the Company;

(f)            consummate, directly or indirectly, in the case of Odeon Holdco, the sale, transfer, lease, license or other disposition of any its assets (including of any Equity Interest owned by it), other than in the ordinary course of business; provided that AMC shall cause Odeon Holdco not to sell, transfer, lease, license or otherwise dispose of all or any portion of the Equity Interests in Odeon; or

(g)            consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person, other than, with respect to Holdings, as permitted by Section 5.01.

ARTICLE IV-B.
Additional Covenants of the AMC Group Obligors AND Odeon Holdco AND ITS SUBSIDIARIES

(a)            At all times during which the Notes are outstanding, the AMC Group Obligors party hereto as Guarantors shall adhere to the negative covenants set forth in Article IV under the 2029 AHG Secured Notes Indenture (as in effect on the Issue Date) applicable to the AMC Group Obligors, which negative covenants are hereby incorporated mutatis mutandis with respect to the AMC Group Obligors; and

(b)            Prior to any Odeon Holdco Intercompany Loan Payoff, or unless a Odeon Holdco Intercompany Loan Payoff occurs as a result thereof, AMC shall cause Odeon and each other subsidiary of Odeon Holdco not to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than (A) Odeon Holdco, Odeon and/or any Wholly Owned Subsidiary of Odeon and (B) AMC and/or any of its subsidiaries with respect to any intercompany loans, advances and/or capital contributions from AMC and/or any of its subsidiaries to Odeon Holdco or any of its subsidiaries, in each case, made in the ordinary course of business and not for the purposes of materially reducing the value of the Collateral or disadvantaging the Holders in respect of their rights as creditors relative to other creditors), other than in the ordinary course of business; provided that, notwithstanding anything herein or in such Article IV of the 2029 AHG Secured Notes Indenture the contrary, any sale of the Odeon Group or all or substantially all the assets of the Odeon Group shall be permitted hereunder, provided that the Odeon Notes (or any Permitted Refinancing thereof) are repaid in full or otherwise cease to be Obligations of AMC or any of its Subsidiaries, and any proceeds thereof (including any repayment of the Odeon Holdco Intercompany Loan) are applied in accordance with Section 4.16(b); provided, further, that any Qualified Reinvestment of such proceeds shall constitute Collateral.

(c)            AMC will not, and will not permit any of its subsidiaries to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the 2029 Secured Notes or the 2029 AHG Secured Notes, or any Permitted Refinancing thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the 2029 Secured Notes or the 2029 AHG Secured Notes, or any Permitted Refinancing thereof, except:

(i)            payment of regularly scheduled interest and principal payments as, in the form of payment, and when due in in accordance with the express terms thereof;

(ii)            refinancings of 2029 Secured Notes or 2029 AHG Secured Notes with Indebtedness that, if secured by Liens on any assets of the Muvico Group, (x) is secured by Liens on such assets of the Muvico Group constituting Collateral and (y) has Junior Lien Priority; and

(iii)           (x) the conversion or exchange of 2029 Secured Notes or 2029 AHG Secured Notes into Equity Interests (other than Disqualified Equity Interests) of AMC or any of its direct or indirect parent companies or (y) repayments, redemptions, purchases, defeasances and other payments of 2029 Secured Notes or 2029 AHG Secured Notes using the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of AMC or any of its direct or indirect parent companies, the proceeds of which are used to concurrently finance such repayment, redemption, purchase, defeasance or other payment.

(d)            From the Issue Date until the date that is six (6) months following the receipt of Required Shareholder Approval (the “ATM Restricted Period”), AMC shall not (and shall its Subsidiaries not to) engage in any “at-the-market” offering of any Common Stock; provided that:

(i)            during the ATM Restricted Period, AMC may conduct one or more “at-the-market” offerings of Common Stock for cash, for aggregate net proceeds not in excess of $50,000,000; provided that no more than 25,000,000 shares of Common Stock may be offered or sold in such offerings during the ATM Restricted Period; and

(ii)            in the event that, at any time during the ATM Restricted Period, either (x) the price per share of Common Stock (determined based on the average of the Daily VWAPs for any period of two (2) consecutive Trading Days during the ATM Restricted Period) exceeds 200% of the Soft Call Trigger Price or (y) 100,000,000 or more shares of Common Stock have traded for prices in excess of 200% of the Soft Call Trigger Price, then, in either case of the foregoing clauses (ii)(x) and (ii)(y), solely with respect to any “at-the-market” offering of Common Stock for cash consideration equal to or greater than 200% of the Soft Call Trigger Price, the restrictions on issuances of Common Stock set forth in this Article IV-B(c) shall cease to apply.

(e)            Upon obtaining the Required Shareholder Approval, AMC shall publicly disclose such approval (including the number of shares of Common Stock authorized pursuant to such Required Shareholder Approval) in a widely disseminated press release.

Article V.
Successors

Section 5.01      Merger, Consolidation, Amalgamation and Sale of All or Substantially All Assets. Neither Holdings nor the Company shall consolidate or amalgamate with or merge with or into any other Person or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person unless at the time and after giving effect thereto:

(a)            either: (i) the Company or Holdings, as applicable, shall be the continuing Person; or (ii) the Person (if other than the Company or Holdings, as applicable) formed by such consolidation or into which the Company or Holdings, as applicable, is merged or the Person which acquires by sale, assignment, transfer, lease or other disposition all or substantially all of the properties and assets of the Company or Holdings, as applicable, (the “Surviving Entity”) shall be an entity organized or existing under the laws of the United States of America or any political subdivision thereof, and shall, in either case, expressly assume all the Obligations of the Company or Holdings, as applicable, under the Notes, this Indenture, the Security Documents and each Applicable Intercreditor Agreement then in effect, as applicable; provided that neither the Company nor Holdings shall consolidate or amalgamate with, or merge with or into, AMC or any of its subsidiaries (other than any Muvico Group Entity);

(b)            immediately before such transaction and after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(c)            [reserved];

(d)            to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Surviving Entity are assets of the type that would constitute Collateral under the Security Documents, the Surviving Entity will take such action to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; and

(e)            each Guarantor (unless, in the case of Holdings or any Subsidiary Guarantor, it is the other party to the transactions above, in which case clause (a)(ii) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Notes outstanding and this Indenture pursuant to supplemental indentures.

(f)            In connection with any consolidation, merger, transfer or lease contemplated in Section 5.01(a), the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

(g)            In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any person (other than Holdings, the Company or any other Subsidiary Guarantor) and shall not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (other than to Holdings, the Company or any other Subsidiary Guarantor or in a transaction pursuant to which the Guarantee of the Subsidiary Guarantor is released pursuant to Article XI) unless:

(i)            the resulting, surviving or transferee Person shall be an entity organized or existing under the laws of the United States of America or any political subdivision thereof and such Person (if not such Subsidiary Guarantor) shall expressly assume all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee by supplemental indenture, executed and delivered to the Trustee, and joinders to the applicable Security Documents and Applicable Intercreditor Agreements;

(ii)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)          the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

(iv)         to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Subsidiary Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Subsidiary Guarantor will promptly cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; and

(v)          the transaction is made in compliance with Section 4.16.

Section 5.02      Successor Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or the Company, as applicable, in accordance with Section 5.01, the successor entity formed by such a consolidation or into which Holdings or the Company, as applicable, is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of Holdings or the Company, as applicable, under the Notes and this Indenture, with the same effect as if such successor entity had been named as the Company herein. In the event of any transaction (other than a lease) described and listed in Section 5.01 in which Holdings or the Company, as applicable is not the continuing entity, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of Holdings or the Company, as applicable, and Holdings or the Company, as applicable, shall be discharged from all obligations and covenants under the Notes and this Indenture.

Article VI.
Defaults and Remedies

Section 6.01      Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a)            default in the payment of the principal of or premium, if any, on any Note when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or upon acceleration, redemption or otherwise;

(b)            default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of thirty (30) days;

(c)            default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary contained in this Indenture or the Security Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a) or (b) above) and continuance of such default or breach for a period of thirty (30) days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least thirty percent (30%) in aggregate principal amount of the Notes then outstanding;

(d)            (i) one or more defaults in the payment of principal on Indebtedness of Holdings, any Subsidiary or any Guarantor, with an aggregate principal amount of at least $250,000,000, when the same becomes due and payable, including at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, (ii) either (x) the 2029 AHG Secured Notes, the 2029 Secured Notes or the Existing Exchangeable Notes or (y) any other Indebtedness (other than the Term Loan Obligations) with an aggregate principal amount of at least $250,000,000 shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the Stated Maturity thereof or (iii) default in the performance, or breach, of any covenant or agreement of the Company, any Subsidiary or any Guarantor relating to the Term Loan Obligations, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due (after notice or the passage of time or both) or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity; provided that this clause (d)(iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(e)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of AMC, Holdings, the Company, any Guarantor, prior to any Odeon Holdco Intercompany Loan Payoff (x) Odeon Holdco, (y) Odeon or (z) any subsidiary of Odeon that is a Significant Subsidiary of AMC or any of their respective debts, or of a material part of any of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for AMC, Holdings, the Company, any Guarantor, prior to any Odeon Holdco Intercompany Loan Payoff (x) Odeon Holdco, (y) Odeon or (z) any subsidiary of Odeon that is a Significant Subsidiary of AMC or for a material part of any of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(f)            AMC, Holdings, the Company, any Guarantor, or prior to any Odeon Holdco Intercompany Loan Payoff (x) Odeon Holdco, (y) Odeon or (z) any subsidiary of Odeon that is a Significant Subsidiary of AMC shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 6.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for AMC, Holdings, the Company, any Guarantor, prior to any Odeon Holdco Intercompany Loan Payoff (x) Odeon Holdco, (y) Odeon or (z) any subsidiary of Odeon that is a Significant Subsidiary of AMC or for a material part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(g)            one or more enforceable judgments for the payment of money in an aggregate amount in excess of $250,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against AMC, Holdings, the Company, any Guarantor, prior to any Odeon Holdco Intercompany Loan Payoff (x) Odeon Holdco, (y) Odeon or (z) any subsidiary of Odeon that is a Significant Subsidiary of AMC or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of AMC, the Company, any Guarantor, or prior to any Odeon Holdco Intercompany Loan Payoff (x) Odeon Holdco, (y) Odeon or (z) any subsidiary of Odeon that is a Significant Subsidiary of AMC that are material to the businesses and operations thereof to enforce any such judgment;

(h)            (i) any Lien on any material portion of the Collateral purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by any of AMC, Holdings, the Company or any other Guarantor not to be, a valid and perfected Lien (having the priority required by this Indenture and the Security Documents), except (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) as a result of the failure of the Controlling Collateral Agent or Designated Senior Representative, as applicable (1) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (2) file UCC continuation statements, (C) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (D) as a results of acts or omissions of the Controlling Collateral Agent or Designated Senior Representative, as applicable; and (ii) such default continues for thirty (30) days after receipt of written notice given by the Trustee or the Holders of not less than thirty percent (30%) in aggregate principal amount of the then outstanding Notes;

(i)            (i) any provision of the Indenture or any Security Document, (ii) any material provision of any other Exchangeable Notes Document or (iii) any Guarantee shall for any reason be asserted by AMC, Holdings, the Company or any other Guarantor not to be, or shall cease to be, a legal, valid and binding obligation of any party thereto other than as expressly permitted hereunder or thereunder;

(j)            except as permitted by this Indenture, the Guarantee of any Guarantor shall cease to be in full force and effect; or

(k)            (x) Holdings shall cease to own, directly, 100% of the Equity Interests of the Company (or the Surviving Entity of the Company following a transaction permitted by Section 5.01), (y) AMC shall cease to own, directly or indirectly, 100% of the Equity Interests of Holdings (or the Surviving Entity of Holdings following a transaction permitted by Section 5.01), or (z) prior to any Odeon Holdco Intercompany Loan Payoff, or unless a Odeon Holdco Intercompany Loan Payoff occurs as a result thereof, Odeon Holdco shall cease to own, directly, 88.3% of the Equity Interests of Odeon and/or the Odeon Holdco Intercompany Loan shall cease to be secured by a pledge of 100% of the Capital Stock of Odeon owned by Odeon Holdco from time to time.

(l)            failure by the Company to deliver or pay (or cause to be delivered or paid) the applicable Exchange Consideration or Exchange Adjustment Consideration following a Voluntary Exchange on the applicable Exchange Date, and such default continues for two (2) Business Days.

Section 6.02      Acceleration; Rescission and Annulment.

(a)            If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f)) occurs and is continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of not less than thirty percent (30%) in aggregate principal amount of the Notes outstanding, by notice to the Company and the Trustee, may declare the principal of, premium, if any (including the Early Acceleration Premium, as set forth in this Section 6.02), and accrued and unpaid interest, if any, on, all the Notes to be due and payable. If an Event of Default specified in Section 6.01(e) or (f) occurs and is continuing, then the principal of, premium, if any (including the Early Acceleration Premium, as set forth in this Section 6.02), and accrued and unpaid interest, if any, on, all the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee shall have no obligation to accelerate the Notes if in the reasonable judgment of the Trustee, acceleration is not in the interest of the Holders.

(b)            At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article, the Required Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, if:

(i)            the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(A)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B)            all overdue interest on all Notes;

(C)            the principal of (and premium, if any, on) any Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

(D)            to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(ii)            all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)            In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof shall be automatically annulled if, within ten (10) Business Days after such Event of Default arose, the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case as a result of an Event of Default whether automatically or by declaration, the amount of principal of, accrued and unpaid interest and premium on the Notes that shall automatically and immediately then be due and payable shall be equal to the principal amount of the Notes then outstanding plus accrued and unpaid interest on the Notes to, but excluding, such date of acceleration plus (i) if the Required Shareholder Approval has been obtained by the applicable date, the Exchange Adjustment Consideration (which, for the avoidance of doubt, shall be paid as Cash Exchange Adjustment Consideration), as if such acceleration were a Voluntary Exchange of the Notes so accelerated, or (ii) if the Required Shareholder Approval has not been obtained by the applicable date, (A) the Applicable Premium in effect on such date, if any, or (B) the redemption premium applicable to the Notes as of such date (as set forth in Section 6 of the Notes), if any (the amount determined in accordance with the foregoing clauses (i) and (ii), the “Early Acceleration Premium”).

Without limiting the generality of the foregoing, if the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default (including an event of default relating to certain events of bankruptcy, insolvency or reorganization (including the acceleration of claim by operation of law)), the Early Acceleration Premium shall also be automatically and immediately due and payable, without any declaration or other act on the part of the Trustee, the Notes Collateral Agent or any Holder, as though the Notes had been subject to a Voluntary Exchange or optional redemption, as applicable, and shall constitute part of the Exchangeable Notes Obligations in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Early Acceleration Premium becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Early Acceleration Premium) from and after the applicable triggering event, including in connection with certain events of bankruptcy, insolvency or reorganization of the Company. Any premium payable above shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes (and not unmatured interest or a penalty) and AMC, Holdings, the Company, Odeon Holdco and each other Guarantor agrees that it is reasonable under the circumstances currently existing. The premium shall also be automatically and immediately due and payable in the event the Notes or this Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding or otherwise, deed in lieu of foreclosure or by any other means. EACH OF AMC, HOLDINGS, THE COMPANY, ODEON HOLDCO AND EACH OTHER GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. AMC, Holdings, the Company, Odeon Holdco and each other Guarantor expressly agrees (to the fullest extent it may lawfully do so) that: (A) the foregoing premium is reasonable and is the product of an arm’s-length transaction between sophisticated business entities ably represented by counsel; (B) the foregoing premium shall be payable under the circumstances described herein notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between Holders and such Person giving specific consideration in this transaction for such agreement to pay the foregoing premium; (D) such Person shall be estopped hereafter from claiming differently than as agreed to in this paragraph; and (E) such Person shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Early Acceleration Premium under the circumstances described herein, and such Person shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Early Acceleration Premium. AMC, Holdings, the Company, Odeon Holdco and each other Guarantor expressly acknowledges that its agreement to pay or guarantee the premium to Holders as herein described are individually and collectively a material inducement to Holders to purchase the Notes and that such premium to Holders shall be deemed to be earned on the Issue Date.

Section 6.03      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04      Waiver of Past Defaults. Subject to Section 6.02, the Required Holders voting together as a single class by notice to the Trustee may waive an existing Default and its consequences under this Indenture and the Security Documents, except (a) a Default in the payment of the principal of or interest on a Note held by a non-consenting Holder, (b) a Default arising from a failure to offer to repurchase the Notes on the Fundamental Change Repurchase Date in accordance with the provisions of Section 3.10, or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05      Control by Majority. Subject to any Applicable Intercreditor Agreement, the Required Holders voting together as a single class may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or Notes Collateral Agent with respect to the Notes. However, the Trustee or the Notes Collateral Agent, as applicable may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee or Notes Collateral Agent, as applicable, determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or Notes Collateral Agent, as applicable in personal liability. Prior to taking any action hereunder, the Trustee and/or Notes Collateral Agent shall be entitled to reasonable indemnification, in its sole discretion, against all losses and expenses caused by taking or not taking such action.

Section 6.06      Limitation on Suits. Subject to any Applicable Intercreditor Agreement, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)            such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting together as a single class shall have made a written request, and such Holder or Holders shall have offered, to the extent satisfactory to the Trustee, security or indemnity against the loss, liability or expense (including attorneys’ fees) to be incurred in compliance with such request, to the Trustee to pursue such proceeding as trustee; and

(c)            the Trustee has failed to institute such proceeding and has not received from the Required Holders a direction inconsistent with such request, within sixty (60) days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or interest on such Notes on or after the applicable due date specified in such Note, or the Company’s obligations to exchange any Notes pursuant to Article X on or after the respective due dates therefor provided in this Indenture and the Notes. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcements of the payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, and to exchange the Notes for the consideration and in the manner specified in Article X, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10      Priorities. Subject to any Applicable Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee (acting in any capacity hereunder) and the Notes Collateral Agent, in each case for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest on, or any Exchange Consideration due upon exchange of, the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

Section 6.12      Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII.
Trustee

Section 7.01      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting upon, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)             Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.02      Rights of Trustee. Subject to the provisions of Section 7.01:

(a)            The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee, to the extent satisfactory to the Trustee, security or indemnity against the loss, liability or expense (including attorneys’ fees) that might be incurred by it in compliance with such request or direction.

(f)             In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)            The Trustee shall not be required to give a note, bond or surety in respect of the trusts and powers under this Indenture.

(i)              The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(j)             Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(k)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(l)             None of the Trustee, Exchange Agent, Paying Agent nor Notes Collateral Agent shall have any liability or responsibility for any calculation hereunder or in connection with the Notes or for any data or other information used in any such calculation or determination hereunder, including, but not limited to in connection with any conversion or exchange of any Notes.

Section 7.03      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent, Exchange Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05      Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within forty-five (45) days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06      Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2024, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of March 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Sections 313(b) and 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07         Compensation and Indemnity. The Company shall pay to the Trustee (acting in any capacity hereunder) and any predecessor Trustee from time to time such compensation for its services as shall from time to time be agreed to in writing by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee (acting in any capacity hereunder) upon request for all documented expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee (acting in any capacity hereunder) against any and all loss, liability or expense (including documented attorneys’ fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expenses or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All rights, protections, indemnifications and releases from liability granted hereunder to the Trustee shall extend to it acting in any capacity hereunder and its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.08         Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee by so notifying the resigning Trustee of its replacement. The Company shall remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or its property; or

(d)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Required Holders and such Holders do not reasonably promptly (but in any event, within thirty (30) days following such resignation or removal) appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated; any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10         Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a).

Section 7.11         Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b): A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Article VIII.
Discharge of Indenture

Section 8.01         Discharge of Liability on Notes; Defeasance.

(a)            When (i) either (A) all outstanding Notes that have been authenticated (other than Notes replaced pursuant to Section 2.07 and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (B) all Notes under this Indenture that have not been delivered to the Trustee for cancellation have become due and payable, whether at the Maturity Date, upon redemption, a Soft Call Date or a Fundamental Change Repurchase Date or will become due and payable within one (1) year or have been called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article III or pursuant to a Soft Call Notice and the Company irrevocably deposits or causes to be deposited with the Trustee in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium and accrued interest to the Maturity Date, the applicable redemption date, the Soft Call Date or Fundamental Change Repurchase Date; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Notes; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued thereunder at the Maturity Date, the applicable redemption date, Soft Call Date or Fundamental Change Repurchase Date, as the case may be, then upon demand of the Company (accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Company, to the Trustee stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Notes and the Liens on the Collateral securing the Notes will be released.

(b)            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the satisfaction and discharge of those obligations that the Company terminates.

(c)            Subject to Section 8.01(d) and Section 8.02, and solely to the extent that the Required Shareholder Approval has not been obtained, from and after the date that is six (6) months after the Interest Adjustment Date, the Company may, at its option, and at any time elect to (i) have the obligations of the Company discharged with respect to all outstanding Notes and the applicable Security Documents and all obligations of the Guarantors discharged with respect to their Guarantees, and have Liens on the Collateral securing the Notes released (“legal defeasance option”) or (ii) its and the Guarantors’ obligations under Sections 3.10, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.16, 4.17, 4.20, 4.22, 5.01(b), 5.01(d), 5.01(e), 5.01(f) and 5.01(g) and Articles IV-A and IV-B (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), (d), (e) (solely with respect to Subsidiaries of AMC), (f) (solely with respect to Subsidiaries of AMC), (g), (h), (i), (j) and (k).

(d)            Notwithstanding clauses (a), (b) and (c) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, Article III, 4.01, 7.07, 7.08, 8.03, 8.04, 8.05 and 8.06 and Article X (and the Holder’s rights to submit a Notice of Voluntary Exchange under Article III and exchange its Notes in accordance with Article X) shall survive until the Notes have been paid and/or exchanged in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

Section 8.02         Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a)            The Required Shareholder Vote shall not have been obtained by AMC;

(b)            The Notes shall be optionally redeemable at such time pursuant to Section 6 of the Notes, subject to Section 8.01(c) above;

(c)            The Company shall irrevocably have deposited or caused to be deposited, in each case, in trust with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee), without reinvestment, to pay the principal of (and premium, if any) and interest on the outstanding Notes on the Maturity Date (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give the Trustee, in accordance with Section 3.01 hereof, a notice of its election to redeem all of the outstanding Notes at a future date in accordance with Article III;

(d)            unless only U.S. dollars shall have been so deposited, the Company delivers to the Trustee an Officer’s Certificate expressing that the scheduled payments of such and interest on the deposited Government Securities plus any deposited money shall be sufficient, without reinvestment, to pay the principal, premium, if any, and interest when due on all outstanding Notes of such series to maturity or redemption, as the case may be;

(e)            in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(f)             in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(g)            No Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit and defeasance;

(h)            the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with; and

(i)             For the avoidance of doubt and notwithstanding anything herein to the contrary, this Section 8.02 shall not apply following receipt of Required Shareholder Approval.

Section 8.03         Application of Trust Money. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes subject to its customary procedures and those of any relevant depositary.

Section 8.04         Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them upon payment of any amounts due to the Holders, or otherwise, hereunder.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two (2) years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.05         Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee (acting in any capacity hereunder) against any tax, fee or other charge imposed on or assessed against deposited Government Securities, or the principal and interest received on such Government Securities, other than such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06         Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article IX.
Amendments

Section 9.01         Without Consent of Holders. The Company and AMC, Holdings and any other Guarantor (with respect to its Guarantee, this Indenture, the Intercreditor Agreements or the other Security Documents to which it is a party and excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor), the Trustee and the Notes Collateral Agent, without the consent of any Holders, may amend the Notes, the Guarantees, this Indenture, any Intercreditor Agreement then in effect or the other Security Documents, for any of the following purposes:

(a)            to cure any ambiguity, omission, defect or inconsistency in a manner that does not materially adversely affect any Holder in any respect;

(b)            to comply with Section 5.01;

(c)            to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(d)            [reserved];

(e)            to add to the covenants of AMC, Holdings, the Company, Odeon Holdco or any other Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon AMC, Holdings, the Company, Odeon Holdco or any other Guarantor;

(f)            to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(g)            to make any change that does not adversely affect the rights of any Holder in any respect;

(h)            to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(i)             to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, a successor Notes Collateral Agent, a successor Paying Agent or a successor Exchange Agent hereunder pursuant to the requirements hereof;

(j)             to add a Guarantor under this Indenture, any Intercreditor Agreement, and/or the other Security Documents or Exchangeable Notes Documents;

(k)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not adversely affect the rights of Holders to transfer Notes;

(l)             to add Collateral with respect to any or all of the Notes and/or the Guarantees;

(m)           to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(n)            to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents, this Indenture (including pursuant to Section 4.07(a) and including any release of any Lien that is not then otherwise required by this Indenture to be pledged as security for the Notes) or any Intercreditor Agreement;

(o)            to comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(p)            (i) to add any junior lien secured parties, and/or the Notes Collateral agent as senior lien secured party, to any Intercreditor Agreement, to the extent not inconsistent with the terms of this Indenture;

(q)            in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to any Intercreditor Agreement, or to modify any such legend as required by such Intercreditor Agreement;

(r)             with respect to the Intercreditor Agreements then in effect or the Security Documents, as provided in the relevant Intercreditor Agreement or Security Document, as applicable;

(s)            to provide for the succession of any parties to the Security Documents, or any Intercreditor Agreement (and any amendments that are administrative or ministerial in nature that do not adversely affect the rights of the Holders in any material way), in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the definitive documentation governing Indebtedness permitted to be incurred pursuant to Section 4.05 or any other agreement that is permitted by this Indenture;

(t)             enter into supplemental indentures pursuant to, and in accordance with, Section 10.12, in connection with a Merger Event;

(u)            [reserved]; or

(v)            to adjust the Exchange Rate as provided in this Indenture.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or security documents or intercreditor agreements authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Notes Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents or intercreditor agreements that affect its own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. Except as set forth in Section 9.01(a), the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02         With Consent of Holders. The Company, AMC, Holdings and the other Guarantors and the Trustee and the Notes Collateral Agent may modify or amend this Indenture, the Notes, any Guarantee, any Applicable Intercreditor Agreement and the other Security Documents and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, any Guarantee, any Applicable Intercreditor Agreement or any other Security Document may be waived, in each case, with the consent of the Required Holders (including any consents or waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder affected thereby (or, solely in the case of Section 9.02(f) below, the Required Supermajority Holders), a modification or amendment may not:

(a)            change the Maturity Date of the principal of, or the time for, payment of any installment of interest on, any Notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or otherwise as provided in this Indenture, or change the coin or currency in which the principal of any Notes or any premium or the interest thereon is payable;

(b)            reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of the payment of, the Fundamental Change Repurchase Price;

(c)            amend the contractual right expressly set forth in this Indenture (including Section 6.07) or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the Stated Maturity or redemption date of any such Notes;

(d)            reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(e)            modify any of the provisions of this Section 9.02 or Sections 6.04 and 6.05, except to increase the percentage of outstanding Notes the consent of whose Holders is required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(f)             (i) amend or modify any term or provision within the Exchangeable Notes Documents to permit the issuance or incurrence of any Indebtedness for borrowed money (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money) with respect to which (A) the Liens on all or substantially all of the Collateral securing the Exchangeable Notes Obligations would be subordinated or (B) all or any portion of the Exchangeable Notes Obligations would be subordinated in right of payment (including by means of a “waterfall” provision), except for (1) any “debtor-in-possession” facility (or similar financing under applicable law) or (2) any other Indebtedness for borrowed money so long as a bona fide opportunity to participate in such Indebtedness is offered ratably to all adversely affected Holders on a no less than pro rata basis (other than with respect to customary backstop or similar fees and expense reimbursement) or (ii) make any change in any Security Document or the provisions in this Indenture or the other Exchangeable Notes Documents (A) modifying the application of proceeds of the Collateral, or releasing or having the effect of releasing the Liens on all or substantially all of the Collateral or (B) to release, or have the effect of releasing, all or substantially all of the value of the Guarantees;

(g)            permit any transfer of intellectual property that is material to the business of the Muvico Group Entities by any Muvico Group Entity to AMC or any subsidiary of AMC (other than Holdings, the Company or any Subsidiary Guarantor) (except as provided in the Intercompany Agreements as in effect on the date hereof);

(h)            modify any of the provisions of Section 2.14 or 3.07; or

(i)             make any change that adversely affects the exchange rights of any Note (including with respect to any Voluntary Exchange or Exchange Adjustment Triggering Event) or modifies the consideration due in respect of an exchange of any Note, except as permitted by Sections 9.01(t) or (v).

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Company in the execution of such amended or supplemental indenture or security documents or intercreditor agreements (or any joinder with respect to any of the foregoing) upon the receipt of an Officer’s Certificate and Opinion of Counsel stating that such execution and delivery is permitted by the Indenture and all conditions precedent relating to such execution and delivery have been satisfied, unless such amended or supplemental indenture or security documents or intercreditor agreements directly affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

In addition, Holders will be deemed to have consented for purposes of the Security Documents and the Intercreditor Agreements, and the Notes Collateral Agent and the Trustee will be authorized, to amend or supplement the Security Documents or enter into a new intercreditor agreement to add additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under this Indenture. In executing any such amendment, supplement, joinder, consent or waiver to Intercreditor Agreements or other Security Document or in entering into a new intercreditor agreement or Security Document, the Trustee and Notes Collateral Agent shall be entitled to receive and (subject to their duties set forth in this Indenture) shall be fully protected in relying upon an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement, joinder, consent or waiver or new agreement is authorized or permitted by such Intercreditor Agreement and/or other Security Document, as the case may be, and complies with the provisions thereof and of this Indenture. Notwithstanding anything in this Indenture to the contrary, no opinion of counsel shall be required in connection with the execution by the Trustee or Notes Collateral Agent of any such amendment, supplement, joinder, consent waiver or other modification to any Intercreditor Agreement and/or the other Security Documents or the entering into of a new intercreditor agreement or Security Document.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03         Actions Taken by Initial Holders. In the case of any consent, waiver or other action to be taken by a Holder with respect to Notes beneficially owned by an Initial Holder, the Company and the Trustee, in their respective sole discretion, upon evidence satisfactory to each that such Notes are beneficially owned by such Initial Holder, may accept any consent, waiver or other action taken by such Initial Holder with respect to Notes it beneficially owns as having been provided or performed by the Holder thereof.

Section 9.04         Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. Such record date shall be a date not more than thirty (30) days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than one hundred eighty (180) days after such record date.

For all purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

Section 9.05         Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06         Trustee To Sign Amendments. The Trustee and the Notes Collateral Agent shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, in its sole discretion, and to receive, in addition to the documents required by Section 13.04 and (subject to Section 7.01) shall be fully protected in relying upon and shall be entitled to receive, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Article X.
EXCHANGE OF NOTES

Section 10.01       Exchange Privilege.

(a)            Subject to the conditions and upon compliance with the provisions of this Article X, each Holder shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1.00 principal amount or an integral multiple thereof) of its Notes with the Company at any time during the period commencing on the Exchangeability Effective Date and ending at the Close of Business on the second Trading Day immediately preceding the final maturity date of the Notes (a “Voluntary Exchange”).

(b)            Upon exchange of Notes, such Holder shall be entitled to receive from the Company the amounts and types of consideration due upon exchange specified in this Article X based on the applicable Exchange Rate then in effect and the principal amount of and (subject to Section 10.03) accrued and unpaid interest, if any, on the Notes being exchanged on the applicable Exchange Date. The Exchange Rate in effect at any time shall be subject to adjustment in the manner set forth herein.

(c)            The Company shall deliver to the Trustee on or prior to the fifth calendar day immediately prior to the expected Exchangeability Effective Date, as determined by the Company in good faith, a written notice stating the expected Exchangeability Effective Date.

Section 10.02       Exercise of Exchange Privilege.

(a)            Before any Holder of a Note shall be entitled to exchange such Note or any portion thereof having a principal amount of $1.00 or an integral multiple thereof pursuant to Section 10.01, such Holder shall complete and execute (including electronically) and deliver (email being sufficient if delivered to the email addresses set forth in Section 13.02) a properly completed and irrevocable written notice to the Company and to the Exchange Agent in the Form of Notice of Exchange set forth in Exhibit G hereto (a “Notice of Voluntary Exchange”; the date such notice is delivered to the Company and to the Exchange Agent prior to the Close of Business on such date, a “Voluntary Exchange Notice Date”); provided that:

(i)             in the case of Notes represented by a Global Note, such Holder shall also (A) be required to surrender such Notes for exchange by transferring such Notes to the Exchange Agent through the facilities of DTC and comply with the applicable exchange procedures of DTC in effect at that time, including furnishing appropriate endorsements, and transfer documents if required by the Company or the Exchange Agent, (B) if required, pay all transfer or similar taxes, if any, as set forth in Section 10.10, and (C) if required, pay funds to the Company equal to the excess accrued interest paid to such Holder as set forth in Section 10.03(f); and

(ii)            in the case of a Definitive Note, such Holder shall also (A) be required to surrender such Notes, duly endorsed to the Company or in blank (and, if required, accompanied by appropriate endorsements and transfer documents), at the office of the Exchange Agent, (B) if required, pay all transfer or similar taxes, if any, as set forth in Section 10.10, and (C) if required, pay funds to the Company equal to the excess accrued interest paid to such Holder as set forth in Section 10.03(f).

(b)            [reserved].

(c)            If a Holder of a Note has submitted such Note for repurchase upon an Offer to Purchase in accordance with this Indenture, such Holder may not surrender such Note for exchange until the Holder validly withdraws its election prior to the consummation of such Offer to Purchase in accordance with the terms thereof. For the avoidance of doubt, any Notes submitted for repurchase pursuant to an Offer to Purchase and not validly withdrawn by the Holder and not repurchased pursuant to the Offer to Purchase may be submitted for exchange in accordance with this Article X following the applicable consummation of such Offer to Purchase.

Section 10.03       Settlement of Exchange Privilege.

(a)            Within two (2) Business Days following any Voluntary Exchange Notice Date, the Company shall deliver a written notice (electronically) to the applicable exchanging Holder at the last email address provided by such Holder to the Company providing notice of (a “Voluntary Exchange Settlement Notice”), with a copy to the Exchange Agent:

(i)            the date on which the applicable consideration in respect of such Voluntary Exchange shall be delivered (which date shall be the first Business Day immediately following the later of (A) the date of the Voluntary Exchange Settlement Notice and (B) the date on which such Holder completes any applicable requirements set forth in Section 10.02(a) or otherwise reasonably required by the Exchange Agent, each, an “Exchange Date”),

(ii)           specifying the Exchange Rate in effect at the time of such Voluntary Exchange,

(iii)          specifying the amount of consideration (expressed as a number of shares of Common Stock and dollar figure, if applicable) to be received in respect of such Voluntary Exchange (including, (1) whether accrued and unpaid interest on the Notes being exchanged shall be settled in shares of Common Stock or in cash and (2) the amount and form of the Exchange Adjustment Consideration).

(b)            If the Company does not timely deliver a Voluntary Exchange Settlement Notice in accordance with Section 10.03(a), or fails to elect a settlement method with respect to any accrued and unpaid interest, if any, on the Notes being exchanged, then (i) the Company shall be deemed to have delivered such Voluntary Exchange Settlement Notice and elected to settle such accrued and unpaid interest in shares of Common Stock and (ii) the Exchange Date for such Voluntary Exchange shall be the third Business Day following such Voluntary Exchange Notice Date (and, for the avoidance of doubt, the Company’s failure to timely make such delivery and election will not constitute a Default or Event of Default).

(c)            The number of shares of Common Stock and amount of cash, if any, that the Company is required to pay or deliver (or cause to be paid or delivered), as the case may be, in respect of any exchange of Notes pursuant to a Voluntary Exchange (the “Exchange Consideration”) shall be computed as follows:

(i)             if the Company elects to satisfy the Company’s exchange obligations with respect to any accrued and unpaid interest on the Notes subject to such Voluntary Exchange through shares of Common Stock, the Company shall deliver (or cause to be delivered) to the exchanging Holder in respect of the amount of the Notes being exchanged, a whole number of shares of Common Stock equal to the product of: (A) 1/1000, (B) the principal amount of Notes subject to such exchange plus any accrued and unpaid interest thereon to, but excluding, the Exchange Date, and (C) the Exchange Rate; and

(ii)            if the Company elects to satisfy the Company’s exchange obligations with respect to any accrued and unpaid interest on the Notes subject to such Voluntary Exchange in cash, the Company shall deliver and pay (or cause to be delivered and paid) to the exchanging Holder (1) in respect of the principal amount of the Notes being exchanged, a whole number of shares of Common Stock equal to the product of: (A) 1/1000, (B) the principal amount of Notes subject to such exchange, and (C) the Exchange Rate, and (2) cash equal to the amount of accrued and unpaid interest thereon, to, but excluding, the Exchange Date.

(d)            Delivery or payment, as the case may be, of the Exchange Consideration due upon exchange in accordance with this Section 10.03 shall occur on the Exchange Date.

(e)            Each exchange shall be deemed to have been effected immediately preceding the Close of Business on the relevant Exchange Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such exchange shall be treated as the holder of record of such shares as of the Close of Business on the Exchange Date. Upon an exchange of any Notes, and without prejudice to such Holder’s right to any payment under Section 10.04(b) and under the last sentence thereof, such person will no longer be a Holder of such Notes surrendered for exchange.

(f)            Notwithstanding the foregoing, if a Holder exchanges its Notes pursuant to a Voluntary Exchange such that the Exchange Date therefor is after the Close of Business on a record date but prior to the Open of Business on the immediately following Interest Payment Date, to the extent the Holder of such Notes at the Close of Business on such record date receives the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding such exchange, then for purposes of the definition of “Exchange Consideration” when used with respect to such Notes, accrued and unpaid interest on such Notes shall be deemed paid and no increase to the Exchange Consideration shall be made and the Holder may be required to reimburse the Company in cash for any excess accrued interest paid in respect of the period between the Exchange Date and the next Interest Payment Date.

(g)            If any Note is submitted for exchange to the Exchange Agent or the Exchange Agent receives any Notice of Voluntary Exchange with respect to a Note, then the Exchange Agent will promptly (and, in any event, within two (2) Business Days following any Voluntary Exchange Notice Date) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company or Exchange Agent, and will cooperate with the Company to determine the Exchange Date for such Note in accordance with the definition thereof.

(h)            In the absence of alternative arrangements, including pursuant to applicable registration rights, shares of Common Stock will be delivered in registered book-entry form on the transfer records of AMC’s transfer agent with any applicable private placement legend.

Section 10.04       Exchange Adjustment Consideration.

(a)            In the event of an Exchange Adjustment Triggering Event as a result of a Voluntary Exchange, the Company shall, at its option, deliver or pay (or cause to be delivered or paid), as applicable, to the applicable exchanging Holder, in addition to the Exchange Consideration, the applicable Exchange Adjustment Consideration.

(b)            The Exchange Adjustment Consideration due in respect of any Voluntary Exchange shall be due and payable on the applicable Exchange Date; provided that any Cash Exchange Adjustment Consideration (including if due as part of Combination Exchange Adjustment Consideration) paid in connection with a Voluntary Exchange shall be paid (or caused to be paid, including through the Company’s designated Paying Agent, with prior written notice to such Paying Agent and any necessary direction and/or documentation the Paying Agent may reasonably require at such time) by the Company in twelve (12) equal installments over a twelve (12) month period (with the first monthly installment being paid on either the first or fifteenth day of the month immediately following the Exchange Date and each subsequent installment being paid on such date of each month thereafter) unless the Company in its sole discretion elects to pay the Cash Exchange Adjustment Consideration or any portion thereof earlier. For the avoidance of doubt, notwithstanding the Voluntary Exchange of any Notes and the settlement in respect thereof or anything else in this Indenture to the contrary, until the final installment of Cash Exchange Adjustment Consideration is paid (or caused to be paid, including through the Company’s designated Paying Agent) by the Company, such remaining Cash Exchange Adjustment Consideration shall constitute an Obligation hereunder secured by Liens on the Collateral with the same priority as the Liens securing the other Obligations hereunder.

Section 10.05       Fractions of Shares. The Company shall not issue any fractional share of Common Stock upon exchange of the Notes and shall instead round the number of shares of Common Stock delivered in lieu of any fractional share of Common Stock down to the nearest whole share. Neither the Trustee nor the Exchange Agent will have any duty to make any such computation.

Section 10.06       Adjustment of Exchange Rate. The Exchange Rate shall be adjusted, without duplication, from time to time by the Company (with notice to the Exchange Agent) as follows, except that the Exchange Rate shall not be adjusted if Holders of the Notes participate as specified in Section 10.06(o) below in any of the dividends or distributions described in this Section 10.06 (other than (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding the Notes, without having to exchange their Notes as if they held a number of shares of Common Stock equal to the product of (i) the applicable Exchange Rate in effect immediately after the Close of Business on the date for determination of holders of Common Stock entitled to receive such distribution, multiplied by (ii) the quotient of (x) the aggregate principal amount of Notes held by such Holders at such time divided by (y) $1,000 (any such dividend or distribution to the holders of Common Stock in which Holders of Notes participate, a “Received Dividend”):

(a)            If AMC issues or otherwise distributes shares of Common Stock exclusively as a dividend or distribution to all or substantially all holders of the shares of Common Stock (other than any Received Dividend), or if AMC effects a share split or share combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Merger Event, as to which Section 10.12 will apply), the Exchange Rate shall be adjusted based on the following formula:

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date of such dividend or distribution, or immediately preceding the Open of Business on the effective date of such share split or share combination, as the case may be;

ER1 =	the new Exchange Rate in effect immediately after the Open of Business on such “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately preceding to the Open of Business on such “ex” date or immediately preceding to the Open of Business on the effective date of such share split or share combination, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is announced or declared but not so paid or made, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than (i) as result of a reverse share split, share combination or equivalent action thereto or (ii) with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 10.06 and Section 10.07, “effective date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b)            If AMC distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan, as to which Section 10.06(i) will apply) entitling them for a period of not more than forty-five (45) days from the record date of such distribution to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the shares of Common Stock on the ten (10) consecutive Trading Days immediately preceding the date that such distribution was first publicly announced (other than any Received Dividend), the Exchange Rate shall be increased based on the following formula:

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date for such distribution;

ER1 =	the new Exchange Rate in effect immediately after the Open of Business on the “ex” date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately preceding the Open of Business on the “ex” date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights, options or warrants, divided by (y) the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the date “ex” date for such distribution.

Any increase in the Exchange Rate made under this Section 10.06(b) shall become effective immediately after the Open of Business on the “ex” date for such distribution.

For purposes of this Section 10.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than such average of Last Reported Sale Prices of the shares of Common Stock, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by AMC for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that any such rights, options or warrants are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be decreased, effective as of the time of such expiration, to the Exchange Rate that would then be in effect if such rights, options or warrants had not been so distributed. If any such dividend or distribution in this clause (b) is announced or declared but not paid or made, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the two immediately preceding sentences).

(c)            If AMC distributes shares of the Company’s Capital Stock, evidences of AMC’s indebtedness, other assets or property of AMC or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of shares of Common Stock, excluding:

(i)            dividends or distributions of shares, or of rights, options or warrants to purchase or subscribe for shares, of Common Stock as to which the provisions of Section 10.06(a) or Section 10.06(b), as applicable, shall apply;

(ii)           dividends or distributions paid exclusively in cash as to which the provisions of Section 10.06(d) shall apply;

(iii)          dividends or distributions of Reference Property solely pursuant to a Merger Event, as to which the provisions of Section 10.12 shall apply;

(iv)          any distribution constituting a Received Dividend;

(v)           rights issued or otherwise distributed pursuant to a shareholder rights or similar plan, except to the extent provided in Section 10.01(i);

(vi)          a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which the provisions of Section 10.06(e) shall apply; and

(vii)         Spin-Offs as to which the provisions set forth below in this Section 10.06(c) shall apply,

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date for such distribution;

ER1 =	the new Exchange Rate in effect immediately after the Open of Business on the “ex” date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding share of Common Stock on the “ex” date for such distribution.

Any increase made under the portion of this Section 10.06(c) set forth above shall become effective immediately after the Open of Business on the “ex” date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding such Note, without having to exchange such Note, the amount and kind of Distributed Property that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect immediately after the Close of Business on the date for determination of holders of Common Stock entitled to receive such distribution multiplied by (ii) the quotient of (x) the aggregate principal amount of such Note divided by (y) $1,000, and Section 10.06(o) shall apply to such distribution as if such distribution were a Received Dividend. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such distribution. If any such distribution described in this Section 10.06(c) is declared or announced but not paid or made, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the shares of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of AMC (other than solely pursuant to a Merger Event, as to which Section 10.12 shall apply, or a tender offer or exchange offer for shares of Common Stock, as to which Section 10.06(e) shall apply), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0 =	the Exchange Rate in effect immediately preceding the Close of Business on the last Trading Day of the Valuation Period;

ER1 =	the new Exchange Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV =	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or similar equity interest distributed in such Spin-Off (determined by reference to the definition of “Last Reported Sale Price” as set forth in Section 1.01 of this Indenture as if references therein to shares of Common Stock were to such Capital Stock or similar equity interest) over the ten (10) consecutive Trading Day period commencing on (and including) the “ex” date of the Spin-Off (such period, the “Valuation Period”) and (y) the number of shares or units of such Capital Stock or similar equity interests distributed per share of Common Stock in such distribution; and

MP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period; provided, however, that in respect of any exchange of Notes, if the relevant Exchange Date occurs during the Valuation Period, in determining the Exchange Rate, references in the preceding paragraph with respect to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the “ex” date of such Spin-Off to (but excluding) such Exchange Date.

If any such distribution described in this Section 10.06(c) is declared or announced but not paid or made, the new Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 10.06(c) (and subject in all respects to Section 10.06(i)), rights, options or warrants distributed by AMC to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of AMC’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Exchange Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 10.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and “ex” date with respect to new rights, options or warrants with such rights, options (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other such event (of the type described in the immediately preceding sentence) with respect thereto that was deemed to effect a distribution of rights, options or warrants, in each case for which an adjustment to the Exchange Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted, effective as of the date of such final redemption or purchase, to give effect to such distribution, deemed distribution or Trigger Event or other such event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted, effective as of such expiration or termination date, as if such rights, options and warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b), Section 10.06(d) and this Section 10.06(c), if any dividend or distribution to which this Section 10.06(c) or Section 10.06(d) is applicable (other than a Spin-Off) has the same “ex” date as one or both of:

(A)            a dividend or distribution of shares of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)            a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) or Section 10.06(d), as the case may be, is applicable (the “Clause C or D Distribution”) and any Exchange Rate adjustment required by this Section 10.06(c) or Section 10.06(d), as the case may be, with respect to such Clause C or D Distribution shall first be made, and (2) the “ex” date for the Clause B Distribution, if any, shall be deemed to immediately follow the “ex” date for the Clause C or D Distribution and any Exchange Rate adjustment required by Section 10.06(b) with respect to the Clause B Distribution shall then be made immediately after the adjustment pursuant to clause (1), except that, if determined by the Company, any shares of Common Stock that become outstanding as a result of the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately preceding the Open of Business on the “ex” date” within the meaning of Section 10.06(b), and (3) the “ex” date for the Clause A Distribution, if any, shall be deemed to immediately follow the “ex” date for the Clause C or D Distribution or the Clause B Distribution, as the case may be, and any Exchange Rate adjustment required by Section 10.06(a) with respect to the Clause A Distribution shall then be made immediately after the adjustments pursuant to clauses (1) and (2), except that, if determined by the Company, any shares of Common Stock that become outstanding as a result of the Clause A Distribution shall not be deemed to be “outstanding immediately preceding the Open of Business on such “ex” date” within the meaning of Section 10.06(a).

(d)            If AMC distributes any cash dividend or distribution to all or substantially all holders of shares of Common Stock (other than (i) any distribution of Reference Property pursuant to a Merger Event specified in Section 10.12 and (ii) any Received Dividend), the Exchange Rate shall be adjusted based on the following formula:

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date for such dividend or distribution;

ER’ =	the new Exchange Rate in effect immediately after the Open of Business on the “ex” date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution;

C =	the amount of such cash dividend or distribution the Company distributes on account of one share of Common Stock.

Any increase in the Exchange Rate made under this Section 10.06(d) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding Notes, without having to exchange such Note, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect on the “ex” date for such cash dividend or distribution multiplied by (ii) the quotient of (x) the aggregate principal amount of such Note divided by (y) $1,000, and Section 10.06(o) shall apply to such dividend or distribution as if such dividend or distribution were a Received Dividend. If any dividend or distribution described in this Section 10.06(d) is announced or declared but not so paid or made, the new Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

(e)            If AMC or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for shares of Common Stock (including, for the avoidance of doubt, in the case of a reverse split off) that is subject to the then applicable tender offer rules under the Exchange Act (other than open market repurchases or an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Days commencing on (and including) the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0 =	the Exchange Rate in effect immediately preceding the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER1 =	the new Exchange Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately preceding the date such tender or exchange offer expires (prior to giving effect to the purchase of any shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange pursuant to such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period commencing on (and including) the Trading Day next succeeding the date such tender or exchange offer expires.

The increase in the Exchange Rate under this Section 10.06(e) shall be determined on the last Trading Day of such ten (10) consecutive Trading Day period but shall become effective and be given effect at the Close of Business on the tenth Trading Day immediately following (and including) the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that in respect of any exchange of Notes, if the relevant Exchange Date occurs within such ten (10) consecutive Trading Day period, in determining the Exchange Rate, references in the preceding paragraph with respect to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the expiration date of such tender or exchange offer to (but excluding) such Exchange Date.

If AMC or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but AMC or Subsidiary is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines that applicable law so prevents, or rescinds, such purchases, to the Exchange Rate that would be in effect if such tender or exchange offer had not been made or had been made only in respect of such purchases that had been effected. For the avoidance of doubt, if the application of the formula in the preceding paragraph would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

(f)            [reserved].

(g)            Notwithstanding this Section 10.06 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any “ex” date as specified in Sections 10.06(a) through (e), and a Holder has exchanged its Note and the Exchange Date in respect of such exchange is on or after such “ex” date and on or prior to the related record date and such Holder would be treated as the record holder of shares of Common Stock as of the related Exchange Date pursuant to Section 10.03(e) based on an adjusted Exchange Rate otherwise becoming effective on such “ex” date, then, notwithstanding the foregoing Exchange Rate adjustment provisions, the Exchange Rate adjustment otherwise becoming effective on such “ex” date shall not be made for such exchanging Holder; and, instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock such Holder is entitled to receive upon exchange on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)            Except as stated in this Indenture, the Company will not adjust the Exchange Rate for the issuance or acquisition of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. The applicable Exchange Rate will not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on AMC’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or restricted stock units or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by AMC or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any right or warrant or exercisable, exchangeable or convertible security not described in this Section 10.06(h) and outstanding as of the Issue Date, including pursuant to the Permitted Transactions;

(iv)          upon the repurchase of any shares of Common Stock pursuant to an odd lot tender offer or an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.06(e);

(v)           for a change solely in the par value of the shares of Common Stock; or

(vi)          for accrued and unpaid interest, if any.

(i)            If AMC adopts a shareholder rights plan, then upon exchange of the Notes, in addition to the consideration otherwise payable in connection with such exchange, Holders will receive from the Company a corresponding amount of rights consistent with the rights distributed by AMC to other holders of Common Stock under such rights plan, unless prior to any exchange, the shareholder rights plan expires or terminates or the rights have separated from the shares of Common Stock in accordance with such rights plan, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if AMC distributed, to all holders of shares of Common Stock, Distributed Property consisting of such rights as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(j)            In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.06, and to the extent permitted by applicable law and applicable listing rules of any U.S. national securities exchange on which the shares of Common Stock are then listed, (i) the Company in its sole discretion from time to time may increase the Exchange Rate by any amount for a period of at least twenty (20) Business Days and (ii) the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note at its last address appearing on the note register a notice of the increase at least fifteen (15) days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(k)            Adjustments to the Exchange Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(l)            For purposes of this Section 10.06, (i) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of AMC so long as AMC does not make or issue any dividend or distribution on shares of Common Stock held in the treasury of AMC but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) the dividend or distribution of any issued shares of Common Stock owned or held by or for the account of AMC shall be deemed a dividend or distribution of shares of Common Stock.

(m)            For the avoidance of doubt, the closing of the Permitted Transactions shall not result in any adjustment of the Exchange Rate, or any other terms of the Notes except as set forth herein.

(n)            Prior to the date for determination of holders of shares of Common Stock entitled to receive a distribution constituting a Received Dividend, the Company shall deliver a written notice to the Trustee that the Company intends to treat such distribution as a “Received Dividend” hereunder. If the Company shall have given such a notice to the Trustee of its intention to treat a distribution as a Received Dividend, the Company and AMC shall not permit any tender or exchange offer to which Section 10.06(e) applies to expire on, or on any day within the period of ten (10) Trading Days ending on (and including) the Trading Day next preceding, such date for determination.

(o)            At the same time AMC makes a distribution constituting a Received Dividend to holders of Common Stock, the Company shall distribute, to each Person who was the Holder of a Note that was outstanding immediately after the Close of Business on the date for determination of holders of shares of Common Stock entitled to receive such distribution (whether or not such Note is outstanding on the date of such distribution), an amount equal to the amount of securities, cash or other assets that would have been receivable upon such distribution by a holder of the number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect at such time multiplied by (ii) the quotient of (x) the aggregate principal amount of such Note divided by (y) $1,000.

Section 10.07       Adjustments of Prices

. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days (including a Valuation Period), the Company shall make any adjustments to each that it reasonably determines in good faith to be appropriate to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate (or changes to the market price per share of Common Stock resulting from any such event) where the “ex” date, effective date or expiration date, as the case may be, of the event occurs at any time during the period when such Last Reported Sale Prices or Daily VWAPs are to be calculated, without duplication of any adjustment made pursuant to Section 10.06.

Section 10.08       Notice of Adjustments of Exchange Rate

. Whenever the Exchange Rate is determined (including, for the avoidance of doubt, initially, in connection with the Exchangeability Effective Date) and/or subsequently adjusted as herein provided, the Company shall deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate, as adjusted, and describing in reasonable detail the facts upon which such adjustment (if any) is based and the date of effectiveness of such Exchange Rate (including the Exchangeability Effective Date). Such certificate shall promptly be filed with the Trustee and with the Exchange Agent (if other than the Trustee), and the Company shall also notify the Holders through the Trustee of the Exchange Rate, as adjusted, and describing in reasonable detail the facts upon which such adjustment is based. Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 10.09       Certain Covenants.

The Company and AMC further agree:

(a)            AMC shall at all times following receipt of the Required Shareholder Approval maintain authorized for issuance and available, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury that are not committed for any other purpose, free from preemptive rights, a number of shares of Common Stock equal to the number of shares of Common Stock required to settle all exchanges contemplated by this Indenture, including in respect of the Initial Notes and the full amount of Additional Notes issuable hereunder (including in each case, any PIK Notes or interest that has been paid in kind thereon, as applicable) and the full amount of Shares Exchange Adjustment Consideration that could be payable hereunder on such Notes (and interest that has been paid in kind thereon) if it were elected.

(b)            AMC shall ensure at all times following receipt of the Required Shareholder Approval that all shares of Common Stock to be issued and delivered upon exchange of Notes have been duly authorized and validly issued and are fully paid and non-assessable, free of restrictions on transfer and free from all taxes, liens and charges with respect to the issue thereof (other than taxes payable by the Holder in respect of any issuance in a different name as specified in Section 10.10).

(c)            If on the relevant Exchange Date the Common Stock is listed on any U.S. national securities exchange or automated quotation system, the Common Stock to be issued upon exchange of the Notes shall be listed on such exchange or automated quotation system.

(d)            If any shares of Common Stock to be issued or delivered upon exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued or delivered upon exchange, AMC has secured such registration or obtained such approval, as the case may be.

(e)            In no event shall the Company initiate a Soft Call if any Common Stock constituting “Registrable Securities” to be delivered by the Company pursuant to an exchange in connection therewith are unable to be sold pursuant to an effective registration statement; provided that, the foregoing shall not apply with respect to Registrable Securities that are unable to be sold pursuant to an effective registration statement because the holder of such Registrable Securities has failed to provide on a timely basis information required to be included in such registration statement which the Company or AMC has reasonably requested in connection with the registration thereof.

Section 10.10       Taxes on Exchanges.

(a)            The Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties payable solely in respect of the issuance or delivery of shares of Common Stock upon any exchange of Notes hereunder; provided that the Company shall not be required to pay any such tax or duty that is due because the exchanging Holder requests such shares or any portion of Notes not exchanged to be issued in a name other than such Holder’s name, in which case the Holder shall pay such tax and the Exchange Agent may refuse to deliver the certificates representing or effect a book-entry transfer through DTC for the shares of Common Stock being issued or such unexchanged Notes in a name other than the Holder’s name until the Trustee receives the amount of any such tax or duty or the Holder has established to the satisfaction of the Company that such tax or duty has been paid.

(b)            Notwithstanding anything herein to the contrary, each of the Company, the Exchange Agent and any paying agent thereof that has a withholding obligation pursuant to the exchange of any Note (without duplication) shall be entitled to deduct and withhold from any amount payable hereunder such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable tax law. Any amounts that are so deducted or withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent that the amount so required under applicable tax law to be deducted or withheld from the payment of exchange consideration to an exchanging Holder exceeds the cash payments otherwise payable to such exchanging Holder, each of the Company, the Exchange Agent and any such paying agent thereof that has a withholding obligation pursuant to the exchange of any Note is hereby authorized to sell no more than such portion of the exchange consideration otherwise payable to the exchanging Holder as is necessary to provide sufficient funds to the Company or the Exchange Agent (or any such paying agent thereof that has a withholding obligation pursuant to the exchange of any Note), as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, the Exchange Agent or any such paying agent thereof that has a withholding obligation pursuant to the exchange of any Note shall notify such exchanging Holder of such sale and remit (x) the applicable portion of the net proceeds of such sale to the appropriate taxing authority and (y) the remaining net proceeds of such sale (after deduction for the amounts described in clause (x)) to such exchanging Holder. Prior to making any deduction or withholding pursuant to this Section 10.10(b), the Company, the Exchange Agent or such paying agent thereof (as applicable) shall use commercially reasonable efforts to provide the exchanging Holder reasonable advance notice and an opportunity to provide any forms or certifications that would reduce or eliminate the potential deduction or withholding and shall cooperate with the exchanging Holder in good faith to reduce or eliminate any such deduction or withholding.

Section 10.11       Notice to Holders Prior to Certain Actions. In case of any:

(a)            action by the Company, AMC or one of their Subsidiaries that would require an adjustment to the Exchange Rate under Section 10.06; or

(b)            Merger Event; or

(c)            voluntary or involuntary dissolution, liquidation or winding-up of AMC, the Company or any of their subsidiaries,

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture excluding, for the avoidance of doubt, Section 10.08), the Company shall cause to be filed with the Trustee and the Exchange Agent and to be sent to each Holder at such Holder’s address appearing on the note register, as promptly as practicable but in any event at least five (5) Business Days prior to the applicable date specified in clause (x) or (y) below (or, if the date on which the Company first knows of the applicable date specified in clause (x) or (y) below is later than such applicable date, no more than five (5) Business Days after such date on which the Company first has such knowledge), or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, a notice stating (x) the date as of which the holders of record of shares of Common Stock are to be determined for the purpose of such action by AMC or one of its Subsidiaries or, in the case of a share split or share combination, the effective date of such share split or share combination or, in the case of a tender or exchange offer, the date on which such tender offer or exchange offer commences, or (y) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such event or the operation of any provision herein consequent on or relating to such event.

If at any time the Company or AMC shall cancel any of the proposed transactions for which notice has been given under this Section 10.11 prior to the consummation hereof, the Company shall cause to be filed with the Trustee and the Exchange Agent and to be sent to each Holder at such Holder’s address appearing on the note register, as promptly as practicable, notice of such cancellation.

Section 10.12       Provision in Case of Merger Event.

(a)            In the event of:

(i)            any recapitalization, reclassification or change of the shares of Common Stock (other than a change only in par value or from par value to no par value or no par value to par value or solely as a result of a stock split or reverse stock split or subdivision or combination involving solely Common Stock that do not involve the issuance of any other series or class of securities);

(ii)           any consolidation, merger or combination involving AMC;

(iii)          any sale, lease or other transfer of the assets of AMC substantially as an entirety;

(iv)          any or binding statutory share exchange involving AMC; or

(v)           other similar event,

in each case, as a result of which the shares of Common Stock are converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash) or any combination thereof (any such event, a “Merger Event”; and such stock, other securities and/or other property or assets (including cash), the “Reference Property”; with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive on account of such Merger Event), then (x) from and after the effective time of such Merger Event, notwithstanding anything to the contrary in this Indenture or the Notes, the right to exchange each $1,000 of Notes for a number of shares of Common Stock equal to the Exchange Rate will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article X (or in any related definitions) were instead a reference to the same number of units of Reference Property and (y) at or prior to the effective time of such Merger Event, the Company, AMC, any other Person that is the surviving or transferee Person (if not AMC) of such Merger Event and (if applicable) any other issuer of securities constituting Reference Property, shall execute and deliver to the Trustee a supplemental indenture in accordance with Section 9.01 and this Section 10.12 providing for such change in the right to exchange each $1,000 of Notes;

provided, however, that, at and after the effective time of such Merger Event (i) any amount payable in cash upon exchange of the Notes as set forth under this Article X will continue to be payable in cash, subject to the adjustments contained in this Section 10.12, (ii) [reserved], (iii) the Daily VWAP of any unit of Reference Property or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP”, substituting, if applicable, the Bloomberg page for such class of securities in such definition, (iv) the Daily VWAP of any unit of Reference Property or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any unit of Reference Property or portion thereof that does not consist of a class of common equity securities, will be the fair value of such unit of Reference Property or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof) and (v) for purposes of the definition of “Fundamental Change” the term “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property.

If the Merger Event causes a holder of Common Stock to own or receive more than a single type of consideration (determined based in part upon any form of shareholder election), then:

(1)            the amount and type of Reference Property that a holder of shares of Common Stock would have owned or been entitled to receive in such Merger Event (and for which the Notes will be exchangeable) will be deemed to be the weighted average of the types and amounts of consideration actually owned or received by the holders of shares of Common Stock; and

(2)            the unit of Reference Property shall refer to the consideration referred to in clause (1) attributable to one share of Common Stock.

The Company shall notify, in writing, the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the types and amounts of consideration (including such weighted average) comprising a unit of Reference Property as soon as practicable after such determination is made.

If the unit of Reference Property consists entirely of cash in such Merger Event, then for all exchanges for which the Exchange Date occurs after the effective date of such Merger Event:

(A)          the consideration due upon exchange of Notes thereafter shall be paid solely in cash in an amount equal to the product of (i) the quotient of (x) the amount of the Notes being exchanged on the Exchange Date divided by (y) $1,000, multiplied by (ii) the Exchange Rate in effect on the Exchange Date, multiplied by (iii) the amount of cash constituting the unit of Reference Property; and

(B)           the Company shall satisfy the Company’s exchange obligation by paying cash to converting Holders on the second Business Day immediately following the Exchange Date.

Such supplemental indenture described in the first paragraph of this Section 10.12(a) shall provide for anti-dilution and other adjustments, in respect of the Reference Property, and covenants that the Board of Directors of AMC shall reasonably determine in good faith to be as nearly equivalent as is practicable to the adjustments and covenants provided for in this Article X in respect of Common Stock and otherwise preserve the economic interests of the Holders.

(b)            When the Company executes and delivers a supplemental indenture pursuant to Section 10.12(a), the Company shall promptly (i) deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent in this Indenture to such execution and delivery have been complied with, (ii) an Opinion of Counsel that all conditions precedent to the execution and delivery of such supplemental indenture have been complied with, and (iii) mail notice thereof to each Holder at its last address appearing on the note register or to DTC. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the note register provided for in this Notes Indenture, within sixty (60) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)            Neither the Company nor AMC shall become a party to any Merger Event unless its terms are consistent with this Section 10.12. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into shares of Common Stock as set forth in Section 10.03 prior to the effective time of such Merger Event.

(d)            The above provisions of this Section 10.12 shall similarly apply to successive Merger Events.

(e)            Notwithstanding the Exchange Rate adjustment provisions described in Sections 10.06(a) through (e), no adjustment to the Exchange Rate shall be made pursuant to such provisions in the event of any dividend, distribution, share split, share combination or issuance upon a Merger Event to which the provisions under this Section 10.12 apply.

Section 10.13       No Voting or Dividend Rights.

Except as may be specifically provided for herein, until the exchange record date in respect of the exchange of such Note:

(a)            no Holder of such Note shall have or exercise any rights by virtue hereof as a holder of shares of Common Stock, including, without limitation, the right to vote, to receive dividends and other distributions (other than Received Dividends) as a holder of shares of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of shares of Common Stock;

(b)            the consent of any such Holder as a holder of Notes shall not be required with respect to any action or proceeding of AMC requiring the consent of holders of shares of Common Stock;

(c)            no such Holder, by reason of the ownership or possession of such Note, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (other than Received Dividends) paid, allotted or distributed or distributable to the holders of shares of Common Stock prior to, or for which the relevant record date preceded, the exchange record date in respect of the exchange of such Note; and

(d)            no such Holder shall have any right not expressly conferred hereunder or by applicable law with respect to such Note held by such Holder.

For purposes of this Section 10.13, “exchange record date” means, in respect of the exchange of any Note, the date specified in Section 10.03(e) upon which the Person in whose name shares of Common Stock are issuable upon exchange of such Note shall be treated as the holder of record of such shares of Common Stock upon the exchange of such Note.

Section 10.14       No Responsibility of Trustee for Exchange Provisions.

(a)            The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to determine, or be liable or accountable for any failure of the Company to determine (or the Company’s determination), or be deemed to make any representation as to,

(i)            the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or any information used in any calculation, adjustment or determination, or herein or in any supplemental indenture provided to be employed, in making the same;

(ii)           the validity or value (or the type or amount) of any shares of Common Stock or cash or, after a Merger Event, Reference Property that may at any time be issued or delivered upon the exchange of any Note;

(iii)          the correctness of any provisions contained in any supplemental indenture entered into pursuant to the first paragraph of Section 10.12(a) relating either to the type or amount of Reference Property receivable by Holders upon the exchange of their Notes after any Merger Event or to any adjustment to be made with respect thereto; or

(iv)          the applicable Daily VWAP or Last Reported Sale Price.

(b)            Neither the Trustee nor any other Exchange Agent shall at any time be under any duty or responsibility to cause AMC to, or be accountable for any failure of AMC to, issue, transfer or deliver any shares of Common Stock or cash or, after a Merger Event, Reference Property upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article X.

Section 10.15       Beneficial Ownership Limitation.

(a)            Notwithstanding anything to the contrary in this Indenture or the Notes, no shares of Common Stock will be issued or delivered upon exchange of any Note (and in the case of a Notice of Voluntary Exchange not in connection with a Soft Call, the Note will not be exchangeable) to the extent, and only to the extent, that such exchange would result in such Holder (together with its Affiliates and any Person whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC), or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exchange (the restrictions set forth in this sentence, the “Ownership Limitation”). Any election to exchange the Notes, including pursuant to a Notice of Voluntary Exchange, shall be deemed automatically not to have been so delivered with respect to such portion of Notes, and the Company shall have no obligation to deliver any Common Stock with respect to such exercise, to the extent that the delivery of such Common Stock or any other security otherwise deliverable upon such exercise would result in the Holder (together with its Affiliates and any Person whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC), or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning Common Stock in excess of the Ownership Limitation. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC, including Rule 13d-3 under the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the exchange of such Notes without exceeding the Ownership Limitation, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) AMC’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by AMC or (z) any other written notice by the Company or AMC setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Upon any request of any Holder that indicates it may be subject to an Ownership Limitation in such Holder’s preparation for a Notice of Voluntary Exchange, the Company shall within one (1) Business Day confirm in writing (including by email) to such Holder the number of shares of Common Stock then outstanding (the latest confirmation, the “Confirmed Outstanding Share Number”). If the Confirmed Outstanding Share Number is greater than the actual number of outstanding shares of Common Stock at the time the Company receives a Notice of Voluntary Exchange, the Company shall, within one (1) Business Day, notify such Holder in writing (including by email) of the number of shares of Common Stock then outstanding and provide the Holder with the opportunity to submit a revised Notice of Voluntary Exchange before effecting such exchange. For the avoidance of doubt, the limitations on the exchange of any Note pursuant to this Section 10.15 will not, in themselves, cause such Note to cease to be outstanding (and interest will continue to accrue on any portion of a Note that has been tendered for exchange and whose exchange is suspended pursuant to this Section 10.15), and such limitations will cease to apply if and when such Note’s exchange will not violate this Section 10.15. For the avoidance of doubt, nothing in this Section 10.15 will affect the Company’s ability to elect any settlement method in accordance with this Indenture, so long as shares of Company Common Stock or any other security otherwise deliverable are not delivered in contravention of the Ownership Limitation.

(b)            If any Exchange Consideration or Shares Exchange Adjustment Consideration otherwise due upon the exchange of any Note is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Exchange Consideration or Shares Exchange Adjustment Consideration will not be extinguished, and the Company will deliver such Exchange Consideration or Shares Exchange Adjustment Consideration within three (3) Business Days after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Common Stock upon exchange of any Note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation. In the event that the issuance of Common Stock to the Holder upon the exchange of the Note results in the Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, being deemed to beneficially own, in the aggregate, more than the Ownership Limitation (as determined under Section 13(d) of the Exchange Act), such Common Stock in excess thereof shall be deemed null and void and shall be canceled ab initio, and the Holder shall not have the power to vote or to transfer such Common Stock; it being understood that notwithstanding the foregoing, the Company remains obligated and will deliver such Common Stock within three (3) Business Days after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation.

(c)            The provisions of this Section 10.15 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. The Common Stock issuable upon exchange of the Notes in excess of the Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert such Notes pursuant to this Section 10.15 shall have any effect on the applicability of the provisions of this Section 10.15 with respect to any subsequent determination of convertibility. The limitation contained in this Section 10.15 shall apply to the successor holder of such Notes.

(d)            Upon the occurrence of a Merger Event, (i) the Ownership Limitation and this Section 10.15 will thereafter apply with respect to such issuer whose equity holders are subject to Section 16 of the Exchange Act as if each reference to “Common Stock” in this Section 10.15 were instead a reference to the common equity (including depositary receipts representing common equity), if any, forming part of the Reference Property of such Merger Event; and (ii) if such Reference Property includes no such common equity or depositary receipts or such issuer’s equity holders following such Merger Event are not subject to Section 16 of the Exchange Act, then the Ownership Limitation and this Section 10.15 will thereafter cease to apply.

(e)            Neither the Trustee nor the Exchange Agent shall have any duty or responsibility to monitor the Ownership Limitation or to monitor the Company’s or any Holder’s compliance with this Section 10.15 or have any liability or responsibility for such compliance

Section 10.16       General Exchangeability Restrictions. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall the Notes be exchangeable for Common Stock under this Indenture prior to the Exchangeability Effective Date and Trustee shall have no duty or liability to monitor the passing of the Exchangeability Effective Date (or any other date or time period hereunder).

Article XI.
Guarantee

Section 11.01       Guarantee. Subject to the provisions of this Article XI, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under this Indenture and the Notes (including, without limitation, any interest, fees or expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not such interest, fees or expenses is an allowed claim under applicable state, federal or foreign law and the obligations under Section 7.07) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees that the Guarantor Obligations will rank equally in right of payment with other indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations. Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Notes or the Guarantor Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 11.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under, this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 11.03 hereof. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 11.01.

Section 11.02       Execution and Delivery. To further evidence its Guarantee, each Guarantor and other Person that is required to become a Guarantor hereby agrees to (x) execute this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, execute a supplement to this Indenture, substantially in the form of Exhibit C hereto and deliver it to the Trustee. Each such Guarantor agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.03       Limitation on Liability; Termination, Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(a)            Following delivery of an Officer’s Certificate to the Trustee stating the occurrence of any of the following events, each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its Obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall be automatically and unconditionally terminated, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required (other than delivery of such Officer’s Certificate) for the release of such Subsidiary Guarantor or the termination of such Subsidiary Guarantee:

(i)            upon a satisfaction and discharge of this Indenture as described under Section 8.01(a);

(ii)           upon the merger, amalgamation, consolidation or winding-up of such Subsidiary Guarantor with and into Holdings, the Company or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation, consolidation or winding-up, or upon the liquidation of such Subsidiary Guarantor;; or

(iii)          as described under Article IX hereof.

(b)            Following delivery of an Officer’s Certificate to the Trustee stating the occurrence of any of the following events, each AMC Group Obligor shall be automatically and unconditionally released and discharged from its Obligations under this Indenture and its Guarantee and such Guarantee shall be automatically and unconditionally terminated, and no further action by such AMC Group Obligor, the Company or the Trustee is required (other than delivery of such Officer’s Certificate) for the release of such AMC Group Obligor or the termination of such Guarantee:

(i)            upon the release or discharge of such AMC Group Obligor’s primary obligations under, and guarantees, of all Guarantee Reference Indebtedness, except (x) a discharge or release by or as a result of payment or (y) if at the time of the release and discharge of such Guarantee, such AMC Group Obligor would be required to guarantee the Notes pursuant to Section 4.10;

(ii)           upon a satisfaction and discharge of this Indenture as described under Section 8.01(a);

(iii)          in the case of each AMC Group Obligor other than AMC, upon the merger, amalgamation, consolidation or winding-up of such AMC Group Obligor with and into AMC or another AMC Group Obligor that is the surviving Person in such merger, amalgamation, consolidation or winding-up; or

(iv)          as described under Article IX hereof.

(c)            Following delivery of an Officer’s Certificate to the Trustee stating the occurrence of any of the following events, Holdings shall be automatically and unconditionally released and discharged from its Obligations under this Indenture and its Guarantee and such Guarantee shall be automatically and unconditionally terminated, and no further action by Holdings, the Company or the Trustee is required (other than delivery of such Officer’s Certificate) for the release of such Guarantor or the termination of such Subsidiary Guarantee:

(i)            upon a satisfaction and discharge of this Indenture as described under Section 8.01(a); or

(ii)           as described under Article IX hereof.

(d)            Notwithstanding the foregoing, no Guarantor may be released from its Guarantee if, on the date of and after giving effect to the release of such Guarantee, the Guarantor (or any subsidiary thereof) would own (or hold an exclusive license with respect to) any intellectual property that is material to the business of the Muvico Group Entities.

Section 11.04       Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 11.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 11.05       No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

Article XII.
Collateral

Section 12.01       Security Documents. The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Exchangeable Notes Obligations, subject to the terms of the Applicable Intercreditor Agreements. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Applicable Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into (or otherwise join, as applicable) the Security Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Applicable Intercreditor Agreement and any of the other Security Documents, the Applicable Intercreditor Agreement shall control.

Each Holder, by its acceptance of a Note, (a) agrees that it will be subject to and bound by and will take no actions contrary to the provisions of each Applicable Intercreditor Agreement, and (b) authorizes and instructs the Notes Collateral Agent to, on the Issue Date, enter into (or otherwise join, as applicable) each Intercreditor Agreement then in effect (and each other Applicable Intercreditor Agreement, as applicable, thereafter) as the Notes Collateral Agent, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall, at their sole expense, take all actions and make all filings (including filing UCC (including amendments and continuation statements) and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof), as security for the Obligations of Company and the Guarantors to the secured parties under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, of a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of each Applicable Intercreditor Agreement and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.

It is understood and agreed that:

(a)            with respect to any Collateral constituting assets of any AMC Group Obligor, prior to the Discharge of First Lien Obligations (solely for this purpose, as defined in the AMC Group First Lien Pari Passu Intercreditor Agreement) that are Term Loan Obligations, to the extent that the Controlling Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Collateral constituting assets of the AMC Group Obligors or makes any determination in respect of any matters relating to such Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets or the provision of any guarantee by any subsidiary of AMC (other than Holdings and any of its Subsidiaries) (including in connection with assets acquired, or subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the deadline therefor as set forth in the documentation governing the Indebtedness for which the Controlling Collateral Agent is the collateral agent), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents, and the judgment of the Controlling Collateral Agent in respect of any such matters under the documentation governing the Indebtedness for which the Controlling Collateral Agent is the collateral agent shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents; and

(b)            with respect to any Collateral constituting assets of any Muvico Group Entity, prior to the Discharge of Senior Obligations (solely for this purpose, as defined in the Muvico Group 1.5 Lien Priority Intercreditor Agreement), to the extent that the Designated Senior Representative is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Collateral constituting assets of the Muvico Group Entities or makes any determination in respect of any matters relating to such Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets or the provision of any guarantee by any Subsidiary (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the deadline therefor as set forth in the documentation governing the Indebtedness for which the Designated Senior Representative is the collateral agent), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents, and the judgment of the Designated Senior Representative in respect of any such matters under the documentation governing the Indebtedness for which the Designated Senior Representative is the collateral agent shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents.

Section 12.02       Release of Collateral.

(a)            Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Applicable Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, any Applicable Intercreditor Agreement and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Guarantees, and the applicable Collateral shall be automatically released from the Liens of the Collateral Agent, under any one or more of the following circumstances:

(i)            upon consummation of the sale, transfer or other disposition of such Collateral by the Company or a Guarantor to any Person other than the Company or a Guarantor, to the extent such sale, transfer or other disposition is permitted under this Indenture;

(ii)           in the case of a Guarantor that is released from its Guarantee pursuant to Section 11.03, with respect to the property and other assets of such Guarantor, upon the release of such Guarantor from its Guarantee;

(iii)          with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is permitted by this Indenture;

(iv)          with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(v)           in accordance with Section 4.07(a);

(vi)          [reserved];

(vii)         with respect to any Collateral, in connection with any enforcement action taken by the Controlling Collateral Agent or the Designated Senior Representative (or, in each case, such other similar defined term), as applicable, in accordance with the terms of each Applicable Intercreditor Agreement; or

(viii)        as described under Article IX.

(b)            The Liens on the Collateral securing the Notes and the Guarantees also shall automatically and without the need for any further action by any Person be terminated and released:

(i)            upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations in respect of the Notes under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(ii)           upon a satisfaction and discharge of this Indenture as described under Section 8.01(a); or

(iii)          pursuant to the terms of any Applicable Intercreditor Agreement.

(c)            In addition, any Lien on any Collateral may be (i) released or subordinated to any Lien on such Collateral that is created, incurred or assumed pursuant to clause (viii)(A) of the definition of “Permitted Liens” to the extent required by the terms of the obligations secured by such Liens and (ii) subordinated to any Lien on any Mortgaged Property if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property; provided such lease, easement, right of way or similar agreement is permitted by Section 4.07.

(d)            With respect to any release of Collateral, upon receipt of an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

Section 12.03         Suits to Protect the Collateral.

Subject to the provisions of Article VII and the Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a)            enforce any of the terms of the Security Documents; and

(b)            collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 12.04       Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Applicable Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.05       Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 12.06       Power Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 12.07       Certain Limits on Collateral.

Notwithstanding anything in this Indenture or any other Security Document, it is understood and agreed that:

(a)            Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Security Documents;

(b)            [reserved];

(c)            no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by a UCC filing);

(d)            [reserved];

(e)            no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiaries and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction);

(f)             no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements); and

(g)            neither the Company nor any Guarantor shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters.

Section 12.08       Notes Collateral Agent.

(a)            The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements, and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)            None of the Notes Collateral Agent or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)            The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Required Holders as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)            The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a responsible officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Required Holders (subject to this Section 12.08).

(f)            The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Required Holders, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)            The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)            The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, including joinders and supplements thereto, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i)             If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent, such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j)             The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)            The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Required Holders or as otherwise provided in the Security Documents.

(l)            If the Company or any Guarantor (i) incurs any obligations in respect of junior priority obligations at any time when no applicable Junior Lien Intercreditor Agreement is in effect and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an applicable Junior Lien Intercreditor Agreement in favor of a designated agent or representative for the holders of the junior priority obligations so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required pursuant to this Section 12.08(l) in connection with the Applicable Intercreditor Agreements (including pursuant to a joinder thereto) to be entered into.

(m)            No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)            The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o)            Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)            The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q)            The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Company or the Guarantors, the Required Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r)            Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document, Intercreditor Agreement or amendment or supplement thereto, to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document, Intercreditor Agreement or amendment or supplement thereto. Any such execution of a Security Document or amendment or supplement thereto shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Security Document, Intercreditor Agreement or amendment or supplement thereto have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents, Intercreditor Agreements or amendment or supplement thereto.

(s)            Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Required Holders or the Trustee, as applicable.

(t)             After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Required Holders, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u)            The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v)            In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Required Holders. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Required Holders. If the Notes Collateral Agent shall request direction from the Required Holders with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Required Holders, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)           Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)            Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of this Section 12.08 and Sections 13.04 and 13.05; provided that no Officer’s Certificate shall be required in connection with the Security Documents or Intercreditor Agreement to be entered into by (or otherwise joined by, as applicable) the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(y)            Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Security Documents and the Intercreditor Agreements, and shall solely act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents, the Intercreditor Agreements and the Collateral.

(z)            The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents and Intercreditor Agreements were named as this Indenture herein.

(aa)         The Company and the Guarantors shall furnish to the Trustee and the Notes Collateral Agent, within one hundred twenty (120) days after the end of each fiscal year (beginning with the first fiscal year ending after the Issue Date and after giving effect to any fiscal year end change effected on or after the Issue Date), an Officer’s Certificate (which may be the same certificate required to be delivered by the Company pursuant to Section 4.13) either (i) (x) stating that such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Exchangeable Notes Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken, and (y) stating that on the date of such Officer’s Certificate, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Notes Collateral Agent securing the Exchangeable Notes Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12-month period and such continuation statement or amendment is not effective if filed at the time of the Officer’s Certificate, such Officer’s Certificate may so state and in that case the Company and the Guarantors shall cause a continuation statement or amendment to be timely filed and become effective so as to maintain such Liens and security interests securing Obligations or (ii) stating that no such action is necessary to maintain such Liens or security interests.

Article XIII.
Miscellaneous

Section 13.01       [Reserved].

Section 13.02       Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Muvico, LLC

c/o

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, KS 66211

Attention: General Counsel

if to the Trustee (or any agent hereunder):

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Account Administrator – Muvico, LLC

Email: clientservices.usadcm@glas.agency and TMGUS@glas.agency provided, however, that any reports provided pursuant to Section 4.12 may be communicated via email to the email address of the then current representative of the Trustee.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

All notices, approvals, consents, requests and any communications under this Indenture must be in writing (provided that any communication sent to the Trustee must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company)), in English. The party providing electronic instructions agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.03      Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04      Certificate and Opinion as to Conditions. Except as otherwise specified in this Indenture, upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05      Statements Required in Certificate or Opinions. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument

Section 13.06      When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or the Guarantors or by any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.07      Rules by Trustee, Paying Agent, Exchange Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Exchange Agent and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 13.08      Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the States of New York or Missouri. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.09      Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 13.10      No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company and the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.11      Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and Notes Collateral Agent in this Indenture shall bind its successors.

Section 13.12      Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13      [Reserved].

Section 13.14      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.15      Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.16      USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MUVICO, LLC

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC ENTERTAINMENT HOLDINGS, INC. as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMERICAN MULTI-CINEMA, INC. as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

AMC ITD, LLC as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC CARD PROCESSING SERVICES, INC. as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CENTERTAINMENT DEVELOPMENT, LLC as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	President, Chief Financial Officer and Treasurer

AMC Theatres of UK Limited as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Director

[Signature Page to Indenture]

GLAS TRUST COMPANY LLC, as Trustee and Notes Collateral Agent

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

[Signature Page to Indenture]

Exhibit A

PROVISIONS RELATING TO THE NOTES

I.	DEFINITIONS

For the purposes of this Exhibit A the following terms shall have the meanings indicated below:

“AMC” means AMC Entertainment Holdings, Inc.

“Additional Notes” means the Senior Secured Exchangeable Notes due 2030 that may be issued from time to time subsequent to the Issue Date of the Initial Notes, as provided for in the Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of six months beginning on and including the later of (i) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee and (ii) the Issue Date, and with respect to any Additional Notes or PIK Notes that are Transfer Restricted Notes, it means the comparable six month period.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes” means the Rule 144A Global Note and the Regulation S Global with respect to the Notes.

“Global Notes Legend” means the legend appearing under such title on Appendix 1 to this Exhibit A.

“IAI” means any institution that is an “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act) that is not also a QIB.

“Initial Notes” means the Senior Secured Exchangeable Notes due 2030 in an initial aggregate principal amount of $194,380,980, issued on July 24, 2025.

“Interest Adjustment Date” means December 10, 2025.

“Issue Date” means (i) with respect to any PIK Notes, the date on which such PIK Notes shall be issued pursuant to Section 2.14 of the Indenture, (ii) with respect to any Additional Notes, the date on which such Additional Notes shall be issued under the Indenture and (iii) with respect to the Initial Notes and for all other purposes, July 24, 2025.

“Notes” means the Initial Notes, any Additional Notes and any PIK Notes, treated as a single class.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Required Shareholder Approval” means the approval of AMC’s shareholders required to increase the authorized number of shares of Common Stock by no less than the number that would permit the Notes (including, for the avoidance of doubt, the Initial Notes and the Consent Fee Notes, and all PIK Notes that may be issued in respect of the Initial Notes and the Consent Fee Notes through the Maturity Date) to be exchangeable on the terms set forth in Article X of the Indenture, assuming for such purposes the maximum number of shares of Common Stock that could be issued under the Indenture following determination of the Unadjusted Exchange Price (as defined in the Indenture).

“Restricted Notes Legend” means any of the restricted securities legends set forth in Section 2.3(e)(i) of this Exhibit A.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Note or any successor person thereto, who shall initially be the Trustee, with respect to the Global Notes.

“Transfer Restricted Notes” means any Notes that bear or are required to bear the Restricted Notes Legend set forth in Section 2.3(e)(i) of this Exhibit A.

1.1            Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Global Notes”	2.1(b)
“Regulation S Global Notes”	2.1(b)
“Rule 144A Global Notes”	2.1(b)

II.	THE NOTES

2.1            Form and Dating. (a) The Initial Notes and any Additional Notes shall be offered and sold by the Company from time to time and shall be fully and unconditionally guaranteed by AMC Entertainment Holdings, Inc. and each of the other Guarantors from time to time party to the Indenture. Unless issued in a transaction registered or exempt from, or not subject to the registration requirements under the Securities Act, the Initial Notes, any Additional Notes and any PIK Notes issued in respect thereof may be resold or transferred, initially, only to QIBs in reliance on Rule 144A and/or to non-U.S. persons in reliance on Regulation S.

(b)            Global Notes. Rule 144A Notes shall be issued, initially, in the form of one or more permanent global notes in fully registered form (the “Rule 144A Global Note”) and Regulation S Notes shall be issued, initially, in the form of one or more global notes in fully registered form (the “Temporary Regulation S Global Note”) and, following the termination of the Distribution Compliance Period the Temporary Regulation S Global Notes shall be exchanged for permanent global notes in fully registered form (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”), in each case without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominees and on the schedules thereto as hereinafter provided.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and pursuant to an order of the Company, authenticate and deliver, initially, one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository pursuant to instructions of the Depository, or held by the Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Securities Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)            Definitive Notes. In the event the Company reasonably determines that any Additional Notes are not eligible for resale under Rule 144A, the Additional Notes may be issued as one or more Definitive Notes. Otherwise, except as provided in Section 2.3, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

2.2            Authentication. The Trustee shall authenticate and deliver (a) Initial Notes for original issue in an initial aggregate principal amount of $194,380,980, (b) Additional Notes in accordance with the Indenture and (c) any PIK Notes, if and when issued pursuant to the Indenture, in each case, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3            Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing; and

(2)            are being transferred, or exchanged pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)            if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)            if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)            (i) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to or in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904, a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trustee, together with;

(i)            certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being (A) transferred (1) to a QIB in accordance with Rule 144A, (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, which certification shall be accompanied by a signed letter substantially in the form of Exhibit B, (3) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, (4) pursuant to an available exemption from the registration requirements of the Securities Act other than those in (1)-(3) above, or (5) to AMC or the Company or a subsidiary of either of the foregoing or (B) exchanged for a beneficial interest in a Global Note; and

(ii)           written instructions directing the Trustee to make, or directing the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Note represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the procedures of the Depository containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S (if available) or Rule 144A (if available) under the Securities Act or pursuant to or in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Exhibit A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository.

(iv)          In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse, of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be)and such other procedures as may from time to time be adopted by the Company.

(d)            Restrictions on Transfer of Regulation S Global Note.

(i)            Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (2) in an offshore transaction in accordance with Regulation S, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Notes (as set forth in Appendix I hereto) to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)           Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)            Legend.

(i)            Except as permitted by the following paragraphs (ii) and (iii), each certificate evidencing the Global Notes and the Definitive Notes and the Regulation S Global Note (prior to the expiration of the Distribution Compliance Period) (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO AMC, THE COMPANY OR ANY SUBSIDIARY OF EITHER OF THE FOREGOING, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER EVIDENCE SATISFACTORY TO EACH OF THEM) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Prior to the Distribution Compliance Period, each Regulation S Global Note shall also bear the following additional legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)            Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904:

(A)            in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B)            in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the beneficial owner thereof to exchange such Transfer Restricted Note for a beneficial interest in a Global Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144, or in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 (such certification to be in the form set forth on the reverse of the Note).

(iii)          Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear any Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(iv)          Any shares of Common Stock issued in exchange for any Notes in accordance with the Indenture on the records of AMC’s transfer agent will bear a notation or legend regarding transfer restrictions corresponding to the restrictions in place on the underlying Notes for which such shares of Common Stock are exchanged, unless and until such notation or legend may be removed because either such Common Stock (A) is freely transferable pursuant to an exemption from the Securities Act or (B) is being resold pursuant to an effective registration statement pursuant to registration rights held by the holder of such Common Stock.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated or Definitive Notes, redeemed, exchanged for shares of Common Stock, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated or Definitive Notes, redeemed, repurchased, exchanged for shares of Common Stock or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)           No service charge shall be made for any registration of transfer, exchange or exchange into shares of Common Stock, but the Company, the Trustee or the Exchange Agent may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 3.10 and 9.05 of the Indenture).

(iii)          The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note (1) that has been surrendered for exchange into shares of Common Stock (except to the extent that any portion of such Note is not subject to exchange), (2) that is subject to a Fundamental Change Repurchase Notice validly delivered and not withdrawn, (3) that is subject to a Soft Call following the Close of Business on the second (2nd) Business Day following a Soft Call Notice Date in accordance with Article III of the Indenture, or (4) for a period beginning ten (10) days before an offer to repurchase Notes or ten (10) days before an interest payment date.

(iv)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)            All Notes issued upon any registration of transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(h)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4            Certificated Notes.

(a)            Any Global Note deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1(b) shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within ninety (90) days of such notice, (ii) a Default or an Event of Default has occurred and is continuing under this Indenture or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge (although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Certificated Notes issued in exchange for any portion of a Global Notes transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1.00, and integral multiples of $1.00, in excess thereof and registered in such names as the Depository shall direct. Any certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Appendix I to this Exhibit A.

(c)            The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) above, the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

APPENDIX I
to EXHIBIT A

[FORM OF FACE OF NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO AMC, THE COMPANY OR ANY SUBSIDIARY OF EITHER OF THE FOREGOING, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER EVIDENCE SATISFACTORY TO EACH OF THEM) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Regulation S Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ONE AMC WAY, 11500 ASH STREET, LEAWOOD, KANSAS 66211.

[FORM OF FACE OF NOTE]
SENIOR SECURED EXCHANGEABLE NOTES DUE 2030

No.	CUSIP No.: ISIN:

MUVICO, LLC, a Texas limited liability company, promises to pay to CEDE & CO., or registered assigns, the principal sum of $ (      ) on April 30, 2030 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15, commencing December 15, 2025, and the Maturity Date.

Record Dates: June 1 and December 1.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the _____ day of ___________.

MUVICO, LLC

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

GLAS Trust Company LLC, as Trustee,
certifies that this is one of the Notes
referred to in the Indenture.

By:
Authorized Officer

Additional provisions of this Note are set forth on the other side of this Note.

[FORM OF REVERSE SIDE OF NOTE]
Senior Secured Exchangeable Notes due 2030

Interest. Muvico, LLC, a Texas limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown described below. The Company shall pay interest semiannually, in arrears, on June 15 and December 15 of each year, commencing December 15, 2025.

(a)            The Company shall, in accordance with clauses (b) and (c) below and Section 2.14 of the Indenture, pay interest on the Notes at an aggregate rate of 8.00% per annum, which rate shall increase to 13.00% per annum from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has not been obtained by AMC on or prior to such date; provided that, notwithstanding the foregoing, from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has been obtained by AMC (i.e., from and after the later to occur of the Interest Adjustment Date and the date that the Required Shareholder Approval has been obtained by AMC), the Company shall pay interest on the Notes at a rate of 1.50% per annum.

(b)            The Company shall pay interest on the Notes in cash (“Cash Interest”) at a rate of 6.00% per annum, which rate shall increase to 9.50% per annum from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has not been obtained by AMC on or prior to such date; provided that, notwithstanding the foregoing, from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has been obtained by AMC (i.e. from and after the later to occur of the Interest Adjustment Date and the date that the Required Shareholder Approval has been obtained by AMC), the Company shall pay interest on the Notes in cash at a rate of 1.50% per annum .

(c)            The Company shall pay interest on the Notes in kind, in accordance with Section 2.14(c) of the Indenture (“PIK Interest”), at a rate of 2.00% per annum, which rate shall increase to 3.50% per annum from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has not been obtained by AMC on or prior to such date; provided that, notwithstanding the foregoing, from and after the Interest Adjustment Date, to the extent that the Required Shareholder Approval has been obtained by AMC (i.e. from and after the later to occur of the Interest Adjustment Date and the date that the Required Shareholder Approval has been obtained by AMC), no PIK Interest shall be payable. PIK Interest on the Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from (and including) July 1, 2025. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

1.            Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the applicable Interest Payment Date (each, a “Record Date”) even if the Notes are canceled after the record date and on or before the interest payment date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company shall pay principal and Cash Interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (the “Depository”). The Company shall make all cash payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that cash payments on the Notes may also be made, in the case of a Holder of at least $2,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than ten (10) days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

At all times, PIK Interest on the Notes shall be payable in accordance with Section 2.14 of the Indenture.

2.             Paying Agent, Exchange Agent and Registrar

Initially, GLAS Trust Company LLC (the “Trustee”), shall act as Paying Agent, Exchange Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Exchange Agent, Registrar or co-registrar.

3.             Indenture

The Company issued the Notes under an Indenture dated as of July 24, 2025 (the “Indenture”), among the Company, the Guarantors party thereto from time to time, the Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by express reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior secured obligations of the Company and can be issued in an initial amount of $194,380,980 and additional amounts as part of the same series under the Indenture, in accordance therewith. The Indenture imposes certain limitations on the ability of AMC and its subsidiaries (including Holdings and its Subsidiaries (including the Company)) to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, create liens or consolidate, merge or sell all or substantially all of its assets. These limitations are subject to significant exceptions set forth in the Indenture.

The Guarantors (including each subsidiary of AMC that is required to guarantee the Guarantor Obligations pursuant to Section 4.10 of the Indenture) shall jointly and severally guarantee the Guarantor Obligations pursuant to the terms of the Indenture.

4.             Special Mandatory Redemption

Without limiting the obligations of the Company set forth in Sections 3.10 and 4.16 of the Indenture, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes except as provided below.

If, at any time on or after November 17, 2028, the aggregate principal amount of outstanding (i) 2029 AHG Secured Notes, (ii) 2029 Secured Notes and (iii) any Indebtedness in respect of any modification, refunding, replacement, substitution, restructuring or other refinancing thereof (together with, for the avoidance of doubt, all interest paid in kind on any such Indebtedness), in each case, with a Stated Maturity prior to the Maturity Date, collectively exceeds $190,000,000 (the “Special Mandatory Redemption Trigger Date”), the Required Holders may, by written notice to the Company (the “Special Mandatory Redemption Election Notice”), require the Company to redeem all of the Notes then outstanding by a date no later than ten (10) Business Days after the receipt of such Special Mandatory Redemption Election Notice (the “Special Mandatory Redemption End Date”) at a redemption price equal to 100% of the aggregate principal amount of the Notes then outstanding plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Notes pursuant to the immediately preceding paragraph, the Company will promptly, and in any event not more than five (5) Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the special mandatory redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date,” which date will be no later than the Special Mandatory Redemption End Date). The Trustee will then promptly deliver such notice electronically or by first-class mail to each Holder of Notes at the address of such Holder appearing in the note register or otherwise in accordance with the procedures of the Depository. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes and the Indenture will be discharged and cease to be of further effect.

5.             Soft Call

If a Soft Call Trigger Event occurs, the Company shall have the right, at its election, at any time, and from time to time, until the Close of Business on the second (2nd) Trading Day immediately preceding the Maturity Date, to redeem all (but not less than all) of the outstanding Notes for cash in the manner, and subject to the terms, set forth in Article III of the Indenture.

6.            Optional Redemption

Except as otherwise set forth herein or in Section 3.03 of the Indenture, the Notes may not be redeemed.

Solely to the extent that the Required Shareholder Approval has not been obtained by AMC, on and after July 31, 2027, the Company may redeem the Notes in whole at any time or in part from time to time:

(i)            from and including July 31, 2027 to and including April 30, 2028, at a redemption price equal to (A) (x) 100.0% plus (y) 50.0% of the then-applicable interest rate (determined as of date of the applicable notice of redemption in accordance with Section 2.14(a) of the Indenture) multiplied by (B) the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); and

(ii)           from and including May 1, 2028 to the Maturity Date at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption).

In addition, solely to the extent that the Required Shareholder Approval has not been obtained by AMC, at any time from and after the date that is 180 days following the Interest Adjustment Date until July 31, 2027, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) with respect to the Notes, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

If the redemption date is on or after a Record Date and on or before the related Interest Payment Date, such accrued and unpaid interest will be paid to the Person in whose name the Notes are registered at the Close of Business on such Record Date. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Notice of redemption must be sent to the Holders of the Notes called for redemption not less than 10 or more than 60 days prior to the applicable redemption date, in accordance with Section 8 below and Section 3.03 of the Indenture. In addition, notice of any redemption of the Notes permitted by the Indenture may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of any transaction. If such notice is delivered subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the applicable redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price may be made by AMC.

Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Notes be redeemed pursuant to this Section 6 on or after the date on which the Required Shareholder Approval is obtained by AMC. In the event that the Required Shareholder Approval is obtained after a notice of redemption has been issued by the Company in respect of the Notes pursuant to this Section 6, but prior to the redemption date set forth in such redemption notice, such redemption notice shall automatically be rescinded, and the Company will promptly notify all Holders of record of such rescission.

7.             Sinking Fund

The Notes are not subject to any sinking fund.

8.             Notice of Redemption

Notice of redemption shall be sent electronically or by first class mail, with a copy to the Trustee or the Registrar, as applicable, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depository not less than 10 nor more than 60 days prior to the applicable redemption date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the applicable redemption date is deposited with the Paying Agent on or before such redemption date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

9.             Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change

As provided in, and subject to the terms of, Section 3.10 of the Indenture, if a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in amounts of $1.00 or whole multiples of $1.00 in excess thereof) for cash in amount equal to 100% of the principal amount of Notes subject to repurchase plus accrued and unpaid interest (which shall be deemed to accrue at the PIK Rate), if any, on such Notes to, but excluding, the applicable Fundamental Change Repurchase Date.

10.            Exchange Consideration; Exchange Adjustment Consideration

The Holder of this Note may exchange this Note into Exchange Consideration in the manner, and subject to the terms, set forth in Article X of the Indenture.

In addition, at any time and from time to time, the Holder of this Note will be entitled to the Exchange Adjustment Consideration as provided in, and subject to the terms of, Section 10.04 of the Indenture.

11.           Denominations; Transfer; Exchange

The Notes are in registered form in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note that has been surrendered for exchange into shares of Common Stock (except to the extent that any portion of such Note is not subject to exchange), that is subject to a Fundamental Change Repurchase Notice validly delivered and not withdrawn, that is subject to a Soft Call following the Close of Business on the second (2nd) Business Day following a Soft Call Notice Date in accordance with Article III of the Indenture, or for a period beginning ten (10) days before an offer to repurchase Notes or ten (10) days before an interest payment date.

12.           Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

13.           Unclaimed Money

If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.           Amendment, Supplement and Waiver

The Indenture, the Notes or the Guarantees may be amended or supplemented as provided in Article IX of the Indenture.

15.            Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Required Holders may direct the Trustee in its exercise of any trust or power under the Indenture. The Required Holders, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

16.           Security

The Notes shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date of the Initial Notes, and at any time thereafter, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

17.           Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA and incorporated by reference into the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.           No Recourse Against Others

A director, officer, employee or stockholder, as such, of Holdings, the Company or any Guarantor shall not have any liability for any obligations of Holdings, the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.            Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.            Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.           Governing Law

THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.           ISINs and CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISINs and/or CUSIP numbers to be printed on the Notes and has directed the Trustee to use ISINs and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

In connection with any transfer of any of the Notes evidenced by this certificate occurring while the Notes are Transfer Restricted Notes after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐      (1)      pursuant to an effective registration statement under the Securities Act of 1933; or

☐      (2)      to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐      (3)      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

☐      (4)      pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or

☐      (5)      (i) pursuant to and in compliance with an exemption from the registration requirements of the Securities Act of 1933 other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State in the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act; or

☐      (6)      to AMC or the Company or a Subsidiary of either of the foregoing; or

☐      (7)      to the registrar for registration in the name of the holder, without transfer; or

☐      (8)      pursuant to any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if boxes (3), (4), (5) or (8) are checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:

Your Signature:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $_______. The following increases or decreases in this Global Note have been made (including as a result of payments of PIK Interest):

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Dated:

* Must be at least $1.00 or an integral multiple thereof.

Exhibit B

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Account Administrator – Muvico, LLC

Re:	Muvico, LLC (the “Company”) Senior Secured Exchangeable Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[______] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)            the offer of the Notes was not made to a person in the United States;

(2)            either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)            no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)            we have advised the transferee of the transfer restrictions applicable to the Notes.

B-1

You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]

By:
Authorized Signature

B-2

Exhibit C

FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

This Supplemental Indenture, dated as of [______], 20[__] (this “Supplemental Indenture”) among [name of future Guarantor] (the “Additional Guarantor”), a subsidiary of [[AMC Entertainment Holdings, Inc.][Centertainment Development, LLC]], Muvico, LLC (together with its successors and assigns, the “Company”) and GLAS Trust Company LLC, as Trustee and Notes Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee and Notes Collateral Agent have heretofore executed and delivered an Indenture, dated as of July 24, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of Senior Secured Exchangeable Notes due 2030 of the Company (the “Notes”);

WHEREAS, Section 4.10 of the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Additional Guarantor shall unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1       Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1       Agreement to be Bound. The Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2       Guarantee. The Additional Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee the Guarantor Obligations pursuant to Article XI of the Indenture on a senior secured basis.

ARTICLE III

Miscellaneous

SECTION 3.1       Notices. All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2       Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3       Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5       Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.6       Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7       Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[ADDITIONAL GUARANTOR], as a Guarantor

By:
Name:
Title:
[Address]

GLAS Trust Company LLC, as Trustee

By:
Name:
Title:

Exhibit D

NOTICE OF EXCHANGE1

AMC ENTERTAINMENT HOLDINGS, INC.

MUVICO, LLC

Senior Secured Exchangeable Notes due 2030

Legal Name of Beneficial Owner: _______________________________________

Address: ___________________________________________________________

____________________________________________________________

SSN or Taxpayer Identification Number: __________________________________

Contact name: _______________________________________________________

Telephone: __________________________________________________________

E-mail: _____________________________________________________________

Delivery of Notes for Exchange:

Subject to the terms of the Indenture, by executing and delivering this Notice of Exchange, the above named Beneficial Owner (the “Beneficial Owner”) hereby represents, warrants and certifies that it is the beneficial owner of the aggregate principal amount of the Notes identified below, irrevocably exercises its right to exchange its beneficial interest in the Notes for shares of Common Stock pursuant to the Indenture and directs the Company and AMC to exchange the undersigned’s beneficial ownership in the Notes for shares of Common Stock and cash, as applicable:

$                       2 aggregate principal amount of the Notes to be exchanged

CUSIP No.  62844J AC2

To initiate an exchange, the Beneficial Owner’s broker must surrender the Notes to the Exchange Agent through DTC. The Beneficial Owner must instruct its broker to surrender its Notes to the Exchange Agent by posting a DWAC of the Notes through the facilities of DTC, as follows:

1 Defined terms used in this Notice of Exchange that are not otherwise defined herein have the meanings assigned to them in the Senior Secured Exchangeable Notes due 2030 Indenture dated July 24, 2025, as supplemented from time to time.

2 Must be at least $1.00 or an integral multiple thereof.

Exchange Agent Information:

Exchange Agent Name: GLAS Trust Company LLC

Exchange Agent DTC Participant Number: DTC FAST# 50263

Attention: DCM Team / Muvico

Telephone: +1-201-839-2200

Email: clientservices.usadcm@glas.agency; TMGUS@glas.agency

Beneficial Owner’s Broker Information for DWAC of Notes:

DTC Participant Name:

DTC Participant Number:

Contact Name:

Telephone:

Email:

Delivery of Exchange Consideration:

Following receipt of this Notice of Exchange and surrender of the Notes as set forth above, shares of Common Stock to be issued in exchange for the Notes will be delivered by book-entry in the records of AMC’s transfer agent (the “Transfer Agent”) in the name of the Beneficial Owner and other information set forth above, with any applicable legend notated thereon.

[The Beneficial Owner hereby certifies that it is currently subject to the Ownership Limitation and, in accordance with Section 10.15 of the Indenture, the Beneficial Owner is not entitled to (and the Company and AMC shall not deliver) any Exchange Consideration or Shares Exchange Adjustment Consideration with respect to this notice in excess of the Ownership Limitation at this time. It being understood that the Company or AMC will deliver such Exchange Consideration or Shares Exchange Adjustment Consideration within three (3) Business Days after the Beneficial Owner provides written confirmation (email being sufficient) to the Company or AMC that such delivery will not contravene the Ownership Limitation.]3

An account statement may be requested from:

Computershare Investor Services

150 Royall Street

Canton, MA 02021

800-962-4284

https://www-us.computershare.com/Investor

3 To be included for any exercising Beneficial Owner which is subject to the Ownership Limitation at the time of exchange.

In lieu of the foregoing or following such issuance, as applicable, if the Beneficial Owner is named in a current prospectus that registers the resale of Common Stock and if the Beneficial Owner represents that it currently intends to distribute the Common Stock pursuant to such prospectus, it may arrange with the Transfer Agent listed above to have the Common Stock delivered to its broker through DTC.

Yes____/No ____: The Beneficial Owner is named in a current prospectus that registers the resale of Common Stock.

Yes____/No ____: The Beneficial Owner currently intends to distribute the Common Stock pursuant to such prospectus.

If the Beneficial Owner answered “Yes” to both of the foregoing statements, it may either (a) instruct its broker to take down shares of Common Stock via DRS once the shares have been registered on the books of the Transfer Agent listed above, or (b) request that its broker accept via DWAC the shares of Common Stock to be delivered.

Note: To accept Common Stock via DWAC, the Company or AMC must first ascertain the number of shares of Common Stock to be delivered and must communicate that number to both the Beneficial Owner and the Transfer Agent. The Company or AMC shall deliver such communication within one (1) Business Day following receipt of this Notice of Exchange.

The Beneficial Owner must instruct its broker to initiate a DWAC request to take receipt of Common Stock by posting the number of shares to be delivered.

The Beneficial Owner must provide below the broker information for the broker that will post the DWAC request. Once the broker initiates the DWAC request it must notify the Transfer Agent and the Company or AMC in order to accept the request and accept delivery of the shares and the Company or AMC shall cause the delivery of such Common Stock within one (1) Business Day following the Transfer Agent’s acceptance of such request. Failure by the broker to post the DWAC request or inform the Transfer Agent and Company or AMC in a timely manner will delay settlement.

DTC Participant Name for Delivery of Shares:

DTC Participant Number:

Contact Name:

Telephone:

Email:

Delivery of Cash:

If the Company so elects, accrued and unpaid interest, if any, on the Notes subject to this Notice of Exchange and all or a portion of the Exchange Adjustment Consideration, if any, may be delivered in cash.

The Beneficial Owner must provide the wiring instructions in Exhibit A.

Instructions for Delivery of this Notice of Exchange:

To deliver this Notice of Exchange, the Beneficial Owner must:

•	Accurately and completely provide the information required by this Notice of Exchange;

•	Execute the Notice of Exchange below; and

•	If not previously provided, attach the Beneficial Owner’s US Tax Identification Form on the most current version of Form W-9 or relevant Form W-8, as applicable.

This Notice must be emailed (to be followed by oral telephonic confirmation) to

Exchange Agent: GLAS Trust Company LLC

Attention: DCM Team / Muvico

Telephone: +1-201-839-2200

Email: clientservices.usadcm@glas.agency; TMGUS@glas.agency

Company: Muvico, LLC and AMC Entertainment Holdings, Inc.

Name: John Merriwether

Email: debt-notices@amctheatres.com; jmerriwether@amctheatres.com

Telephone: 913-213-2660 or 239-398-8366

The undersigned acknowledges that if the Exchange Date of a Note to be exchanged is after a record date and before the next interest payment date, then the beneficial interests in such Note, when surrendered for exchange, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note in respect of the period between the Exchange Date and the next interest payment date. If applicable, the Company will provide wire instructions to the Beneficial Owner and shall notify the Beneficial Owner of the amount of cash that must be paid thereby on account of such interest.

By completing this Notice of Exchange, the Beneficial Owner acknowledges and agrees that if such Beneficial Owner is required to pay transfer or similar taxes as set forth in Section 10.10 of the Indenture, that this Notice of Exchange, when delivered, must be accompanied by an amount of cash equal to such applicable tax amounts.

Date:
(Legal Name of Beneficial Owner)

By:
Name:
Title:

(Address)

(Phone Number and Email Address)

Exhibit A

Wiring Instructions

Bank Name:

Bank Address:

Account Name:

Account Number:

ABA Number:

Swift Code:

Call-back Contact:

[Attach Beneficial Owner’s Form W-9 or Form W-8 Here]

Schedule 4.17(a)

Mortgage Matters

Unless the Initial Purchasers holding a majority of the Notes then held by all Initial Purchasers shall otherwise consent (including through counsel to the Initial Purchasers by electronic mail to AMC):

1.	For each instance in which the Notes become entitled to a perfected security interest upon any Mortgaged Property as security for the Exchangeable Notes Obligations pursuant to Section 4.17 of the Indenture, within one hundred twenty (120) days (or such longer period as may be permitted under the Term Loan Agreement or any refinancing thereof), the Company and each Guarantor shall deliver to the Notes Collateral Agent:

(i)            counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property;

(ii)            a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Notes Collateral Agent (acting at the direction of the Required Holders)) of the Fair Market Value of such Mortgaged Property, as reasonably determined by AMC and agreed to by the Notes Collateral Agent (acting at the direction of the Required Holders), issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 4.07, together with such endorsements (other than a creditor’s rights endorsement), as the Notes Collateral Agent (acting at the direction the Required Holders) may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (provided, however, in lieu of a zoning endorsement the Notes Collateral Agent (acting at the direction of the Required Holders) shall accept a zoning letter);

(iii)          such affidavits and “gap” indemnifications as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above,

(iv)          a survey of each Mortgaged Property (other than any Mortgaged Property to the extent comprised of condominiums and to the extent the same cannot be surveyed) in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer),

(v)           a completed “Life of Loan” Federal Emergency Management (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations; and

(vi)         such customary legal opinions as the Notes Collateral Agent (acting at the direction of holders of a majority of the aggregate principal amount of Notes then outstanding) may reasonably request with respect to any such Mortgage or Mortgaged Property;

provided that the Notes Collateral Agent (acting at the direction of the Required Holders) may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Indenture or the Security Documents.

Schedule 4.17(b)

Control Agreements

Defined terms used in this Schedule 4.17(b) and not defined in the Indenture have the meanings ascribed to them in the Security Agreement. Unless the Initial Purchasers holding a majority of the Notes then held by all Initial Purchasers shall otherwise consent (including through counsel to the Initial Purchasers by electronic mail to AMC):

1.	Within sixty (60) days after the Issue Date, the Company shall use commercially reasonable efforts to deliver to the Notes Collateral Agent Deposit Account Control Agreements and Securities Account Control Agreements, as applicable, with respect to all of the Grantors’ Deposit Accounts and Securities Accounts (in each case, that are not Excluded Accounts or Excluded Assets pursuant to clause (f) of the definition thereof) that are in existence on the Issue Date pursuant to Section 3.03(f) of the Muvico Security Agreement and Section 3.03(f) of the AMC Security Agreement.